As filed with the U.S. Securities and Exchange Commission on August 24, 2026

Registration No. 333-297790

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BTC Digital Ltd.

(Exact name of Registrant as specified in its charter)

Cayman Islands	7374	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Siguang Peng

Telephone: +65 6022 2515

E-mail: ir@btct.us

61 Robinson Road Level 6 & 7

#738, Singapore 068893

(Address including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
+1 302-738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Fang Liu, Esq.

Dickinson Wright PLLC

1825 Eye Street, N.W., Suite 900

Washington, DC 20006

(202) 659-6920

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐ †

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling shareholders named in this preliminary prospectus may not sell these securities until the Registration Statement filed with the U.S. Securities and Exchange Commission, of which this preliminary prospectus is a part, is effective. This preliminary prospectus is not an offer to sell these securities and the selling shareholders named in this preliminary prospectus are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED August 24, 2026

PRELIMINARY PROSPECTUS

18,421,050 Ordinary Shares
(consisting of 5,175,437 Ordinary Shares, 964,913 Ordinary Shares issuable upon exercise of Pre-Funded Warrants and 12,280,700 Ordinary Shares issuable upon exercise of Common Warrants)

BTC Digital Ltd.

This prospectus relates to the resale by the selling shareholders identified in this prospectus or their permitted transferees (the “Selling Shareholders”) of up to an aggregate of 18,421,050 ordinary shares, par value $0.06 per share (the “Ordinary Shares”) of BTC Digital Ltd., a Cayman Islands exempted company (the “Company”, “BTCT”, “our,” “us” or “we”), issued or to be issued to the Selling Shareholders pursuant to the terms and conditions of the Securities Purchase Agreement, executed between the Company and the Selling Shareholders on June 26, 2026 (the “Purchase Agreement”). Under the terms of the Purchase Agreement, we agreed to sell to the Selling Shareholders approximately $7 million of Ordinary Shares and warrants, all as described in more detail in the Private Placement and Selling Shareholders sections beginning on page 87 of this prospectus.

The Ordinary Shares being offered by the Selling Shareholders and the Ordinary Shares issuable upon exercise of the warrants are being registered hereunder pursuant to the terms of a registration rights agreement executed between the Company and the Selling Shareholders on June 26, 2026 (the “Registration Rights Agreement”), where the Company committed to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering all the Ordinary Shares which may be issued and sold to the Selling Shareholders under the terms of the Purchase Agreement, or upon exercise of the warrants sold to the Selling Shareholders under the terms of the Purchase Agreement. This prospectus registers the maximum number of the Ordinary Shares sold to the Selling Shareholders or issuable to the Selling Shareholders upon exercise in full of the warrants sold under the Purchase Agreement. See the section of this prospectus titled “Private Placement” for a description of the transaction, and the section titled “Selling Shareholders” for more information on the Selling Shareholders. We will not receive any proceeds from the resale of our Ordinary Shares though we will receive proceeds from sale of our Ordinary Shares to the Selling Shareholders and upon the exercise of the warrants under the Purchase Agreement.

Throughout this prospectus, unless the context indicates otherwise, “we,” “us,” “our,” “the Company” and “our company” refer to BTC Digital Ltd., our Cayman Island holding company, and its subsidiaries and consolidated affiliated entities. BTC Digital Ltd. is a Cayman Islands holding company with operations primarily conducted by its subsidiaries. We have subsidiaries conducting operations in the United States. Investors purchasing our securities are purchasing equity interests in the Cayman Islands holding company.

On February 17, 2023, the Chinese Securities and Regulatory Commission (“CSRC”) released Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies with five interpretive guidelines (the “Trial Measures”) which came into effect on March 31, 2023. Pursuant to the Trial Measures, a PRC domestic company that seeks to offer and list securities in overseas markets, either in direct or indirect overseas offering, shall fulfill the filing procedure with the CSRC per requirement of the Trial Measures, submit relevant materials that contain a filing report and a legal opinion, and provide truthful, accurate and complete information on the shareholder and etc. Direct overseas offering and listing by domestic companies refers to such overseas offering and listing by a joint-stock company incorporated domestically. Any overseas offering and listing made by an issuer that meets both the following conditions will be determined as indirect offering and listing in overseas market and, therefore, be subject to filing requirement: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in the Mainland China, or its main places of business are located in the Mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in the Mainland China. The determination as to whether or not an overseas offering and listing by domestic companies is indirect, shall be made on substance over form basis.

As of the date of this prospectus, as advised by Guangdong Duojia Law Firm (“Duojia”), we believe we are not required to obtain the approval from or complete the filing with the CSRC for this offering and thus we have not submitted an application for approval for this offering with the CSRC pursuant to the Trial Measures based on the facts that (i) our operating subsidiaries are incorporated in the United States. We presently do not maintain a PRC subsidiary or other registered PRC operating entity; (ii) For the fiscal years ended December 31, 2025 and 2024, we generated all of our revenue from businesses outside of China; and (iii) the principal places of business of our business activities are located outside China and all principal business activities are conducted outside China. Thus, we do not meet the explicit conditions set out in the Trial Measures to determine whether an overseas offering shall be deemed as a direct or an indirect overseas offering and listing by a domestic company. However, as the Trial Measures was newly published and the determination as to whether or not an overseas offering and listing by domestic companies is indirect, shall be made on a substance over form basis, there are substantial uncertainties as to the implementation and interpretation, and the CSRC may take a view that is contrary to our understanding of the Trial Measures. If we are required by the CSRC to submit and complete the filing procedures of this offering and listing, we cannot assure you that we will be able to complete such filings in a timely manner, or even at all. Any failure by us to comply with such filing requirements under the Trial Measures may result in rectification, warnings, and a fine between RMB1 million and RMB10 million, which could adversely and materially affect our business operations and financial outlook, and significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares to investors and could cause the value of our Ordinary Shares to significantly decline or such shares to become worthless.

As of the date of this prospectus, we and any of our subsidiaries (1) are not required to obtain permissions from any PRC authorities to operate or issue our Ordinary Shares to investors, (2) are not subject to permission requirements or oversight from the CSRC, Cyberspace Administration of China (“CAC”) or any other entity that is required to approve of our operations, and (3) have not received or were denied such permissions by any PRC authorities. As of the date of this prospectus, these new laws and guidelines have not impacted our ability to conduct our business, accept foreign investments, or continue to list on a U.S. or other foreign exchange; however, if (i) we inadvertently conclude that permissions or approvals are not required from applicable PRC authorities, (ii) applicable laws, regulations, or interpretations change, and we are required to obtain such permissions or approvals in the future, or (iii) we fail to file or were denied any required permission from the PRC authorities to this offering, any follow-up offerings or transactions, our ability to conduct our business may be materially impacted, and we will not be able to continue listing on any U.S. exchange, continue to offer securities to investors, the interest of the investors may be materially and adversely affected and our Ordinary Shares may significantly decrease in value or become worthless. To date, there are uncertainties in the interpretation and enforcement of these new laws and guidelines, which could materially and adversely impact our business and financial outlook and may impact our ability to accept foreign investments, or continue to list on a U.S. or other foreign exchange. See “Risk Factors — If the Chinese government were to exert more oversight and control over or impose new requirements for approval from the PRC authorities to issue our Ordinary Shares to foreign investors or list on a foreign exchange, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless”.

We presently do not maintain a PRC subsidiary or other registered PRC operating entity, either directly or through Variable Interest Entity (VIE) arrangements. However, since our employees reside in mainland China, certain labor and employment laws may be applicable and we may face risks and uncertainties relating to such residence. We consider that the current laws and regulations of the PRC applicable in China have no material impact on our business, financial condition or results of operations.

Our Ordinary Shares may be prohibited from trading on a national exchange or “over-the-counter” markets under the Holding Foreign Companies Accountable Act (the “HFCAA”) if the Public Company Accounting Oversight Board (“PCAOB”) determines it is unable to inspect or investigate completely our auditors for two consecutive years beginning in 2021. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China or Hong Kong. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. Our auditor, Audit Alliance LLP, is headquartered in Singapore and, as a PCAOB-registered public accounting firm, is required to undergo regular inspections by the PCAOB to assess its compliance with the laws of the U.S. and professional standards. Audit Alliance LLP has been subject to PCAOB inspections and is not among the PCAOB-registered public accounting firms headquartered in the PRC or Hong Kong that are subject to PCAOB’s determination of having been unable to inspect or investigate completely. Notwithstanding the foregoing, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, if there is any regulatory change or step taken by PRC regulators that does not permit Audit Alliance LLP to provide audit documentations located in China to the PCAOB for inspection or investigation, or the PCAOB expands the scope of the determination so that we are subject to the HFCAA, as the same may be amended, you may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected or investigated by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate, which could result in limitation or restriction to our access to the U.S. capital markets, and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets, may be prohibited under the HFCAA and our securities may be delisted by an exchange. See “Risk Factors — Recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.”

The registration of our Ordinary Shares covered by this prospectus does not necessarily mean that any shares of our Ordinary Shares will be sold by any of the Selling Shareholders, and we cannot predict when or in what amounts any of the Selling Shareholders may sell any of the Ordinary Shares offered by this prospectus.

The Selling Shareholders may sell all or a portion of the Ordinary Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. Please see the section entitled “Plan of Distribution” on page 98 of this prospectus for more information. For information on the Selling Shareholders, see the section entitled “Selling Shareholders” on page 89 of this prospectus. We will bear all fees and expenses incident to our obligation to register the Ordinary Shares, including with regard to compliance with state securities or “blue sky” laws.

The Selling Shareholders will bear all commissions and discounts, if any, attributable to their sale of the Ordinary Shares.

Our Ordinary Shares are listed on the Nasdaq Capital Market (the “Nasdaq”) under the symbol “BTCT”. The closing price of our Ordinary Shares as of July 28, 2026 was $0.54 per share.

Investing in our Ordinary Shares, including the ordinary shares offered and to be resold by the Selling Shareholders pursuant to this prospectus (the “Offered Shares”), involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 9 to read about factors you should consider before buying the Offered Shares.

We are a “foreign private issuer,” as defined under the federal securities laws, and, as such, we will be subject to reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary-Implications of Being a Foreign Private Issuer” for more information.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in any of our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 24, 2026

i

ABOUT THIS PROSPECTUS

This prospectus constitutes a part of a registration statement on Form F-1 (together with all amendments and exhibits thereto, the “Registration Statement”) filed by us with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). As permitted by the rules and regulations of the SEC, this prospectus omits certain information contained in the Registration Statement, and reference is made to the Registration Statement and related exhibits for further information with respect to BTC Digital Ltd. and the securities offered hereby. With regard to any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC, in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

You should rely only on information contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus or in any free writing prospectus. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus or any free writing prospectus is correct after the date of this prospectus or such free writing prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted.

The information in this prospectus is accurate only as of the date on the front cover of this prospectus and the information in any free writing prospectus that we may provide to you in connection with this offering is accurate only as of the date of that free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus or in a prospectus supplement to:

●	“Board” or “Board of Directors” are to the board of directors of BTC Digital Ltd.;

●	“BTC Singapore” are to BTC Digital Singapore Pte. Ltd., a company incorporated in Singapore;

●	“we,” “us,” “our Company,” “the Company” and “our” are to BTC Digital Ltd.;

●	“China” or the “PRC” are to the People’s Republic of China, including the special administrative regions of Hong Kong and Macau and excluding for the purposes of this prospectus only, Taiwan;

●	“Code” is to the U.S. Internal Revenue Code of 1986, as amended;

●	“Companies Act” is to the Companies Act of the Cayman Islands;

●	“former variable interest entities” or “former VIEs” are to Shenzhen Meten International Education Co., Ltd., or Shenzhen Meten, and Shenzhen Likeshuo Education Co., Ltd., or Shenzhen Likeshuo, and their respective direct and indirect subsidiaries, which are PRC companies in which Meten did not have equity interests but whose financial results had been consolidated by Meten in accordance with U.S. GAAP due to Meten being the primary beneficiary of these companies prior to the termination of the VIE agreements in November 2022;

●	“Initial Exercise Date” means the date of issuance of the Pre-Funded Warrants (as such warrants are exercisable immediately upon issuance), as set forth in the applicable warrant agreement.

●	“Met Chain” is to Met Chain Investment Holding Company Ltd, a company formed under the laws of the British Virgin Islands;

●	“Met Path” is to Meta Path investing holding company, a company formed under the laws of the Cayman Islands;

●	“Meten Blockchain” is to “METEN BLOCK CHAIN LLC,” a limited liability company formed in the State of Delaware;

●	“Ordinary Shares” are to our ordinary shares, par value US$0.06 per share, carrying one vote per share;

●	“the operating entities” are to the Company and the Company’s subsidiaries with operations, namely Meten Service USA Corp., Quench Data LLC, and METEN BLOCK CHAIN LLC;

●	“Trading Day” means any day on which the ordinary shares are traded on the Nasdaq Capital Market, or if the ordinary shares are not listed on the Nasdaq Capital Market, then on the principal securities exchange or securities market on which the ordinary shares are then traded.

●	“dollars,” “US$” and “U.S. dollars” are to the legal currency of the United States;

●	“U.S. GAAP” is to generally accepted accounting principles in the United States, consistently applied; and

●	“years” are to the calendar year from January 1 to December 31, and references to our fiscal year or years are to the fiscal year or years ended December 31.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may,” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results, and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	Our ability to expand our mining operations and maintain competitiveness in the face of growing competition;

●	Assumptions relating to the size of the cryptocurrency mining market and demand for digital assets;

●	Unanticipated regulations of cryptocurrencies that add barriers to adoption and have a negative effect on our business;

●	Our ability to obtain and maintain intellectual property protection for our products; and Our estimates of expenses, future revenue, capital requirements and our needs for, or ability to obtain, additional financing.

We describe certain material risks, uncertainties, and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. The safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995 does not apply to statements made in connection with this registration statement. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

Industry Data and Forecasts

This prospectus contains market data and industry forecasts and projections, which were obtained or derived from publicly available information, reports of governmental agencies, market research reports, and industry publications and surveys. These sources generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of that information is not guaranteed. Although we believe such information to be accurate, we have not independently verified the data from these sources. However, we acknowledge our responsibility for all disclosures in this prospectus. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and additional uncertainties and risks regarding the other forward-looking statements in this prospectus due to a variety of factors, including those described in this section, the section entitled “Risk Factors,” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the forecasts and estimates.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. You should read this entire prospectus and should consider, among other things, the matters set forth under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes thereto appearing elsewhere in this prospectus before making your investment decision. This prospectus contains forward-looking statements and information relating to BTC Digital Ltd. See “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus.

The Company

We were formed to serve as a holding company after consummation of the Mergers (defined below) contemplated by the Merger Agreement (defined below). We were formed as a Cayman Islands exempted company on September 27, 2019. Prior to the Mergers, we owned no material assets and did not operate any business. Our principal executive office is located at 61 Robinson Road Level 6 & 7, #738, Singapore 068893, and our phone number is +65 6022 2515.

On December 12, 2019, the Company entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) by and among the Company, EdtechX Holdings Acquisition Corp., a Delaware corporation (“EdtechX”), Meten Education Inc., a Delaware corporation and wholly owned subsidiary of the Company (“EdtechX Merger Sub”), Meten Education Group Ltd., a Cayman Islands exempted company and wholly owned subsidiary of the Company (“Meten Merger Sub”, and together with EdtechX Merger Sub, the “Merger Subs”), and Meten International Education Group, a Cayman Islands exempted company (“Meten”) which, among other things, provided for (i) Meten Merger Sub to merge with and into Meten, with Meten being the surviving entity of such merger (the “Meten Merger”) and becoming a wholly-owned subsidiary of the Company (“Surviving Cayman Islands Company”) and (ii) EdtechX Merger Sub to merge with and into EdtechX, with EdtechX being the surviving entity of the merger (the “EdtechX Merger” and together with the Meten Merger, the “Mergers”) and becoming a wholly-owned subsidiary of the Company.

On March 30, 2020, the parties to the Merger Agreement consummated the Mergers. Immediately prior to the Mergers, Azimut Enterprises Holdings S.r.l. (the “Azimut Investor”) invested US$20 million in EdtechX to purchase 2,000,000 units of EdtechX (with each unit consisting of one ordinary share and one warrant to purchase one ordinary share of EdtechX at a price of US$11.50 per share), which units converted into the same number of our units upon closing of the Mergers. Concurrently with the closing of the Mergers, our PIPE financing with two unaffiliated third-party investors, one of which is ITG Education, in an aggregate investment of US$12 million was completed on March 30, 2020.

On March 30, 2020, our ordinary shares were listed on the Nasdaq Capital Market under the symbol “METX.” Our warrants issued in connection with the Mergers traded on the Nasdaq Capital Market under the symbol “METXW” beginning May 27, 2020, and have since expired.

On August 11, 2021, we changed our name from “Meten EdtechX Education Group Ltd.” to “Meten Holding Group Ltd.”

On October 20, 2022, pursuant to the terms of the VIE contractual arrangements, Zhuhai Meizhilian Education Technology Co., Ltd. (“Zhuhai Meten”) and Zhuhai Likeshuo Education Technology Co., Ltd. (“Zhuhai Likeshuo”) unilaterally terminated their respective contractual arrangements with 30-day advance notices to their respective former VIEs. The termination of the VIE contractual arrangements was effective on November 19, 2022. As the VIE structure has been unwound, the financial results of the VIEs and their subsidiaries are no longer consolidated into the Company’s financial statements after the effective date. As of the date of this prospectus, the operating entities only operate cryptocurrency mining business in the U.S., and we no longer provide ELT services, which services were provided by the former VIEs.

On August 10, 2023, we held a general meeting of shareholders, during which our shareholders approved the Share Consolidation. As a result, our 500,000,000 issued and unissued ordinary shares of par value of US$0.003 each in the capital of the Company were consolidated into 25,000,000 ordinary shares of nominal or par value of US$0.06 each (“Share Consolidation”). The Share Consolidation became effective on August 23, 2023, and the ordinary shares began trading on a post-Share Consolidation basis on the Nasdaq Capital Market when the market opened on August 24, 2023, under the symbol “BTCT” but under a new CUSIP number of G6055 H155. No fractional shares were issued in connection with the Share Consolidation. All fractional shares were rounded up to the whole number of shares. Immediately following the Share Consolidation, the authorized share capital of the Company was US$1,500,000, divided into 25,000,000 ordinary shares of a nominal or par value of US$0.06 each. As of the date of this prospectus, the authorized share capital of the Company is US$12,000,000, divided into 200,000,000 ordinary shares of a nominal or par value of US$0.06 each.

The shareholders also approved to change our name from “Meten Holding Group Ltd.” to “BTC Digital Ltd.,” which became effective on August 11, 2023.

On August 22, 2025, the Company held an extraordinary general meeting at which the shareholders passed a special resolution approving the increase of the Company’s authorized share capital from US$1,500,000 divided into 25,000,000 ordinary shares of par value of US$0.06 each to US$12,000,000 divided into 200,000,000 ordinary shares of a par value of US$0.06 each.

As of the date of this prospectus, the authorized share capital of the Company is US$12,000,000, divided into 200,000,000 ordinary shares of a nominal or par value of US$0.06 each. Investors purchasing our securities are purchasing equity interests in BTC Digital Ltd., the Cayman Islands holding company.

The following diagram illustrates our corporate structure as of the date of this prospectus.

BTC Digital Ltd.
(Cayman Islands)
Public Holding Company
Entity in Which Investors Purchase Securities
100%
100%
100%
100%
Meten Service USA Corp.
(United States)
Operating Entity
100%
Quench Data LLC
(United States)
Operating Entity
Meta Path Investing Holding Company
(Cayman Islands)
Holding Company
100%
Met Chain Investment Holding Company Ltd.
(British Virgin Islands)
Holding Company
100%
METEN BLOCK CHAIN LLC
(United States)
Operating Entity
Meten International Education Group
(Cayman Islands)
Other Subsidiary
100%
Meten Education Investment Limited
(British Virgin Islands)
Other Subsidiary
BTC DIGITAL SINGAPORE PTE. LTD.
(Singapore)
Treasury and Digital Asset Holding Entity
Holds digital assets and financing proceeds
LEGEND
Public Holding Company
(Investors purchase securities here)
Operating Entities
(Current operating entities)
Holding Companies
(Non-operating holding companies)
Treasury and Digital Asset Holding Entity
(Holds digital assets and financing proceeds)
Other Subsidiaries
(Non-operating subsidiaries)

Investors are purchasing equity interests in BTC Digital Ltd., a Cayman Islands holding company.
Current business operations are primarily conducted through the *U.S. operating entities* highlighted below, while BTC Digital Singapore Pte. Ltd. serves principally as the Company's treasury and digital asset holding entity.

The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC using its EDGAR system.

Transfer of Cash

The Company manages its cash on a consolidated basis based on the operational and liquidity requirements of the relevant entities. The Company’s U.S. dollar-denominated cash is maintained primarily in bank accounts held by BTC Singapore and the operating entities. BTC Singapore serves principally as the Company’s treasury and digital asset holding entity. Because the Company’s principal business operations, including its cryptocurrency mining and related operations, are conducted primarily through its operating entities, cash may be transferred from time to time between BTC Singapore and the operating entities to fund working capital, capital expenditures and other ordinary-course operating requirements.

Such transfers are generally made through normal banking channels and are recorded as intercompany balances, capital contributions or other intercompany transfers, as applicable. Intercompany balances are settled from time to time based on the liquidity and operational needs of the relevant entities. The Company does not currently maintain a fixed schedule requiring the periodic settlement or repatriation of such intercompany balances.

During the year ended December 31, 2025, the aggregate amount of cash transferred between BTC Singapore and the operating entities for operational and working capital purposes was approximately US$1,343,295. During the six months ended June 30, 2026, no such intercompany cash transfers occurred. During the year ended December 31, 2025 and the six months ended June 30, 2026, we had no assets and generated no revenue in the PRC and no cash has been transferred in or out of the PRC.

Digital Assets

In addition to fiat currency, our subsidiary BTC Singapore holds digital assets generated from its cryptocurrency mining activities or otherwise acquired by the Company. All of BTC Singapore’s bitcoin and other digital assets are currently maintained in custodial accounts with a third-party cryptocurrency trading platform.

Digital assets generated from the Company’s mining operations are deposited directly into custodial accounts maintained by BTC Singapore and are retained there as digital assets. From time to time, based on the Company’s working capital requirements, market conditions and management’s assessment of liquidity needs, BTC Singapore may convert USDT or other digital assets held in its custodial or cryptocurrency exchange accounts into U.S. dollars through its cryptocurrency exchange account. Such conversions by BTC Singapore do not constitute intercompany transfers. The resulting U.S. dollar proceeds may be retained by BTC Singapore or subsequently transferred to the operating entities to fund operating expenses, capital expenditures or other working capital requirements.

See Note 7, “Digital Assets,” on page F-20 to the consolidated financial statements for additional information regarding the Company’s digital asset holdings and activity.

Dividends, Distributions and Intentions Regarding Earnings

To date, the Company’s subsidiaries have not declared or paid any dividends or other distributions to BTC Digital Ltd., and BTC Digital Ltd. has not declared or paid any dividends or distributions to its shareholders or other investors.

The Company currently intends to retain most, if not all, of its available funds and future earnings, if any, to fund the operation and expansion of its business and does not currently intend to declare or pay cash dividends to holders of its Ordinary Shares in the foreseeable future. Any future determination to pay dividends will depend on the Company’s results of operations, financial condition, capital requirements, contractual restrictions, applicable law and other factors that the board of directors may consider relevant.

Other than ordinary-course intercompany transfers and settlements described above, the Company currently has no specific plan to distribute earnings from its subsidiaries to the holding company. Cash and other assets are expected to remain within the entities where they are needed to support the Company’s operations, and intercompany amounts will be settled from time to time based on the Company’s operational and liquidity requirements.

No dividends or distributions have been made to investors as of the date of this prospectus.

For additional information regarding the Company’s cash flows, financial position and digital assets, please refer to the Consolidated Statements of Cash Flows on page F-8, Note 1, “Organization and Principal Activities,” and Note 7, “Digital Assets,” to the consolidated financial statements included in the Registration Statement.

Summary of Risk Factors

Investing in our Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Ordinary Shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully under the section titled “Risk Factors” of this prospectus.

Risks Related to Our Business and Industry

Risks and uncertainties related to our cryptocurrency business and industry include, but are not limited to, the following:

●	We have a limited operating history of blockchain and cryptocurrency business (see “Risk Factors - Risks Related to Our Business and Industry - We have launched our blockchain and cryptocurrency business in early 2022 and have a limited operating history”).

●	As the operating entities develop their blockchain and cryptocurrency business, our total revenue and cash flow will become materially dependent on the market value of digital assets and the volume of digital assets received from their mining efforts. If such market value or volume declines, our business, operating results and financial condition would be adversely affected (see page 9 of this prospectus).

●	The cost of acquiring new mining machines has historically been capital-intensive and is likely to remain so, which may have a material adverse effect on our business and results of operations (see page 12 of this prospectus).

●	The price of new mining machines may be linked to the market price of bitcoin and other cryptocurrencies, and our costs of obtaining new and replacement mining machines may increase along with the market price of bitcoin and other cryptocurrencies, which may have a material and adverse effect on our financial condition and results of operations (see page 12 of this prospectus).

●	Although we currently mine bitcoin as well as certain other cryptocurrencies, including Dogecoin and Litecoin, and also hold other digital assets, including Ethereum, our future success will depend in large part on the market value of bitcoin and other digital assets we mine or hold. Any sustained decline in the value of bitcoin or such other digital assets could adversely affect our business, results of operations, financial condition, and liquidity (see page 13 of this prospectus).

●	To the extent that the profit margins of bitcoin mining operations are not high, operators of bitcoin mining operations are more likely to immediately sell bitcoin rewards earned by mining in the market, thereby constraining the growth of the price of bitcoin, which could adversely impact us (see page 14 of this prospectus).

●	We are subject to risks associated with our need for significant electrical power (see page 29 of this prospectus).

●	The cryptocurrencies stored by the operating entities may be subject to accidental or unauthorized loss or theft or otherwise may be access restricted (see page 15 of this prospectus).

Risks Related to Bitcoin

Risks and uncertainties related to bitcoin include, but are not limited to, the following:

●	The trading price of bitcoin, which may be subject to pricing risks, including volatility related risks, has historically been subject to wide swings. A material decrease in the price of bitcoin could have a materially adverse effect on our business and results of operations (see page 19 of this prospectus).

●	The markets for bitcoin may be underregulated. As a result, the market price of bitcoin may be extremely volatile. Rapid decreases in the price of bitcoin could have a materially adverse effect on our business and results of operations (see page 19 of this prospectus).

●	Banks and financial institutions may not provide banking services, or may cut off services, to businesses that engage in cryptocurrency-related activities (see page 19 of this prospectus).

●	We have an evolving business model subject to various uncertainties (see page 20 of this prospectus).

●	It may be illegal now, or in the future, to acquire, own, hold, sell or use bitcoin, or other cryptocurrencies, participate in blockchains or utilize similar cryptocurrency assets in one or more countries, the ruling of which would adversely affect us (see page 21 of this prospectus).

●	The development and acceptance of competing blockchain platforms or technologies may cause demand for bitcoin to decrease (see page 22 of this prospectus).

Risks Related to Governmental Regulation and Enforcement

Risks and uncertainties related to governmental regulation and enforcement include, but are not limited to, the following:

●	If bitcoins are determined to be investment securities, and we hold a significant portion of our assets in bitcoins, investment securities or non-controlling equity interests of other entities, we may inadvertently violate the Investment Company Act of 1940 (the “Investment Company Act”). We could incur large losses to modify our operations to avoid the need to register as an investment company or could incur significant expenses to register as an investment company or could terminate operations altogether (see page 25 of this prospectus).

●	We may be required to register as an investment company under the Investment Company Act. In such event, we may be deemed as operating as an unregistered investment company in violation of the Investment Company Act and required to register as an investment company or to adjust our strategies (see page 26 of this prospectus).

●	We cannot be certain as to how future regulatory developments will impact our business and any such additional regulatory requirements, or changes in how existing requirements are interpreted and applied, may cause us to cease all or certain of our operations or change our business model (see page 27 of this prospectus).

●	If U.S. and/or foreign regulators and other government entities assert jurisdiction over cryptocurrencies and cryptocurrency markets, we may be subject to additional regulations imposed by these regulators and government entities and may be required to alter our business operations to gain compliance with these regulations, as a result of which we may experience increased compliance costs and our business operations, financial position and results of operations may be materially and adversely affected (see page 28 of this prospectus).

●	If regulatory changes or interpretations of our activities require us to register under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, or otherwise under state laws, we may incur significant compliance costs, which may have a material negative effect on our business and the results of our operations (see page 28 of this prospectus).

●	If the Chinese government were to exert more oversight and control over or impose new requirements for approval from the PRC authorities to issue our Ordinary Shares to foreign investors or list on a foreign exchange, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless (see page 33 of this prospectus).

●	Recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S. (see page 31 of this prospectus).

●	Any change of regulations and rules by Chinese government including potential additional requirements on cybersecurity review, personal information protection, moving technology in and out of the PRC, or outbound data transfer may intervene or influence our operations at any time and any additional control over offerings conducted overseas and/or foreign investment in issuers with Chinese operations could result in a material change in our business operations and/or the value of our Ordinary Shares and could also significantly limit or completely hinder our ability to offer our Ordinary Shares to investors and cause the value of such securities to significantly decline or be worthless (see page 34 of this prospectus).

●	Non-compliance with the PRC Labor Contract Law and other labor-related regulations in the PRC may adversely affect our business and our results of operations (see page 36 of this prospectus).

Risks Related to Our Ordinary Shares and the Trading Market

Risks and uncertainties related to our Ordinary Shares and the trading market include, but are not limited to, the following:

●

An increase of free trading shares of our Ordinary Shares could result in substantial sales of Ordinary Shares on the open market which could cause our stock price to fall substantially (see page 36 of this prospectus).

●	We may issue additional ordinary shares or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of our ordinary shares (see page 36 of this prospectus).

●	We are not expected to pay dividends on our ordinary shares in the foreseeable future (see page 37 of this prospectus).

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we were formed under Cayman Islands law (see page 38 of this prospectus).

Corporate Information

Our principal executive offices are located at 61 Robinson Road Level 6 & 7 #738, Singapore 068893. Our telephone number at this address is +65 6022 2515. Our registered office in the Cayman Islands is located at Cricket Square, Hutchins Drive,PO Box 2681,Grand Cayman KY1-1111,Cayman Islands.

Investors should submit any inquiries to the address and telephone number of our principal executive offices. Our corporate website is https://btct.us/. The information contained on our websites is not a part of this prospectus. Our agent for service of process in the United States is located at Newark, Delaware.

The SEC maintains a website at www.sec.gov that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC using its EDGAR system.

Former Emerging Growth Company Status

We previously qualified as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012. We ceased to be an emerging growth company not because of our revenue level, but because our emerging growth company status expired on the last day of the fiscal year following the fifth anniversary of our initial public offering, which occurred at the end of our fiscal year ended December 31, 2025. As a result, we are no longer eligible to take advantage of the reduced reporting requirements that are otherwise available to emerging growth companies. These previously available provisions included, but were not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We were permitted to take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of our initial public offering. Accordingly, our emerging growth company status expired at the end of our fiscal year ended December 31, 2025 as a result of the passage of that five-year period, and not by reason of our gross revenues, market value of our shares or debt issuances. Although we are no longer an emerging growth company, we are currently a non-accelerated filer and, for so long as we remain a non-accelerated filer, we are not required to provide an auditor attestation report on our internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act. In addition, for so long as we qualify as a foreign private issuer, we may continue to benefit from certain exemptions available to foreign private issuers, including exemptions from the more stringent executive compensation disclosure requirements and the requirement to hold nonbinding advisory votes on executive compensation (“say-on-pay”) and golden parachute payments applicable to U.S. domestic issuers.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. While we were an emerging growth company, we elected to take advantage of the extended transition period for complying with new or revised accounting standards. As our emerging growth company status has expired, this election is no longer applicable.

Implications of Being a Foreign Private Issuer

We report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as a non-U.S. company with “foreign private issuer” status. As long as we qualify as a foreign private issuer under the Exchange Act, we will continue to be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Exchange Act;

●	the requirement to comply with Regulation FD, which requires selective disclosure of material information;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events.

Foreign private issuers are also exempt from certain more stringent executive compensation disclosure rules. Thus, as long as we remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer. As a result, some investors may find the Ordinary Shares less attractive, which could result in a less active trading market for the Ordinary Shares or more volatility in the price of the Ordinary Shares.

THE OFFERING

Securities Being Offered by the Selling Shareholders	An aggregate of 5,175,437 Ordinary Shares issued by the Company to the Selling Shareholders and up to 13,245,613 Ordinary Shares issued upon exercise of Pre-Funded Warrants and Common Warrants (hereinafter the Pre-Funded Warrants and Common Warrants, collectively, the “Warrants”) by the Company to the Selling Shareholders under the private placement described in the section titled “Private Placement of Ordinary Shares and Warrants” (the “Private Placement”). The Company sold a total of 6,140,350 Common Units (or Pre-Funded Units) in the Private Placement, of which 5,175,437 were Common Units consisting of Ordinary Shares and 964,913 were Pre-Funded Units.

Ordinary Shares Outstanding Prior to the Offering	11,800,567 Ordinary Shares.

Ordinary Shares Outstanding Assuming the Selling Shareholders Fully Exercise the Warrants	Up to 30,221,617 Ordinary Shares.

Use of Proceeds	We may receive up to approximately $21 million in aggregate gross proceeds under the Purchase Agreement in the event that the Selling Shareholders exercise the Common Warrants in their entirety after the date of this prospectus. These proceeds that we receive under the Purchase Agreement will be used for working capital requirements of the Company’s business divisions and for general corporate purposes, including research and development. See “Use of Proceeds.” In the event that the Company does receive these additional gross proceeds from warrant exercises, the total aggregate proceeds from the Private Placement (including the initial closing proceeds of approximately $7 million) will amount to approximately $28 million.

NASDAQ Listing Symbol	“BTCT”

Risk Factors	An investment in our Ordinary Shares is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 9.

Voting Rights	Ordinary Shares are entitled to one vote per share. Therefore, all holders of our Ordinary Shares, including our officers and directors, are entitled to the same voting rights.

Lock-Ups	Our officers, directors, and certain holders of our capital stock (minimum 10% holders) have entered into lock-ups restricting the transfer of shares of, or relating to, our capital stock for a minimum of ninety (90) days after the effectiveness of this Registration Statement or longer, based on certain other circumstances as described more fully in the Section titled “Private Placement of Ordinary Shares and Warrants.”

RISK FACTORS

An investment in our Ordinary Shares is highly speculative, involves a high degree of risk and should be made only by investors who can afford a complete loss. You should carefully consider the following risk factors, together with the other information in this prospectus, including our financial statements and the related notes, before you decide to buy our Ordinary Shares. If any of the following risks actually occurs, then our business, financial condition or results of operations could be materially adversely affected, the trading of our Ordinary Shares could decline, and you may lose all or part of your investment therein. In addition to the risks outlined below, risks and uncertainties not presently known to us or that we currently consider immaterial may also impair our business operations. Potential risks and uncertainties that could affect our operating results and financial condition include, without limitation, the following:

Risks Related to Our Business and Industry

We have launched our blockchain and cryptocurrency business in early 2022 and have a limited operating history.

Since early 2022, we have started to transition the business focus to blockchain and cryptocurrency business through the operating entities. Accordingly, we have a limited operating history, which makes an evaluation of our future prospects difficult. Our operating results will likely fluctuate moving forward as we focus on increasing our capacity and as the market price of bitcoin fluctuates. We may need to make business decisions that could adversely affect our operating results, such as modifications to our business structure, or operations. Additionally, as we have limited experience in the blockchain and cryptocurrency business, our efforts in developing such business may not succeed and we may not be able to generate sufficient revenue to cover our investment and become profitable. In the fiscal year ended December 31, 2024, we generated revenue in the amount of $11.7 million from our cryptocurrency business, and generated net loss of $2.0 million from our cryptocurrency business. In the fiscal year ended December 31, 2025, we generated revenue in the amount of $14.0 million from our cryptocurrency business, and generated consolidated net loss of $9.1 million. We may not continue to generate substantial revenue or net income from our blockchain and cryptocurrency business, if at all. If we do not effectively manage our growth, we may not be able to execute on our business plan, respond to competitive pressures or take advantage of market opportunities and our business, financial condition, and results of operations could be materially harmed.

As the operating entities develop their blockchain and cryptocurrency business, our total revenue and cash flow will become materially dependent on the market value of digital assets and the volume of digital assets received from our mining efforts. If such market value or volume declines, our business, operating results and financial condition would be adversely affected. Additionally, as of December 31, 2025, the Company had a relatively low cash and cash equivalents balance and recorded significant net losses and negative operating cash flows, which raised substantial doubt about our ability to continue as a going concern. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources.”

As we develop our blockchain and cryptocurrency business, the operating cash flow will be materially dependent on our ability to sell cryptocurrency for fiat currency as needed. As such, any declines in the number of cryptocurrencies that we successfully mine, the price of such cryptocurrencies or market liquidity for cryptocurrencies and digital assets generally would adversely affect our revenue and ability to fund the operations.

The price of cryptocurrencies and digital assets, and the associated demand for buying, selling and trading them, have historically been highly volatile. For example, Bitcoin’s market capitalization has fluctuated significantly in recent years, falling below and later rising above $1 trillion, and the market price of Bitcoin has experienced substantial swings. In 2025, the market price of one Bitcoin ranged from approximately $60,000 to over $126,000. The price and trading volume of any digital asset is subject to significant uncertainty and volatility, depending on a number of factors, including:

●	market conditions across the broader blockchain ecosystem;

●	trading activities on digital asset platforms worldwide, many of which may be unregulated, and may include manipulative activities;

●	investment and trading activities of highly active retail and institutional users, speculators, mining machines and investors;

●	the speed and rate at which digital assets are able to gain worldwide adoption as a medium of exchange, utility, store of value, consumptive asset, security instrument, or other financial assets, if at all;

●	changes in user and investor confidence in digital assets and digital asset platforms;

●	publicity and events relating to the blockchain ecosystem, including public perception of the impact of the blockchain ecosystem on the environment;

●	unpredictable social media coverage or “trending” of digital assets;

●	the functionality and utility of digital assets and their associated ecosystems and networks, including digital assets designed for use in various applications;

●	consumer preferences and perceived value of digital assets;

●	increased competition from other payment services or other digital assets that exhibit better speed, security, scalability, or other characteristics;

●	the correlation between the prices of digital assets, including the potential that a crash in one digital asset or widespread defaults on one digital asset exchange or trading venue may cause a crash in the price of other digital assets, or a series of defaults by counterparties on digital asset exchanges or trading venues;

●	regulatory or legislative changes and updates affecting the blockchain ecosystem;

●	the characterization of digital assets under the laws of various jurisdictions around the world;

●	the maintenance, troubleshooting, and development of the blockchain networks underlying digital assets, including by mining machines, validators, and developers worldwide;

●	the ability for digital asset networks to attract and retain mining machines or validators to secure and confirm transactions accurately and efficiently;

●	ongoing technological viability and security of digital assets and their associated protocols, smart contracts, applications, and networks, including vulnerabilities against hacks and scalability;

●	fees and speed associated with processing digital asset transactions, including on the underlying blockchain networks and on digital asset platforms;

●	financial strength of market participants;

●	interruptions in service from, or failures of, major digital asset trading platforms;

●	availability of an active derivatives market for various digital assets;

●	availability of banking and payment services to support digital asset-related projects;

●	level of interest rates and inflation; and

●	monetary policies of governments, trade restrictions and fiat currency devaluations.

There is no assurance that any digital asset, including Bitcoin, will maintain its value or that there will be meaningful levels of trading activities to support markets in any digital asset. A decline in the market value of digital assets or in the demand for trading digital assets could lead to a corresponding decline in the value of our cryptocurrency assets, their returns on investments in mining machines, and could adversely affect their business, operating results and financial condition.

Digital assets may be subject to momentum pricing due to speculation regarding future appreciation or depreciation in value, leading to greater volatility. Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for future changes in value. It is possible that momentum pricing of digital assets has resulted, and may continue to result, in speculation regarding future changes in the value of digital assets, making digital assets’ prices more volatile. As a result, digital assets may be more likely to fluctuate in value due to changing investor confidence, which could impact future appreciation or depreciation in digital asset prices. As a result, our business, operating results and financial condition could be adversely affected.

The cost of acquiring new mining machines has historically been capital intensive and is likely to continue to be very capital intensive, which may have a material and adverse effect on our business and results of operations.

The success and profitability of our mining operations depend largely on the costs associated with our mining activities, including the costs of mining machines and electricity. We can be profitable only if such costs are lower than the prices of the cryptocurrencies we mine when we sell them. Our mining machines are subject to ordinary wear and tear from operation and may also experience more significant malfunctions caused by factors beyond our control. Over time, we will need to repair, replace or upgrade mining machines that are no longer functional or economically efficient with mining machines sourced from third-party suppliers. As mining technology continues to evolve, we may also need to invest in upgrading our mining fleet and related infrastructure in order to improve efficiency and remain competitive.

All of the mining machines deployed by us will degrade due to ordinary wear and tear from usage. Additionally, all of these machines will eventually become obsolete, and may also be lost or damaged due to factors outside of our control. Once such event happens, these mining machines will need to be repaired or replaced along with other equipment from time to time for us to stay competitive. This upgrading process requires substantial capital investment, and we may face challenges in doing so on a timely and cost-effective basis based on our ability to develop new mining machines with greater processing power and our access to adequate capital resources. If we are unable to obtain adequate numbers of new and replacement mining machines at scale, we may be unable to remain competitive in our highly competitive and evolving industry. If this happens, we may not be able to mine cryptocurrencies through our subsidiaries as efficiently or in similar amounts as our competitors and, as a result, our business and financial results could suffer. This could, in turn, materially and adversely affect the trading price of our securities and our investors could lose part or all of their investment.

The price of new mining machines may be linked to the market price of bitcoin and other cryptocurrencies, and our costs of obtaining new and replacement mining machines may increase along with the market price of bitcoin and other cryptocurrencies, which may have a material and adverse effect on our financial condition and results of operations.

Our financial condition and results of operations are dependent on our ability to sell the bitcoin the operating entities mine at a price greater than our costs to produce that bitcoin. We incur significant up-front capital costs each time we acquire new mining machines, and, if future prices of bitcoin are not sufficiently high, we may not realize the benefit of these capital expenditures. As the price for new mining machines we buy increases, our cost to mine a single bitcoin also increases, therefore requiring a corresponding increase in the price of bitcoin for us to maintain our results of operations, to the extent we sell the bitcoin shortly after mining it.

We have observed significant fluctuations in market prices for bitcoin, to the extent that we are unable to reasonably predict future prices for the bitcoin the operating entities mine. The market price of bitcoin could decrease during this time to the point at which it no longer becomes profitable for the operating entities to use such equipment to mine bitcoin and, as a result, our business and financial results could suffer. This could, in turn, materially and adversely affect the trading price of our securities and our investors could lose part or all of their investment.

Reports have been released that the prices of new mining machines are adjusted according to the price of bitcoin. As a result, the cost of new machines can be unpredictable, and could also be significantly higher than our historical cost for new mining machines. As a result, at times, the operating entities may obtain mining machines and other hardware from third parties at higher prices, to the extent they are available. While we cannot know definitively if these two phenomena are linked, we have seen a measurable increase in the prices for new mining machines offered by third party manufacturers during periods of increased market prices for bitcoin, and such prices may continue to track the volatility in the market price of bitcoin.

The supply chain for mining machines and related components may from time to time be adversely affected by concentrated manufacturing, trade restrictions, tariffs, customs delays, geopolitical tensions, logistics disruptions, and shortages of certain semiconductor and electronic components. A significant portion of available mining machines may be acquired by companies with substantial financial resources, which could reduce supply available to us or increase our procurement costs. Prices for mining machines, particularly newer and more efficient models, may be volatile and may increase significantly depending on market demand, bitcoin prices, network hash rate, component availability, and regulatory developments. In addition, because a substantial portion of mining hardware and related components is sourced from China or from suppliers with operations concentrated in a limited number of jurisdictions, any disruption affecting such suppliers could impair our ability to obtain replacement parts or additional mining machines on a timely basis, or at commercially reasonable prices, if at all. Such events could materially and adversely affect our ability to execute our strategy, business, financial condition, results of operations, and the value of our securities.

Because the mining machines owned by the operating entities are designed specifically to mine bitcoin, our future success will depend in large part upon the value of bitcoin, and any sustained decline in its value could adversely affect our business and results of operations.

Our operating results will depend in significant part upon the value of bitcoin because it is the primary cryptocurrency the operating entities currently mine. Specifically, our revenues from our bitcoin mining operations are based upon two factors: (1) the number of bitcoin rewards the operating entities successfully mine and (2) the value of bitcoin. In addition, our operating results are directly impacted by changes in the value of bitcoin because under the value measurement model, both realized and unrealized changes will be reflected in our statement of operations. This means that our operating results will be subject to changes based upon increases or decreases in the value of bitcoin. The introduction of alternative cryptocurrencies, such as those backed by central banks known as Central Bank Digital Currencies, could significantly reduce the demand for bitcoin. This would reduce both our ability to earn mining rewards and transaction fees and would also impair our ability to monetize the bitcoin we earn.

Our reliance primarily on a limited assortment of miner models from a single manufacturer may subject our operations to increased risk of failure.

The performance and reliability of the operating entities’ mining machines and our technology is critical to our reputation and operations. Because the operating entities currently use a limited assortment of mining machines in their fleet, if there are issues with those machines, such as a design flaw in the ASIC chips they employ, our entire system could be affected. The operating entities currently use a few different models of mining machines, but if there are issues with such machines, we may have to rely on a single model of mining machine. Any system error or failure may significantly delay response times or even cause our system to fail. Any disruption in our ability to continue mining could result in lower yields and harm our reputation and business. Any exploitable weakness, flaw, or error common to the type of mining machines we use affects all such mining machines; therefore, if a defect or other flaw exists and is exploited, all or a substantial portion of our mining operations could go offline simultaneously. Any interruption, delay or system failure could result in financial losses, a decrease in the trading price of shares of our ordinary shares and damage to our reputation.

Although we currently mine bitcoin as well as certain other cryptocurrencies, including Dogecoin and Litecoin, our future success will continue to depend in large part on the market value of bitcoin and other digital assets we mine or hold. Any sustained decline in the value of bitcoin or such other digital assets could adversely affect our business, results of operations, financial condition and liquidity.

A substantial portion of our mining revenue is derived from bitcoin mining, and our operating results continue to be materially affected by the market value of bitcoin. Our mining revenues are affected by, among other things, (i) the quantity of bitcoin rewards we successfully mine and (ii) the market value of bitcoin. In addition, we hold digital assets other than bitcoin, including Ethereum, and changes in the market value of the digital assets we mine or hold may directly affect our financial condition, results of operations and liquidity. As a result, our operating results may fluctuate significantly based on increases or decreases in the market value of bitcoin and other digital assets.

The introduction or increased adoption of alternative cryptocurrencies, including central bank digital currencies and other digital assets, could reduce demand for bitcoin or otherwise affect its market value. Any such development could reduce our ability to earn mining rewards and transaction fees, impair our ability to monetize the digital assets we mine or hold, and adversely affect our business, financial condition and results of operations.

To the extent that profit margins of bitcoin mining operations are compressed, operators may be more likely to sell a greater portion of the bitcoin earned from mining, which may create downward pressure on the market price of bitcoin and could adversely affect us.

Over the past several years, bitcoin mining has evolved from activity conducted by individual users with consumer-grade processors and earlier-generation ASIC equipment to large-scale, professionalized mining operations. These professionalized mining operations generally require substantial upfront capital investment in specialized mining hardware and incur significant ongoing operating costs, including facility costs, electricity costs and personnel expenses. As a result, such operators may be more sensitive to short-term changes in bitcoin prices, network difficulty, hash price and operating costs, and may be more likely than smaller or less capital-intensive miners to sell newly mined bitcoin in order to maintain liquidity, satisfy debt service obligations or preserve operating margins.

The profitability of a bitcoin mining operation generally reflects the value of bitcoin mined less the allocable capital and operating costs required to mine bitcoin. When profit margins are low or negative, some mining operators may sell a higher percentage of newly mined bitcoin, reduce mining activity, delay hardware upgrades or temporarily cease operations. Although the market price of bitcoin is influenced by many factors beyond miner selling activity, increased selling by mining operators during periods of margin compression could contribute to market volatility or downward pressure on the price of bitcoin. Any such decline in the market price of bitcoin could adversely affect our business, financial condition and results of operations.

The operating entities’ mining operations, including the sites in which their mining machines are operated or that are currently under construction, may experience damages, including damages that are not covered by insurance.

The operating entities’ current mining operations and any future mining operations they establish will be subject to a variety of risks relating to their physical condition and operation, including, but not limited to:

●	the presence of construction or repair defects or other structural or building damage;

●	any noncompliance with or liabilities under applicable environmental, health or safety regulations or requirements or building permit requirements;

●	any damage resulting from natural disasters, such as hurricanes, earthquakes, fires, floods and windstorms; and

●	claims by employees and others for injuries sustained at our properties, including as a result of exposure to high voltage operations, extreme temperature conditions in the operating entities’ mining farms, exposure to on-site contaminants and pollutants and dangers posed by the liquid-cooling reservoirs located at their sites.

For example, the operating entities’ mining farms could be rendered temporarily or permanently inoperable as a result of fire or other natural disasters, or as a result of terrorist attacks or other hostile acts. The security and other protective measures the operating entities take against these risks may not be sufficient. In addition, the operating entities’ mining farms could be materially adversely affected by power outages, loss of access to the electrical grid, or the loss of cost-effective sources of electrical power generation. Although the operating entities maintain insurance coverage for their mining sites, such insurance may not cover all losses, damages, liabilities or business interruptions, and certain assets, including mining machines, may not be fully insured or insured at all. In the event of a significant loss at any mining site, the operating entities may not be able to remediate the loss in a timely manner or at all, and may lose some or all of the revenues anticipated to be derived from such mining operations.

The operating entities do not maintain any insurance coverage for the cryptocurrency mining machines, and any potential material losses could materially and adversely affect their business and results of operations.

The operating entities maintain insurance coverage for their cryptocurrency mining sites; however, the mining machines are not insured. As a result, any damage or loss of mining machines may require the operating entities to expend additional capital resources for replacement, which could materially and adversely affect their business and results of operations.

Since the mining machines remain uninsured, the operating entities are still exposed to liabilities arising from the operation of their business. Given the high cost of new mining machines, any unexpected losses could impact their financial condition and operational stability.

Furthermore, the bitcoin held by the operating entities is not insured by any government-sponsored investor protection program or otherwise. Therefore, any loss of bitcoin held by the operating entities, either through an information security failure, a mistaken transaction or otherwise, would not be reimbursed. This could adversely affect our operations and, consequently, an investment in our securities.

The operating entities are subject to risks associated with their need for significant electrical power.

The operating entities’ mining operations have historically required significant amounts of electrical power. As the operating entities continue to expand their mining operations, we anticipate the operating entities’ demand for electrical power will continue to grow. If the operating entities are unable to continue to obtain sufficient electrical power to operate their mining machines on a cost-effective basis, we may not realize the anticipated benefits of our significant capital investments in new mining machines.

Additionally, the operating entities’ mining operations could be materially adversely affected by prolonged power outages. Although the operating entities’ mining machines may be powered by backup generators on a temporary basis, it would not be feasible or cost-effective to run mining machines on back-up power generators for extended periods of time. The operating entities would likely need to reduce or cease their operations in the event of an extended power outage or as a result of the unavailability or increased cost of electrical power, which would materially and adversely affect our business and results of operations.

The cryptocurrencies stored by the operating entities may be subject to accidental or unauthorized loss or theft or otherwise may become inaccessible.

There is a risk that some or all of the operating entities’ cryptocurrencies could be lost, stolen, misappropriated or become inaccessible. Currently, we primarily hold our digital assets through accounts maintained with third-party cryptocurrency trading platforms, and may also use wallets controlled by us from time to time. As a result, we are exposed not only to risks associated with digital asset custody generally, but also to risks relating to the security, availability, internal controls, solvency, operational stability and regulatory status of such third-party platforms

Any cyberattack, security breach, insolvency event, service interruption, withdrawal restriction, account freeze, operational failure or regulatory action affecting any third-party platform on which we hold digital assets could result in the loss of, or restricted access to, our digital assets. In addition, to the extent that we use wallets controlled by us, the loss, destruction or compromise of the relevant private keys or credentials may be irreversible and could result in our inability to access digital assets held in such wallets.

Hackers or malicious actors may launch attacks to steal, compromise, or gain access to digital assets by attacking blockchain networks, exchange platforms, third-party service providers, storage locations, software or related systems, or by other means. As the operating entities’ digital asset holdings increase in size or value, they may become a more attractive target for hackers, malware, cyber-attacks, or other security threats. Any of these events could adversely affect the operating entities’ operations and, consequently, our business, financial condition, results of operations and liquidity.

In addition, flaws, vulnerabilities, or defects in blockchain protocols, smart contracts, exchange systems, wallet software, or other digital asset-related technologies may be exposed by malicious actors. Despite the operating entities’ efforts and processes to prevent such defects and breaches, their devices, mining machines, computer systems and those of third parties used in their operations remain vulnerable to cyber security risks, including viruses, worms, phishing attacks, denial-of-service attacks, physical or electronic break-ins, employee theft or misuse and similar disruptions. Such events could have a material adverse effect on our business, prospects or operations and on the value of any digital assets the operating entities mine, purchase or otherwise hold.

We evaluate custody risk and establish processes designed to safeguard the operating entities’ digital asset holdings. However, there can be no assurance that any processes or controls we or any third-party platform adopt will be secure or effective, or that human error, evolving cybercrime techniques or other unforeseen events will not result in the loss of, or restricted access to, our digital assets.

We may not be able to realize the benefits of forks, and forks in the bitcoin network may occur in the future which may affect our operations and financial performance.

The future development and growth of bitcoin is subject to a variety of factors that are difficult to predict and evaluate. Because bitcoin is built on an open-source protocol without a centralized governing authority, there is a possibility that bitcoin develops in ways that are not foreseeable. An example is the modification of the bitcoin protocol by a sufficient number of users (known as a “hard fork”).

The bitcoin protocol has been subject to “hard forks” that resulted in the creation of new networks, including Bitcoin Cash ABC, Bitcoin Cash SV, Bitcoin Diamond, Bitcoin Gold, and others. Some of these hard forks have caused fragmentation among trading platforms as to the correct naming convention for the forked cryptocurrencies. Due to the lack of a central registry or rulemaking body, no single entity has the ability to dictate the nomenclature of forked cryptocurrencies, causing disagreements and a lack of uniformity among platforms on the nomenclature of forked cryptocurrencies, which results in further confusion to individuals as to the nature of assets they hold on digital asset trading platforms. In addition, several of these hard forks were contentious, and as a result, participants in certain digital asset user and developer communities may harbor ill will toward other communities. As a result, certain community members may take actions that adversely impact the use, adoption, and price of bitcoin or any of its forked alternatives.

Furthermore, hard forks can lead to new security concerns. For instance, when the Bitcoin Cash and Bitcoin Cash SV network split in November 2018, “replay” attacks, in which transactions from one network were rebroadcast on the other network to achieve “double-spending,” plagued platforms that traded bitcoin, resulting in significant losses to some digital asset trading platforms. Another possible result of a hard fork is an inherent decrease in the level of security due to the splitting of some mining power across networks, making it easier for a malicious actor to exceed 50% of the mining power of that network, thereby making digital asset networks that rely on proof-of-work more susceptible to attack in the wake of a fork.

Historically, speculation over a new “hard fork” in the bitcoin protocol has resulted in bitcoin price volatility and future hard forks may occur at any time. A hard fork can lead to a disruption of networks and our information technology systems could be affected by cybersecurity attacks, replay attacks, or security weaknesses, any of which can further lead to temporary or even permanent loss of assets. Such disruption and loss could cause us to be exposed to liability, even in circumstances where we do not intend to support an asset compromised by a hard fork. Additionally, a hard fork may result in a scenario where users running the previous protocol will not recognize blocks created by those running the new protocol, and vice versa. This may render our bitcoin mining hardware incompatible with the new bitcoin protocol. Such changes may have a material effect on our operations, financial position and financial performance.

The reward for adding new blocks to the bitcoin blockchain is subject to halving, and the market price of bitcoin may not increase sufficiently to offset the reduction in block rewards, which could adversely affect our mining revenues.

Halving is a process built into the Bitcoin protocol under which the block reward paid to miners is reduced by half at predetermined block intervals. This mechanism reduces the rate at which new bitcoin is issued over time. For Bitcoin, the block reward was initially set at 50 bitcoin per block and was reduced to 25 bitcoin at block 210,000 on November 28, 2012, then to 12.5 bitcoin at block 420,000 on July 9, 2016, then to 6.25 bitcoin at block 630,000 on May 11, 2020, and most recently to 3.125 bitcoin at block 840,000 in April 2024. This process is expected to continue until the aggregate supply of bitcoin approaches 21 million, which is expected to occur around the year 2140. Although the market price of bitcoin has historically experienced volatility around halving events, there can be no assurance that any increase in the market price of bitcoin, reduction in mining difficulty, increase in transaction fees or improvement in other operating conditions would be sufficient to offset the reduction in block rewards. If they are not, our revenue from bitcoin mining operations could decline, which could have a material adverse effect on our business, financial condition and results of operations.

Increased labor costs and the unavailability of skilled workers could hurt our business, financial condition and results of operations.

The operating entities are dependent upon a pool of available skilled employees to operate and maintain their business. The operating entities compete with other cryptocurrency mining businesses and other similar employers to attract and retain qualified personnel with the technical skills and experience required to provide the highest quality service. The demand for skilled workers is high and the supply is limited, and a shortage in the labor pool of skilled workers or other general inflationary pressures or changes in applicable laws and regulations could make it more difficult for the operating entities to attract and retain personnel and could require the operating entities to enhance their wage and benefits packages, which could increase our operating costs.

Interruptions to our power supply and internet access could disrupt our operations or have an adverse effect on the price of bitcoin, which could adversely affect our business and results of operations.

Our bitcoin mining operations require a significant amount of electrical power and access to high-speed internet to be successful. If we are unable to secure sufficient electrical power, or if we lose internet access for a prolonged period, we may be required to reduce our operations or cease them altogether. More broadly, a disruption of the internet may affect the use of bitcoin and subsequently the value of our securities. Generally, bitcoin and our business are dependent upon the internet. A significant disruption in internet connectivity could disrupt the bitcoin network’s operations until the disruption is resolved, which could have a material adverse effect on the price of bitcoin and our ability to mine bitcoin. If any of these events occur, our business and results of operations may suffer, and our investors may be materially and adversely affected.

We may become subject to intellectual property disputes, which are costly and may subject us to significant liability and increased costs of doing business.

In recent years, there has been considerable patent, copyright, trademark, domain name, trade secret and other intellectual property development activity in the crypto economy, as well as litigation, based on allegations of infringement or other violations of intellectual property, including by large financial institutions. Furthermore, individuals and groups can purchase patents and other intellectual property assets for the purpose of making claims of infringement to extract settlements from companies like ours. We cannot guarantee that our self-developed technologies and content do not or will not infringe the intellectual property rights of others. From time to time, our competitors or other third parties may claim that we are infringing upon or misappropriating their intellectual property rights, and we may be found to be infringing upon such rights. Any claims or litigation could cause us to incur significant expenses and, if successfully asserted against us, could require that we pay substantial damages or ongoing royalty payments, prevent us from using certain technologies, force us to implement expensive work-arounds, or impose other unfavorable terms. We expect that the occurrence of infringement claims is likely to grow as the crypto assets market grows and matures. Accordingly, our exposure to damages resulting from infringement claims could increase and this could further exhaust our financial and management resources. Further, during the course of any litigation, we may make announcements regarding the results of hearings and motions, and other interim developments. If securities analysts and investors regard these announcements as negative, the market price of our securities may decline. Even if intellectual property claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and require significant expenditures. Any of the foregoing could prevent us from competing effectively and could have an adverse effect on our business, operating results, and financial condition.

We may be subject to risks in connection with acquisitions.

We may, in the future, pursue asset acquisitions or acquisitions of businesses in the cryptocurrency industry. The process of upgrading acquired assets to our specifications and integrating acquired assets or businesses may involve unforeseen costs and delays or other operational, technical and financial difficulties and may require a significant amount time and resources. Our failure to incorporate acquired assets or businesses into our existing operations successfully or to minimize any unforeseen operational difficulties could have a material adverse effect on our financial condition and results of operations. Such events could also mean an acquisition that we expected to be accretive is not accretive and, in extreme cases, the asset is idle.

The continuing efforts of the operating entities’ senior management team and other key personnel are important to the operating entities’ success, and the operating entities’ business may be harmed if they lose these people’s services.

The operating entities have limited operating history in the cryptocurrency industry, and our success and future growth will to a significant degree depend on the skills and services of our management, including our Chief Executive Officer and Acting Chief Financial Officer. We will need to continue to grow our management to alleviate pressure on our existing team and to set up and develop our business. If our management, including any new hires that we may make, fails to work together effectively and to execute our plans and strategies on a timely basis, our business could be significantly harmed. Furthermore, if we fail to execute an effective contingency or succession plan with the loss of any member of management, the loss of such management personnel may significantly disrupt our business.

Furthermore, the loss of key members of our management could inhibit our growth prospects. Our future success depends, in large part, on our ability to attract, retain and motivate key management and operating personnel. As we continue to develop and expand our operations, we may require personnel with different skills and experiences, who have a sound understanding of our business. As bitcoin mining is a developing field, the market for highly qualified personnel in this industry is particularly competitive and we may be unable to attract such personnel. If we are unable to attract such personnel, it could have a material adverse effect on our business, prospects, financial condition, and operating results.

Any natural catastrophes, severe weather conditions, health epidemics, including COVID-19, and other extraordinary events could severely disrupt the operating entities’ business operations.

The occurrence of natural catastrophes such as earthquakes, floods, typhoons, tsunamis or any acts of terrorism may result in significant property damages as well as loss of revenue due to disruptions in the operating entities’ business operations. Any disruption of electricity supply or any outbreaks of fire or similar calamities at the operating entities’ premises may result in the breakdown of their facilities and the disruption to their business. Health epidemics, such as outbreaks of avian influenza, severe acute respiratory syndrome (SARS), or novel infectious diseases (such as the COVID-19 pandemic that began in 2020), and severe weather conditions such as snowstorm and hazardous air pollution, as well as the government measures adopted in response to these events, could significantly impact the operating entities’ operations.

If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report the results of operations or prevent fraud, and investor confidence and the market price of our securities may be materially and adversely affected.

Our independent registered public accounting firm did not conduct an audit of our internal control over financial reporting. If we fail to establish and maintain adequate internal controls, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could limit our access to capital markets, adversely affect our results of operations and lead to a decline in the trading price of our securities. Additionally, ineffective internal controls could expose us to an increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list or to other regulatory investigations and civil or criminal sanctions.

As a public company, we are subject to the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. We are no longer an “emerging growth company” pursuant to the JOBS Act. However, we are a non-accelerated filer and are therefore not required to provide an attestation report of our independent registered public accounting firm on our internal control over financial reporting. Moreover, even if management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us.

During the course of documenting and testing our internal control procedures, we may identify other weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. Generally speaking, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations, and lead to a decline in the trading price of our securities. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions.

Risks Related to Bitcoin

The trading price of bitcoin, which may be subject to pricing risks, including volatility related risks, has historically been subject to wide swings. A material decrease in the price of bitcoin could have a materially adverse effect on our business and results of operations.

The price of bitcoin is highly speculative and is not based on the performance of an underlying business. Furthermore, the price of bitcoin could be subjected to additional influence from fraudulent or illegitimate actors, real or perceived scarcity, and political, economic, regulatory, tax or other conditions. Changes in the legislative or regulatory environment, or actions by governments or regulators that impact the cryptocurrency industry generally, could also affect the price of bitcoin. These factors may inhibit consumer trust in and market acceptance of bitcoin as a means of exchange, which could have a material adverse effect on our business, prospects, or operations and potentially the value of any bitcoin the operating entities mine. The speculative nature of the price of bitcoin and past dramatic volatility in pricing may create risks for the volatile trading price of bitcoin.

Since 2025, the trading price of Bitcoin has significantly surged, rising from a low of approximately $ 60,000 per bitcoin to a high of approximately $ 126,000 per bitcoin. Because our revenue depends, in part, on the ability of the operating entities to sell the bitcoin mined, volatility in the market price of bitcoin, particularly for an extended period of time, has a material adverse effect on our business, prospects, or operations. Additionally, we have observed how the trading price for ordinary shares of companies in the cryptocurrency market respond to the cryptocurrency market. We cannot give any assurances that similar fluctuations in the trading price of bitcoin will not occur in the future. Accordingly, because the trading price of our securities may be correlated to the trading price of bitcoin, if the trading price of bitcoin again experiences a significant decline, we could experience a similar decline in the trading price for our ordinary shares. If this occurs, you may not be able to sell ordinary shares which you purchased at or above the price you paid for them and you may lose part or all of your investment.

The markets for bitcoin may be underregulated. As a result, the market price of bitcoin may be extremely volatile. Rapid decreases in the price of bitcoin could have a materially adverse effect on our business and results of operations.

Cryptocurrencies, such as bitcoin, that are represented and trade on a ledger-based platform may not necessarily benefit from viable trading markets. Stock exchanges have rules and regulations regarding marketplace conduct, and monitor investors transacting on such platform for fraud and other improprieties.

These conditions may not necessarily be replicated on a bitcoin trading platform, depending on the platform’s controls and other policies, and there are no controls regarding transactions that take place outside of organized exchanges. Although some cryptocurrency trading platforms are subject to regulation and monitor for illegal activity, because the bitcoin market itself is unregulated there are few means to prevent manipulation of prices for the overall market. These factors may decrease liquidity or volume or may otherwise increase volatility of bitcoin, which will have a material adverse effect on our ability to monetize the bitcoin mined.

Banks and financial institutions may not provide banking services, or may cut off services, to businesses that engage in cryptocurrency-related activities.

A number of companies that engage in Bitcoin and/or other cryptocurrency-related activities have been unable to find banks or financial institutions that are willing to provide them with bank accounts and other services. Similarly, a number of companies and individuals or businesses associated with cryptocurrencies may have had and may continue to have their existing bank accounts closed or services discontinued with financial institutions in response to government action, particularly in China, where regulatory response to cryptocurrencies has been to initially exclude their use for ordinary consumer transactions within China and later to deem all cryptocurrency-related transactions illegal in September 2021.

The public perception of cryptocurrencies could be damaged if banks or financial institutions were to close the accounts of businesses engaging in Bitcoin and/or other cryptocurrency-related activities. This could occur as a result of compliance risk, cost, government regulation or public pressure. The risk applies to securities firms, clearance and settlement firms, national stock and derivatives on commodities exchanges, the over-the-counter market, and the Depository Trust Company (“DTC”), which, if any of such entities adopts or implements similar policies, rules or regulations, could negatively affect our relationships with financial institutions and impede our ability to convert cryptocurrencies to fiat currencies. Such factors could have a material adverse effect on our ability to continue as a going concern or to monetize our mining efforts, which could have a material adverse effect on our business, prospects or operations and harm investors.

We have an evolving business model subject to various uncertainties.

As cryptocurrency assets and blockchain technologies become more widely available, we expect the services and products associated with them to evolve. To stay current with the industry, our business model may need to evolve as well. From time to time, we may modify aspects of our business model relating to our strategy. We cannot offer any assurance that these or any other modifications will be successful or will not result in harm to our business. We may not be able to manage growth effectively, which could damage our reputation and negatively affect our operating results. Further, we cannot provide any assurance that we will successfully identify all emerging trends and growth opportunities in this business sector. Such circumstances could have a material adverse effect on our business, prospects or operations.

The impact of geopolitical and economic events on the supply and demand for bitcoin and other cryptocurrencies is uncertain.

Geopolitical crises may motivate large-scale purchases of bitcoin and other cryptocurrencies, which could rapidly increase the price of bitcoin and other cryptocurrencies. This may increase the likelihood of a subsequent price decrease as crisis-driven purchasing behavior dissipates, adversely affecting the value of our inventory, if any, following such downward adjustment. Such risks are similar to the risks of purchasing other commodities in uncertain times, such as the risk of purchasing, holding or selling gold. Alternatively, as an emerging asset class with limited acceptance as a payment system or commodity, global crises and general economic downturn may discourage investment in bitcoin as investors focus their investment on less volatile asset classes as a means of hedging their investment risk.

Cryptocurrencies, which are relatively new, are subject to supply and demand forces. How such supply and demand will be impacted by geopolitical events is largely uncertain but could be harmful to us and investors in our ordinary shares. Political or economic crises may motivate large-scale acquisitions or sales of cryptocurrencies either globally or locally. Such events could have a material adverse effect on our ability to continue as a going concern or to pursue our strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin mined.

Acceptance and/or widespread use of cryptocurrency is uncertain.

There are increasing public reports of businesses, insurance companies and local governments, among other organizations, either holding or planning to utilize cryptocurrencies, specifically bitcoin, as a store of value or as a medium of exchange and payment method. Other companies, typically through partnerships with digital currency processors, have also begun to increase the adoption of cryptocurrencies in the retail and commercial marketplace. Despite these public reports, there is still a relatively limited use of any cryptocurrency in the retail and commercial marketplace, thus contributing to price volatility that could adversely affect an investment in our securities. Banks and other established financial institutions may refuse to process funds for cryptocurrency transactions, process wire transfers to or from cryptocurrency exchanges, cryptocurrency-related companies or service providers, or maintain accounts for persons or entities transacting in cryptocurrency. Conversely, a significant portion of cryptocurrency demand is generated by investors seeking a long-term store of value or speculators seeking to profit from the short- or long-term holding of the asset. Price volatility, slow processing speeds, and high transaction costs undermine bitcoin’s role as a medium of exchange, as retailers are less likely to accept it as a direct form of payment. Market capitalization for bitcoin as a medium of exchange and payment method may always be low.

The relative lack of acceptance of cryptocurrencies in the retail and commercial marketplace, or a reduction of such use, limits the ability of end users to use them to pay for goods and services. Such lack of acceptance or decline in acceptance could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of bitcoin mined.

Transaction fees may decrease demand for bitcoin and prevent expansion.

A miner that successfully adds a block to the bitcoin blockchain is remunerated with newly mined bitcoins (known as the “block reward”) and may potentially also receive transaction fees. Bitcoin miners will be able to continue earning block rewards through this process until 21 million bitcoins have been mined, which reflects the total fixed supply limit of bitcoin. The bitcoin network’s design regulates supply by only allowing a fixed number of bitcoin to be mined each year and halving the number of block rewards paid to miners after approximately four years. As a result of the bitcoin network’s limitations on mining, it is estimated that the final bitcoin will be minted in 2140, at which time miners will be incentivized to maintain the network solely based on transaction fees. It is currently estimated that approximately 20 million bitcoins will have been mined by the year 2030.

Transaction fees are not pre-determined by the bitcoin protocol and vary based on market factors, such as user demand and the capacity of the network. Decreased transaction fees would have an adverse effect on our financial performance. However, if transaction fees paid for bitcoin transactions become too high, users may be motivated to move away from the bitcoin network entirely. Either the requirement from miners of higher transaction fees in exchange for recording transactions in a blockchain or a software upgrade that automatically charges fees for all transactions may decrease demand for bitcoin and prevent the expansion of the bitcoin network to retail merchants and commercial businesses, either of which could result in a reduction in the price of bitcoin that could adversely impact an investment in our securities. Decreased use and demand for bitcoin may adversely affect its value and result in a reduction in the price of bitcoin and the value of our securities.

It may be illegal now, or in the future, to acquire, own, hold, sell or use bitcoin, or other cryptocurrencies, participate in blockchains or utilize similar cryptocurrency assets in one or more countries, the ruling of which would adversely affect us.

Several countries have taken and may continue taking regulatory actions that could severely restrict the right to acquire, own, hold, sell or use cryptocurrency assets or to exchange them for fiat currency. For example, in China and Russia, it is illegal to accept payment in bitcoin and other cryptocurrencies for consumer transactions and banking institutions are barred from accepting deposits of cryptocurrencies. Additional countries, including the United States, could take similar measures to ban or limit the holding of certain cryptocurrencies such as bitcoin. Such circumstances could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account, and thus harm investors.

Our operations, investment strategies and profitability may be adversely affected by competition from other methods of investing in cryptocurrencies.

We compete with other users and/or companies that are mining cryptocurrencies and other potential financial vehicles, including securities backed by or linked to cryptocurrencies through entities similar to us. Market and financial conditions, and other conditions beyond our control, may make it more attractive to invest in other financial vehicles, or to invest in bitcoin or other cryptocurrencies directly, which could limit the market for our shares and reduce their liquidity. The emergence of other financial vehicles and exchange-traded funds have been scrutinized by regulators and such scrutiny and the negative impressions or conclusions resulting from such scrutiny could be applicable to us and impact our ability to successfully pursue our strategy or operate at all, or to establish or maintain a public market for our securities. Such circumstances could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin we mine, and thus harm investors.

The development and acceptance of competing blockchain platforms or technologies may cause demand for bitcoin to decrease.

The development and acceptance of competing blockchain platforms or technologies, including competing cryptocurrencies which our mining machines may not be able to mine, such as cryptocurrencies being developed by popular social media platforms, online retailers, or government sponsored cryptocurrencies, may cause consumers to use or hold alternative cryptocurrencies. Our business utilizes presently existent digital ledgers and blockchains and we could face difficulty adapting to emergent digital ledgers, blockchains, or alternatives thereto. This may adversely affect us and our exposure to blockchain technologies and prevent us from realizing the anticipated profits from our investments. Such circumstances could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin we mine or otherwise acquire or hold for our own account, which could materially and adversely affect investors’ investments in our securities.

Despite the current first-to-market advantage of the bitcoin network over other cryptocurrency networks, the cryptocurrency market continues to evolve rapidly as the value of existing cryptocurrencies fluctuates and new cryptocurrencies enter the market. Therefore, it is possible that one or more alternative cryptocurrencies could become comparatively more popular than bitcoin in the future. If an alternative cryptocurrency obtains significant market share, this could reduce bitcoin’s market share and value.

A substantial portion of our mining revenue is derived from bitcoin mining, although we also mine certain other cryptocurrencies, including Litecoin and Dogecoin. As a result, our business remains materially affected by the market value, adoption and competitiveness of bitcoin. In addition, our mining fleet is configured for specific algorithms and cryptocurrency networks, and we may incur significant costs to acquire, reconfigure or replace equipment if we determine to expand or shift our mining activities in response to changes in market conditions. Accordingly, the emergence or increased adoption of alternative cryptocurrencies that reduces the market share, demand or value of bitcoin could have a material adverse effect on our business, results of operations and financial condition.

The open-source structure of the bitcoin network protocol means that the contributors to the protocol are generally not directly compensated for their contributions in maintaining and developing the protocol. A failure to properly monitor and upgrade the protocol could damage that network and an investment in us.

The bitcoin network operates based on an open-source protocol maintained by contributors, largely on the Bitcoin Core project on GitHub. As an open-source project, bitcoin is not represented by an official organization or authority. Because the bitcoin network protocol is not sold and its use does not generate revenues for contributors, contributors are generally not compensated for maintaining and updating the bitcoin network protocol. The lack of guaranteed financial incentive for contributors to maintain or develop the bitcoin network and the lack of guaranteed resources to adequately address emerging issues with the bitcoin network may reduce incentives to address the issues adequately or in a timely manner, which could have a material adverse effect on our business. Issues with the bitcoin network could result in decreased demand or reduced prices for bitcoin, thus impacting our ability to monetize the bitcoin we mine and also reducing the total number of transactions for which mining rewards and transaction fees can be earned, thus impacting the value of an investment in our securities.

The decentralized nature of the governance of bitcoin may lead to ineffective decision making that slows development or prevents the bitcoin network from overcoming emergent obstacles. Governance of the bitcoin network is by voluntary consensus and open competition with no clear leadership structure or authority. To the extent lack of clarity in corporate governance of the bitcoin network leads to ineffective decision making that slows development and growth of bitcoin, the value of our securities may be adversely affected.

We may not adequately respond to rapidly changing technology, which may negatively affect our business.

Competitive conditions within the bitcoin mining and cryptocurrency industry require that we use sophisticated technology in the operation of our business. The industry for blockchain technology is characterized by rapid technological changes, new product introductions, enhancements and evolving industry standards. New technologies, techniques or products could emerge that might offer better performance than the software and other technologies we currently use, and we may have to manage transitions to these new technologies to remain competitive. We may not be successful, generally or relative to our competitors, in timely implementing new technology into our systems, or doing so in a cost-effective manner. During the course of implementing any such new technology into our operations, we may experience system interruptions and failures. Furthermore, there can be no assurances that we will recognize, in a timely manner or at all, the benefits that we may expect as a result of our implementing new technology into our operations. As a result, our business and operations may suffer, and there may be adverse effects on the price of our ordinary shares.

Incorrect or fraudulent bitcoin transactions may be irreversible.

Bitcoin transactions are irrevocable, and stolen or incorrectly transferred bitcoin may be irretrievable. As a result, any incorrectly executed or fraudulent bitcoin transactions could adversely affect our investments and assets. Bitcoin transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the bitcoin from the transaction. In theory, bitcoin transactions may be reversible with the control or consent of a majority of processing power on the network; however, we do not now, nor is it feasible that we could in the future, possess sufficient processing power to effect this reversal. Once a transaction has been verified and recorded in a block that is added to a blockchain, an incorrect transfer of bitcoin or a theft thereof generally will not be reversible and if an incorrect transfer or theft occurs, we may not have sufficient recourse to recover our losses from any such transfer or theft. It is possible that, through computer or human error, or through theft or criminal action, our cryptocurrency rewards could be transferred in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts. As a result, if there is human error, theft, or criminal action, we will need to rely on existing private investigative entities to investigate any potential loss of our bitcoin assets. The third-party service providers rely on data analysis and compliance of internet service providers with traditional court orders to reveal information such as the IP addresses of any attackers who may target us. Our inability to recover any losses from such action, error or theft, could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations of and potentially the value of any bitcoin we mine or otherwise acquire or hold for our own account now or in the future.

If a malicious actor or botnet obtains control of more than 50% of the processing power of the bitcoin network, such actor or botnet could manipulate the bitcoin network to adversely affect us, which could have a material, adverse effect on our business.

If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the processing power dedicated to mining bitcoin, it may be able to alter blockchains on which bitcoin transactions reside and rely on by constructing fraudulent blocks or preventing certain transactions from completing in a timely manner, or at all. The malicious actor or botnet could control, exclude or modify the ordering of transactions, though it could not generate new units or transactions using such control. The malicious actor could “double-spend” its own bitcoin (i.e., spend the same bitcoin in more than one transaction) and prevent the confirmation of other users’ transactions for as long as it maintained control. To the extent that such malicious actor or botnet does not yield its control of the processing power on the network or the bitcoin community does not reject the fraudulent blocks as malicious, reversing any changes made to blockchains may not be possible. The foregoing description is not the only means by which the entirety of blockchains or bitcoin may be compromised but is only an example.

Although there are no known reports of malicious activity or control of blockchains achieved through controlling over 50% of the processing power on the network, it is believed that certain mining pools may have exceeded the 50% threshold in bitcoin. The possible crossing of the 50% threshold indicates a greater risk that a single mining pool could exert authority over the validation of bitcoin transactions. To the extent that the bitcoin ecosystem, and the administrators of mining pools, do not act to ensure greater decentralization of bitcoin mining processing power, the feasibility of a botnet or malicious actor obtaining control of the blockchain’s processing power will increase, because such botnet or malicious actor could more readily infiltrate and seize control over the blockchain by compromising a single mining pool, if the mining pool compromises more than 50% of the mining power on the blockchain, than it could if the mining pool had a smaller share of the blockchain’s total hashing power. Conversely, if the blockchain remains decentralized it is inherently more difficult for the botnet or malicious actor to aggregate enough processing power to gain control of the blockchain. However, if this were to occur, the public may lose confidence in the bitcoin blockchain, and blockchain technology more generally. This would likely have a material and adverse effect on the price of bitcoin, which could have a material adverse effect on our business, financial results and operations.

If the award of bitcoin rewards for solving blocks is not sufficiently high, miners may not have adequate incentive to continue mining and may cease mining operations, which may make the blockchains they support with their mining activity less stable.

As the number of bitcoin rewards awarded for solving a block in the bitcoin blockchain decreases, the relative cost of mining bitcoin will also increase, unless there is a corresponding increase in demand for that bitcoin. Even relatively stable demand may not be sufficient to support the costs of mining because as new miners begin working to solve blocks, the relative amount of energy expended to obtain a cryptocurrency award will tend to increase. This increased energy directly relates to an increased cost of mining, which means an increased cost of obtaining a bitcoin award. This increased cost, if not met with a corresponding increase in the market price for the bitcoin resulting from increased scarcity and/or demand, may lead miners to conclude they do not have an adequate incentive to continue mining and, therefore, may cease their mining operations. This reduction in active miners supporting a blockchain may result in a reduction in the aggregate hash rate devoted to the blockchain as its bitcoin award is reduced. We believe this would tend to adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to a blockchain until the next scheduled adjustment in difficulty for block solutions) and make bitcoin networks more vulnerable to a malicious actor or botnet. This could permit such malicious actor or botnet to manipulate a blockchain in a manner that adversely affects our activities. A reduction in confidence in the confirmation process or processing power of the network could result and may be irreversible. Such events could have a material adverse effect on our ability to continue to pursue our strategy, which could in turn have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin we mine or otherwise acquire or hold for our own account now or in the future.

Demand for bitcoins is driven, in part, by its status as a prominent digital asset. It is possible that a digital asset other than bitcoin could have features that make it more desirable to a material portion of the digital asset user base, resulting in a reduction in demand for bitcoin, which could have a negative impact on the price of bitcoin and adversely affect an investment in our securities.

Bitcoin was the first digital asset to gain global adoption and critical mass, and as a result, it has a “first to market” advantage over other cryptocurrencies. In addition, many consortiums and financial institutions are also researching and investing resources into private or permissioned blockchain platforms rather than open platforms like the bitcoin network. Competition from the emergence or growth of alternative cryptocurrencies could have a negative impact on the demand for, and price of, bitcoin and thereby adversely affect an investment in our securities.

Investors may invest in bitcoin directly or through other potential financial vehicles, possibly including securities backed by or linked to bitcoin and digital asset financial vehicles. Market and financial conditions, and other conditions beyond our control, may make it more attractive to invest in other financial vehicles or to invest in bitcoin directly, which could limit the market for, and reduce the liquidity of, our securities.

Bitcoin held by us are not subject to Federal Deposit Insurance Corporation (“FDIC”) or Securities Investor Protection Corporation (“SIPC”) protections.

Bitcoin is not typically held with a banking institution or a member of the FDIC or the SIPC and, therefore, any bitcoin we may hold would not be subject to the protections enjoyed by depositors with FDIC or SIPC member institutions.

Bitcoin may have concentrated ownership and large sales or distributions by holders or bitcoin could have an adverse effect on its market price.

It is possible that certain persons or entities control multiple wallets that collectively hold a significant number of bitcoin, even if they individually only hold a small amount, and it is possible that some of these wallets are controlled by the same person or entity. As a result of this concentration of ownership, large sales or distributions by such holders could lead to volatility and have an adverse effect on the market price of bitcoin.

Our expansion into AI computing infrastructure is at an early stage and subject to significant risks and uncertainties.

In April 2026, we announced an initiative to expand into AI computing infrastructure leveraging our Georgia facility. Although construction of our initial computing infrastructure has been completed, our AI-related operations have not yet commenced. We have not entered into binding agreements with customers, secured committed financing, or generated revenue from AI computing activities. Our ability to execute this initiative is subject to numerous uncertainties, including market demand, customer adoption, competitive dynamics, and access to capital, and there can be no assurance that we will successfully implement this transformation.

In addition, we expect that the development of AI computing infrastructure will require significant capital expenditures. There can be no assurance that we will be able to obtain financing on terms acceptable to us, or at all, or within the expected timeframe.

As a result, our expansion into AI computing infrastructure may materially and adversely affect our results of operations and the market price of our ordinary shares.

We face substantial competition in the AI computing infrastructure market.

The market for AI and high-performance computing infrastructure is highly competitive and rapidly evolving. We expect to compete with a broad range of participants, including large hyperscale cloud providers, established data center operators, specialized AI infrastructure providers, and other companies seeking to repurpose existing computing infrastructure for AI-related workloads. Many of these competitors have significantly greater financial, technical, operational, and marketing resources than we do, as well as more established customer relationships, broader service offerings, and greater brand recognition. As a result, we may face pricing pressure, reduced margins, and difficulties in attracting and retaining customers.

The AI computing infrastructure market is also characterized by rapid technological change, including developments in semiconductor technologies, cooling systems, network architecture, and software optimization. Our ability to compete effectively will depend on our ability to timely procure advanced computing equipment, deploy efficient data center technologies, and adapt to evolving customer requirements. Any failure to keep pace with technological developments or to secure adequate equipment supply on commercially reasonable terms could adversely affect our competitiveness.

If we are unable to compete effectively, whether due to our cost structure, technological capabilities, access to capital, or other factors, our ability to successfully develop our AI computing infrastructure business and achieve profitability could be materially adversely affected, which in turn could negatively impact our results of operations and share price.

Risks Related to Governmental Regulation and Enforcement

If bitcoins are determined to be investment securities, and we hold a significant portion of our assets in bitcoins, investment securities or non-controlling equity interests of other entities, we may inadvertently violate the Investment Company Act of 1940 (the “Investment Company Act”). We could incur large losses to modify our operations to avoid the need to register as an investment company or could incur significant expenses to register as an investment company or could terminate operations altogether.

The SEC and its staff previously had taken the position that certain cryptocurrencies fall within the definition of a “security” under the U.S. federal securities laws and had issued reports, orders, and statements that provide guidance on when a cryptocurrency may be a security for purposes of the U.S. federal securities laws. Recent statements and guidance from the SEC and the Commodity Futures Trading Commission (“CFTC”) indicate that certain digital assets, including Bitcoin, may be treated as “digital commodities” rather than securities under U.S. federal securities laws. However, the regulatory framework for digital assets remains evolving, and the classification of any particular digital asset depends on the specific facts and circumstances, including its structure, use, and the manner in which it is offered and sold. Accordingly, there can be no assurance that regulatory authorities will not adopt differing interpretations or that future rulemaking or legislation will not materially alter the current regulatory landscape. If laws and regulations evolve or the SEC changes its position with respect to whether bitcoin is regarded as a type of securities, we may be subject to Investment Company Act and other regulations surrounding securities, notwithstanding the conclusions we may draw based on our risk-based assessment regarding the likelihood that a particular digital asset could be deemed a “security” under applicable laws.

Under the Investment Company Act, a company may fall within the definition of an investment company under section 3(c)(1)(A) thereof if it is or holds itself out as being engaged primarily, or proposes to engage primarily in the business of investing, reinvesting or trading in securities, or under section 3(a)(1)(C) thereof if it is engaged or proposes to engage in business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire “investment securities” (as defined) having a value exceeding 40% of its total assets (exclusive of government securities and cash items) on an unconsolidated basis. There is no authoritative law, rule or binding guidance published by the SEC regarding the status of cryptocurrencies as “securities” or “investment securities” under the Investment Company Act. Although we believe that we are not engaged in the business of investing, reinvesting or trading in investment securities, and we do not hold ourselves out as being primarily engaged, or proposing to engage primarily, in the business of investing, reinvesting or trading in securities, to the extent the cryptocurrencies that our subsidiaries mine, own, or otherwise acquire may be deemed “securities” or “ investment securities” by the SEC or a court of competent jurisdiction, we may meet the definition of an investment company. If we fall within the definition of an investment company under the Investment Company Act, we would be required to register with the SEC. If an investment company fails to register, it likely would have to stop doing almost all business, and its contracts would become voidable. Generally non-U.S. issuers may not register as an investment company without an SEC order.

If we were unable to qualify for an exemption from registration as an investment company, or fail to take adequate steps within the one-year grace period for inadvertent investment companies, we would need to register with the SEC as an investment company under the Investment Company Act or cease almost all business, and our contracts would become voidable. Investment company registration is time-consuming and would require a restructuring of our business. Moreover, the operation of an investment company is very costly and restrictive, as investment companies are subject to substantial regulation concerning management, operations, transactions with affiliated persons and portfolio composition, and Investment Company Act filing requirements. The cost of such compliance would result in us incurring substantial additional expenses, and the failure to register if required would have a materially adverse impact on our operations.

There can be no assurances that we will properly characterize any given cryptocurrency as a security or non-security for purposes of determining which cryptocurrencies to mine, hold and trade, or that the SEC or a court, if the question was presented to it, would agree with our assessment. We could be subject to judicial or administrative sanctions for failing to offer or sell cryptocurrencies in compliance with the registration requirements, or for acting as a broker or dealer without appropriate registration. Such an action could result in injunctions, cease and desist orders, as well as civil monetary penalties, fines, and disgorgement, criminal liability, and reputational harm. Further, if any cryptocurrency that our subsidiaries mine, hold and trade is deemed to be a security under the laws of any U.S. federal, state, or foreign jurisdiction, or in a proceeding in a court of law or otherwise, it may have adverse consequences for such cryptocurrency. For instance, all transactions in such supported cryptocurrency would have to be registered with the SEC or other foreign authority, or conducted in accordance with an exemption from registration, which could severely limit its liquidity, usability and transactability. Further, it could draw negative publicity and a decline in the general acceptance of digital assets. Also, it may make it difficult for such cryptocurrency to be traded, cleared, and custodied as compared to other cryptocurrencies that are not considered to be securities.

We may be required to register as an investment company under the Investment Company Act. In such event, we may be deemed as operating as an unregistered investment company in violation of the Investment Company Act and required to register as an investment company or to adjust our strategies.

We intend to conduct our operations in such a way that we will not be required to register as an investment company under the Investment Company Act. However, under the Investment Company Act, a company may fall within the definition of an investment company under section 3(a)(1)(C) thereof if it is engaged or proposes to engage in business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire “investment securities” (as defined therein) having a value exceeding 40% of its total assets (exclusive of government securities and cash items) on an unconsolidated basis. If the cryptocurrencies we mine or hold, or plan to mine or hold, are determined to be securities, we may be required to register as an investment company or to adjust our business strategies. There can be no assurance that we will be able to maintain our exclusion from registration as an investment company under the Investment Company Act. In addition, as a consequence of our seeking to avoid the need to register under the Investment Company Act on an ongoing basis, we may be limited in the ability to engage in cryptocurrency mining operations or otherwise make certain investments, and these limitations could result in our holding those cryptocurrencies we may wish to sell or selling the cryptocurrencies we may wish to hold, which could materially and adversely affect our business, financial condition and results of operations.

We cannot be certain as to how future regulatory developments will impact our business and any such additional regulatory requirements, or changes in how existing requirements are interpreted and applied, may cause us to cease all or certain of our operations or change our business model.

We cannot be certain as to how future regulatory developments will impact the treatment of cryptocurrencies, and other digital assets under the law. For example, if regulatory changes or interpretations require the regulation digital assets under certain laws and regulatory regimes in the United States such as those administered by the SEC, the CFTC, the Internal Revenue Service (“IRS”), Department of Treasury or other agencies or authorities or similar laws and regulations of other jurisdictions, including if our digital asset activities cause us to be deemed a “money transmitter,” “money services business” or equivalent designation under U.S. federal law, the law of any U.S. state, or foreign jurisdiction in which we operate, we may be required to register, seek licensure and comply with such regulations, including at a federal, state or local level, and implement an anti-money laundering program, reporting and recordkeeping regimes, consumer protective safeguards, and other operational requirements. To the extent that we decide to continue operations, the required registrations and regulatory compliance steps may result in extraordinary, non-recurring expenses or burdens to us, as well as on-going recurring compliance costs, possibly affecting an investment in the ordinary shares or our net income in a material and adverse manner. We may also decide to cease some or all operations. Any termination or disruption of our operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to investors. Furthermore, we and our service providers may not be capable of complying with certain federal or state regulatory obligations applicable to money services businesses or state money transmitters. If we are deemed to be subject to and determined not to comply with such additional regulatory and registration requirements, we may act to dissolve and liquidate our company. Any such action may adversely affect an investment in us.

If we fail to comply with such additional regulatory, licensure and registration compliance requirements, we may seek to cease all or certain of our operations or be subjected to fines, penalties and other governmental action. Such circumstances could have a material adverse effect on our ability to continue as a going concern or to pursue our business model at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any cryptocurrencies or digital assets we plan to hold or expect to acquire for our own account.

Regulatory developments related to cryptocurrencies and cryptocurrency markets may impact our business, financial condition, and results of operations.

Legislators have devoted increasing attention to cryptocurrencies and cryptocurrency markets. Legislatures across states in the U.S. may pass several crypto-related bills that vary in their subject matter and scope and create new regulatory framework or clarify existing regulations. In the event that any proposed crypto-legislature that limits or regulates our business activities is enacted, our business, financial condition, and results of operations may be negatively impacted.

Additionally, regulatory developments related to cryptocurrencies and cryptocurrency markets as well as the regulatory environment in which our subsidiaries operate can impact our operating costs and interfere with our business strategy with respect to where the operating entities operate. Additionally, to the extent that bitcoins, the primary type of cryptocurrency we mine, are affected by regulatory developments, including being categorized and regulated as securities, our business strategy with respect to our future business operations could be interfered with as well. Should crypto-legislature that limits or regulates our business activities as such is enacted and/or the regulatory environment has changed, our operating costs could significantly increase, and our business strategy with respect to our future business operations could be materially and adversely affected.

If U.S. or foreign regulators and other government entities assert jurisdictions over cryptocurrencies and cryptocurrency markets, we may be subject to additional regulations imposed by these regulators and government entities and may be required to alter our business operations to gain compliance with these regulations, as a result of which we may experience increased compliance costs and our business operations, financial position and results of operations may be materially and adversely affected.

There are risks that U.S. or foreign regulators and other government entities may assert jurisdictions over cryptocurrencies and cryptocurrency markets. In such event, we may be subject to additional regulations imposed by these regulators and government entities. For instance, in the complaint of a federal lawsuit filed by the SEC against Ian Balina, an influencer in the cryptocurrency market, for his failure to register a cryptocurrency as a security before launching a 2018 initial coin offering, the SEC suggests that the U.S. has jurisdiction over all Ethereum transactions. Similar assertions concerning other types of cryptocurrencies could be made by the SEC or any other regulator or government entity and, if any part of our business is found subject to jurisdiction of these regulators, we may experience increased compliance costs and we may be required to alter our business operations to gain compliance with these regulations. For example, if the SEC has jurisdictions over the bitcoins the operating entities mine and they are deemed as securities by the SEC, any transactions involving our mined bitcoins and our mining activities may be subject to the regulations of the Securities Act and the Exchange Act, and any additional regulations published by the SEC. In such event, to the extent that we incur material increases in compliance costs or our business operations are no longer compliant with then-existing regulations, our business operations, financial position and results of operations will be materially and adversely affected.

Our transactions in cryptocurrency may expose us to countries, territories, regimes, entities, organizations and individuals that are subject to sanctions and other restrictive laws and regulations.

The Office of Foreign Assets Control of the U.S. Department of Treasury and the U.S. Department of State require us to comply with sanction programs based on foreign policy and national security goals against targeted countries, territories, regimes, entities, organizations and individuals. Because of the pseudonymous nature of blockchain transactions, we may not be able to determine the ultimate identity of the individuals with whom we transact with respect to buying or selling cryptocurrency. To the extent government enforcement authorities enforce laws and regulations that are impacted by blockchain technology, we may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which could harm our reputation and affect the value of our securities.

The cryptoeconomy is novel and has limited access to policymakers or lobbying organizations, which may harm our ability to effectively react to proposed legislation and regulation of cryptocurrency or cryptocurrency platforms adverse to our business.

As cryptocurrencies have grown in both popularity and market size, various U.S. federal, state, and local and foreign governmental organizations, consumer agencies and public advocacy groups have been examining the operations of cryptocurrency networks, users and platforms, with a focus on how cryptocurrencies can be used to launder the proceeds of illegal activities, fund criminal or terrorist enterprises, and the safety and soundness of platforms and other service providers that hold cryptocurrencies for users. Many of these entities have called for heightened regulatory oversight and have issued consumer advisories describing the risks posed by cryptocurrencies to users and investors. The cryptoeconomy is novel and has limited access to policymakers and lobbying organizations in many jurisdictions. Competitors from other, more established industries, including traditional financial services, may have greater access to lobbyists or governmental officials, and regulators that are concerned about the potential use of cryptocurrencies for illicit purposes may effect statutory and regulatory changes with minimal or discounted inputs from the cryptoeconomy. As a result, new laws and regulations may be proposed and adopted, or existing laws and regulations may be interpreted in new ways, that harm the cryptoeconomy or cryptocurrency platforms, which could adversely impact our business.

If regulatory changes or interpretations of our activities require us to register under the regulations promulgated by the Financial Crimes Enforcement Network under the authority of the U.S. Bank Secrecy Act, or otherwise under state laws, we may incur significant compliance costs, which may have a material negative effect on our business and the results of our operations.

Cryptocurrencies are treated as “money” by the Financial Crimes Enforcement Network (“FinCEN”), and business engaged in the transfer of money or other payments services are subject to registration and licensure requirements at the U.S. federal level and also under U.S. state laws. While FinCEN has issued guidance that cryptocurrency mining, without engagement in other activities, does not require registration and licensure with FinCEN, this could be subject to change as FinCEN and other regulatory agencies continue their scrutiny of the bitcoin network and cryptocurrencies generally. To the extent that our business activities cause us to be deemed a money services business (“MSB”) under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, we may be required to comply with FinCEN regulations, including those that would mandate us to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records.

To the extent that our activities would cause us to be deemed a “money transmitter” (“MT”) or equivalent designation under state law in any state in which it may operate, we may be required to seek a license or otherwise register with a state regulator and comply with state regulations that may include the implementation of anti-money laundering programs, including implementing a know-your-counterparty program and transaction monitoring, maintenance of certain records and other operational requirements.

Such additional federal or state regulatory obligations may cause us to incur extraordinary expenses. Furthermore, we may not be capable of complying with certain federal or state regulatory obligations applicable to MSBs and MTs, such as monitoring transactions and blocking transactions, because of the nature of the bitcoin blockchain. If we are deemed to be subject to, and it is determined we are not in compliance with such additional regulatory and registration requirements, we may act to dissolve and liquidate.

The application of the Commodity Exchange Act, as amended (the “CEA”), to our bitcoin mining business is unclear and may be subject to change and therefore difficult to predict. To the extent we become subject to regulation by the CFTC in connection with our business activities, we may incur additional compliance costs, which may be significant.

The CEA does not currently impose any direct obligations on us related to the mining or exchange of bitcoin. However, the CFTC, the federal agency that administers the CEA, generally regards bitcoin as a commodity. This position has been supported by decisions of federal courts.

Changes in the CEA or the regulations promulgated by the CFTC thereunder, as well as interpretations thereof and official statements by the CFTC may impact the classification of bitcoin and subject it to additional regulatory oversight by the CFTC. Although the CFTC to date has not enacted regulations governing non-derivative or non-financed, margined or leveraged transactions in bitcoin, it has authority to commence enforcement actions against persons who engage in manipulation or deceptive practices related to transactions in any contract of sale of any commodity, including bitcoin, in interstate commerce.

While no provision of the CEA, or CFTC rules, orders or rulings (except as noted herein) appears to be currently applicable to our business, this is subject to change. We cannot be certain as to how future regulatory developments will impact the treatment of bitcoin under the law. Any requirements imposed by the CFTC related to our bitcoin mining activities or our transactions in bitcoin would cause us to incur additional extraordinary, non-recurring expenses, thereby materially and adversely impacting an investment in our securities.

Moreover, if our bitcoin mining activities or transactions in bitcoin were deemed by the CFTC to constitute a collective investment in derivatives for our shareholders, we may be required to register as a commodity pool operator with the CFTC through the National Futures Association. Such additional registrations may result in extraordinary, non-recurring expenses, thereby materially and adversely impacting an investment in our securities. If we determine it is not practicable to comply with such additional regulatory and registration requirements, we may seek to cease certain of our operations. Any such action may adversely affect an investment in our business.

We are subject to risks associated with our need for significant electrical power. Government regulators may potentially restrict the ability of electricity suppliers to provide electricity to bitcoin mining operations, such as ours.

The operation of a bitcoin mining can require massive amounts of electrical power and we anticipate our demand for electrical power will grow as we expand our mining fleet. If we are unable to continue to obtain sufficient electrical power to operate our miners on a cost-effective basis, we may not realize the anticipated benefits of our significant capital investments in new miners. Further, our mining operations can only be successful and ultimately profitable if the costs, including electrical power costs, associated with mining a bitcoin are lower than the price of a bitcoin. As a result, any mine we establish can only be successful if we can obtain sufficient electrical power for that mine on a cost-effective basis, and our establishment of new mines requires us to find locations where that is the case. There may be significant competition for suitable mine locations, and government regulators may potentially restrict the ability of electricity suppliers to provide electricity to mining operations in times of electricity shortage, or may otherwise potentially restrict or prohibit the provision or electricity to mining operations. Additionally, our mines could be materially adversely affected by a power outage. If we are unable to receive adequate power supply and are forced to cease or reduce our operations due to the availability or cost of electrical power, including increased taxes associated with the use of electrical power, our business would experience materially negative impacts.

Climate change, and the regulatory and legislative developments related to climate change, may materially adversely affect our business and financial condition.

The potential physical impacts of climate change on our operations are highly uncertain and would be particular to the geographic circumstances in areas in which we operate or in which our third-party providers operate. These may include changes in rainfall and storm patterns and intensities, water shortages, changing sea levels and changing temperatures. The impacts of climate change may materially and adversely impact the cost, production and financial performance of our operations. Further, any impacts to our business and financial condition as a result of climate change are likely to occur over a sustained period of time and are therefore difficult to quantify with any degree of specificity. For example, extreme weather events may result in adverse physical effects on portions of our infrastructure, which could disrupt our supply chain and ultimately our business operations. In addition, disruption of transportation and distribution systems could result in reduced operational efficiency and customer service interruption. Climate related events have the potential to disrupt our business, including the business of our suppliers, and may cause us to experience higher attrition, losses and additional costs to resume operations.

In addition, a number of governments or governmental bodies have introduced or are contemplating legislative and regulatory changes in response to various climate change interest groups and the potential impact of climate change. Given the very significant amount of electrical power required to operate cryptocurrency miners, as well the environmental impact of mining for the rare earth metals used in the production of mining servers, the cryptocurrency mining industry may become a target for future environmental and energy regulation. Legislation and increased regulation regarding climate change could impose significant costs on us and our suppliers, including costs related to increased energy requirements, capital equipment, environmental monitoring and reporting, and other costs to comply with such regulations. Any future climate change regulations could also negatively impact our ability to compete with companies situated in areas not subject to such limitations. Given the political significance and uncertainty around the impact of climate change and how it should be addressed, we cannot predict how legislation and regulation will affect our financial condition, operating performance and ability to compete. Furthermore, even without such regulation, increased awareness and any adverse publicity in the global marketplace about potential impacts on climate change by us or other companies in our industry could harm our reputation. Any of the foregoing could result in a material adverse effect on our business and financial condition.

We are subject to environmental, health and safety laws and regulations that may expose us to significant liabilities for penalties, damages or costs of remediation or compliance.

Our operations and properties are subject to laws and regulations governing occupational health and safety, the discharge of pollutants into the environment or otherwise relating to health, safety and environmental protection requirements in the countries and localities in which we operate. These laws and regulations may impose numerous obligations that are applicable to our operations, including acquisition of a permit or other approval before conducting construction or regulated activities; limitation or prohibition of construction and operating activities in environmentally sensitive areas, such as wetlands; imposing specific health and safety standards addressing worker protection; and imposition of significant liabilities for pollution resulting from our operations, including investigation, remedial and clean-up costs. Failure to comply with these requirements may expose us to fines, penalties or interruptions in our operations that could have a material adverse effect on our financial position, results of operations and cash flows. Certain environmental laws may impose strict, joint and several liability for costs required to clean up and restore sites where hazardous substances have been disposed or otherwise released into the environment, even under circumstances where the hazardous substances were released by prior owners or operators or the activities conducted and from which a release emanated complied with applicable law.

The trend in environmental regulation has been to place more restrictions and limitations on activities that may be perceived to impact the environment, and thus there can be no assurance as to the amount or timing of future expenditures for environmental regulation compliance or remediation. New or revised regulations that result in increased compliance costs or additional operating restrictions could have a material adverse effect on our financial position, results of operations and cash flows.

Our mining business is subject to local government regulation.

We are subject to extensive and varied local government regulation, including regulations relating to public health, safety and zoning codes. We operate each of our locations in accordance with standards and procedures designed to comply with applicable codes and regulations. However, our failure to obtain or retain any required licenses could adversely affect our operations. Although we have not experienced, and do not anticipate experiencing any significant difficulties, delays or failures in obtaining required licenses, permits or approvals, any such problem could delay or prevent us from operating our current sites or further expanding our operations.

Future developments regarding the treatment of bitcoin for U.S. federal income and foreign tax purposes could adversely affect our business.

Due to the new and evolving nature of bitcoin and the absence of comprehensive legal guidance with respect to bitcoin, and bitcoin transactions, many significant aspects of the U.S. federal income and foreign tax treatment of bitcoin are uncertain, and it is unclear what guidance may be issued in the future on the treatment of bitcoin or bitcoin transactions, including bitcoin mining, for U.S. federal income and foreign tax purposes. Current U.S. Internal Revenue Service (“IRS”) guidance indicates that bitcoin, should be treated and taxed as property (rather than as a currency), and that transactions involving the payment of bitcoin for goods and services should be treated as barter transactions. While this treatment creates a tax reporting requirement for certain exchanges of bitcoin, it preserves the right to apply capital gains (as opposed to ordinary income) treatment to those transactions where bitcoin is held as a capital asset.

There can be no assurance that the IRS or other foreign tax authority will not alter its existing position with respect to bitcoin in the future or that a court would uphold the treatment of bitcoin as property, rather than currency. Any such alteration of existing IRS and foreign tax authority positions or additional guidance regarding bitcoin products and transactions could result in adverse tax consequences for holders of bitcoin and could have an adverse effect on the value of bitcoin and the broader bitcoin markets. The uncertainty regarding the tax treatment of bitcoin transactions, and the potential promulgation of new, or changes to existing, U.S. federal income, state or foreign tax laws, treaties, regulations, administrative practices or guidance relating to bitcoin transactions could adversely impact the price of bitcoin, our business and the trading price of our securities. Further, in the event our business expands, our after-tax profitability and financial results could be adversely affected by expanding, internationally or domestically, to jurisdictions with less favorable or more complex tax laws or greater scrutiny by taxing authorities.

Changes to applicable U.S. tax laws and regulations could affect our business and future profitability.

New U.S. laws and policy relating to taxes may have an adverse effect on us and our business and future profitability. Further, existing U.S. tax laws, statutes, rules, regulations or ordinances could be interpreted, changed, modified or applied adversely to us. It is unclear whether Congress will enact any changes and, if enacted, how soon any such changes could take effect. The passage of any legislation could have an adverse effect on our business and future profitability. Additionally, we are evaluating the extent to which recently enacted laws expanding cryptocurrency information and transaction reporting requirements could impact our business and future profitability.

Recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in “Restrictive Market”, (ii) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act (“HFCAA”) requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act. On December 18, 2020, the HFCAA was signed into law.

On March 24, 2021, the SEC announced the adoption of interim final amendments to implement the submission and disclosure requirements of the HFCAA. In the announcement, the SEC clarifies that before any issuer will have to comply with the interim final amendments, the SEC must implement a process for identifying covered issuers. The announcement also states that the SEC staff are actively assessing how best to implement the other requirements of the HFCAA, including the identification process and the trading prohibition requirements.

On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to HFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the board of directors of a company is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. The final amendments are effective on January 10, 2022.

On December 16, 2021, PCAOB announced the PCAOB Holding Foreign Companies Accountable Act determinations (the “PCAOB determinations”) relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in China of the PRC or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong.

On August 26, 2022, PCAOB signed a Statement of Protocol with the CSRC and the Ministry of Finance of the People’s Republic of China governing inspections and investigations of audit firms based in Mainland China and Hong Kong.

On December 15, 2022, the PCAOB announced in the 2022 Determination its determination that the PCAOB was able to secure complete access to inspect and investigate accounting firms headquartered in Mainland China and Hong Kong, and the PCAOB Board voted to vacate previous determinations to the contrary.

Should the PCAOB again encounter impediments to inspections and investigations in Mainland China or Hong Kong as a result of positions taken by any authority in either jurisdiction, including by the CSRC or the MOF, the PCAOB will make determinations under the HFCAA as and when appropriate. The inability of the PCAOB to conduct inspections of auditors in PRC makes it more difficult to evaluate the effectiveness of these accounting firm’s audit procedures or quality control procedures as compared to auditors outside of PRC that are subject to the PCAOB inspections, which could cause investors and potential investors in our Ordinary Shares to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

Our auditor Audit Alliance LLP., the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is headquartered in Singapore and has been inspected by the PCAOB on a regular basis, with the last inspection conducted in 2023 and pending inspection in 2026. It is not subject to the determinations announced by the PCAOB on December 16, 2021 or the Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China on August 26, 2022. However, if the PCAOB is unable to inspect our accounting firm in the future, our Ordinary Shares may be delisted from or prohibited from trading on a national securities exchange.

The recent developments would add uncertainties to this offering and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us since we are an emerging growth company and have employees residing in China. The HFCAA, which requires that the PCAOB be permitted to inspect an issuer’s public accounting firm within two years, may result in the delisting of our Company or prohibition of trading in our Ordinary Shares in the future if the PCAOB is unable to inspect our accounting firm at such future time.

If the Chinese government were to exert more oversight and control over or impose new requirements for approval from the PRC authorities to issue our Ordinary Shares to foreign investors or list on a foreign exchange, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in PRC based issuers. PRC has recently promulgated new rules that require companies collecting or holding large amounts of data to undergo a cybersecurity review prior to listing in foreign countries, a move that will significantly tighten oversight over PRC-based internet giants. The Measures for Cybersecurity Review (2021 version) was promulgated on December 28, 2021 and became effective on February 15, 2022. These measures specify that any “online platform operators” controlling the personal information of more than one million users which seek to list on a foreign stock exchange are subject to prior cybersecurity review.

On September 24, 2024, the State Council promulgated the Regulation on Network Data Security Management (the “Network Data Regulation”), which became effective as of January 1, 2025. The Network Data Regulation restates and further specifies the legal requirements for personal information, important data, cross-border data transfer, network platform services, and data security. Among others, if the network data processing activities have or may have impacts on national security, such activities shall be subject to national security review in accordance with relevant laws and regulations. Any failure to comply with such requirements may subject us to, among others, suspension of services, fines, revoking relevant business permits or business licenses and penalties.

The PRC Data Security Law, which was promulgated by the Standing Committee of the National People’s Congress (the “SCNPC”) on June 10, 2021 and took effect on September 1, 2021, requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On August 20, 2021, the SCNPC promulgated the Personal Information Protection Law of the People’s Republic of China, or the Personal Information Protection Law, which integrates the scattered rules with respect to personal information rights and privacy protection and took effect on November 1, 2021.

We presently do not maintain a PRC subsidiary or other registered PRC operating entity, and our business does not involve the collection of user data, implicate cybersecurity, or involve any other type of foreign investment restricted industry. Based on our understanding of currently applicable PRC laws and regulations, this offering in the U.S. is not subject to the review or prior approval of the CAC. As of the date of this prospectus, we have not received any notice from any authorities identifying the operating entities as critical information infrastructure operator (“CIIO”) or requiring us to go through cybersecurity review or network data security review by the CAC. Uncertainties still exist, however, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CAC could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

On February 17, 2023, the CSRC released Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies with five interpretive guidelines (the “Trial Measures”), which came into effect on March 31, 2023. Pursuant to the Trial Measures, a PRC domestic company that seeks to offer and list securities in overseas markets, either in direct or indirect overseas offering, shall fulfill the filing procedure with the CSRC and report relevant information to the CSRC. Direct overseas offering and listing by domestic companies refers to such overseas offering and listing by a joint-stock company incorporated domestically. Any overseas offering and listing made by an issuer that meets both the following conditions will be determined as indirect offering and listing in overseas market and, therefore, be subject to filing requirement: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in the Mainland China, or its main places of business are located in the Mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in the Mainland China. The determination as to whether or not an overseas offering and listing by domestic companies is indirect, shall be made on substance over form basis.

As of the date of this prospectus, as advised by Duojia, we believe we are not required to obtain the approval from or complete the filing with the CSRC for this offering and thus we have not submitted an application for approval for this offering with the CSRC pursuant to the Trial Measures based on the facts that (i) our operating entities are incorporated in the United States. We presently do not maintain a PRC subsidiary or other registered PRC operating entity; (ii) For the fiscal years ended December 31, 2025 and 2024, we generated all of our revenue from businesses outside of China; and (iii) the principal places of business of our business activities are located outside China and all principal business activities are conducted outside China. Thus, we do not meet the explicit conditions set out in the Trial Measures to determine whether an overseas offering shall be deemed as a direct or an indirect overseas offering and listing by a domestic company. However, as the Trial Measures was newly published and the determination as to whether or not an overseas offering and listing by domestic companies is indirect, shall be made on a substance over form basis, there are substantial uncertainties as to the implementation and interpretation, and the CSRC may take a view that is contrary to our understanding of the Trial Measures. If we are required by the CSRC to submit and complete the filing procedures of this offering and listing, we cannot assure you that we will be able to complete such filings in a timely manner, or even at all. Any failure by us to comply with such filing requirements under the Trial Measures may result in rectification, warnings, and a fine between RMB1 million and RMB10 million, which could adversely and materially affect our business operations and financial outlook, and significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares to investors and could cause the value of our Ordinary Shares to significantly decline or such shares to become worthless.

We have been closely monitoring regulatory developments in PRC regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings, including this offering. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. Given the current PRC regulatory environment, it is uncertain whether we or our subsidiaries will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Such significant uncertainty could materially and adversely impact our business and financial outlook and may impact our ability to accept foreign investments, or continue to list on a U.S. or other foreign exchange.

Any change of regulations and rules by Chinese government including potential additional requirements on cybersecurity review, personal information protection, moving technology in and out of the PRC, or outbound data transfer may intervene or influence our operations at any time and any additional control over offerings conducted overseas and/or foreign investment in issuers with Chinese operations could result in a material change in our business operations and/or the value of our Ordinary Shares and could also significantly limit or completely hinder our ability to offer our Ordinary Shares to investors and cause the value of such securities to significantly decline or be worthless.

Between July 2 and July 6, 2021, the CAC announced cybersecurity investigations of the business operations of certain U.S.-listed Chinese companies. On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued “The Opinions on Severely Cracking Down on Illegal Securities Activities According to Law” (the “Opinions”). The Opinions emphasized the needs to strengthen the administration over illegal securities activities and the supervision over overseas listings by Chinese companies. According to the Opinions, Measures, including promoting the construction of relevant regulatory systems, will be taken to control the risks and manage the incidents from overseas listed Chinese companies.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “New Overseas Listing Rules”), which came to effect on March 31, 2023, pursuant to which, any direct or indirect offshore listing of PRC domestic enterprises shall be filed with the CSRC. The Measures provide that the determination as to whether a domestic company is indirectly offering and listing securities on an overseas market shall be made on a substance over form basis, and if the issuer meets the following conditions, the offering and listing shall be determined as an indirect overseas offering and listing by a Chinese domestic company: (i) the revenue, profit, total assets or net assets of the Chinese domestic entity is more than 50% of the related financials in the issuer’s audited consolidated financial statements for the most recent fiscal year; (ii) the senior managers in charge of business operation and management of the issuer are mostly Chinese citizens or with regular domicile in China, the main locations of its business operations are in China or main business activities are conducted in China.

On December 28, 2021, Cybersecurity Review Measures published by the CAC, National Development and Reform Commission, Ministry of Industry and Information Technology, Ministry of Public Security, Ministry of State Security, Ministry of Finance, Ministry of Commerce, People’s Bank of China, State Administration of Radio and Television, China Securities Regulatory Commission, State Secrecy Administration and State Cryptography Administration, effective on February 15, 2022, which provides that, Critical Information Infrastructure Operators (“CIIOs”) that intend to purchase internet products and services and Data Processing Operators (“DPOs”) engaging in data processing activities that affect or may affect national security shall be subject to the cybersecurity review by the Cybersecurity Review Office. In addition, CIIOs and DPOs that possess personal data of at least one (1) million users must apply for a review by the Cybersecurity Review Office, if they plan to conduct listings in foreign countries. On November 14, 2021, CAC published the Administration Measures for Cyber Data Security (Draft for Public Comments), or the “Cyber Data Security Measure (Draft)”. Cyber Data Security Measure (Draft) provides that data processors shall apply for Cybersecurity Review for certain events, such as the merger, restructuring, division of an internet platform operator that holds a large amount of data relating to national security, economic development or public interests which affects or may affect the national security; overseas listing of a data processor that processes personal data for more than one million individuals; Hong Kong listing of a data processor that affects or may affect national security; other data processing activities that affect or may affect the national security. We are not an CIIO as defined in the Review Measures but we are probably deemed to be a DPO engaging in data processing activities.

The Company and its subsidiaries are primarily engaged in cryptocurrency mining, mining equipment trading, leasing and hosting businesses. Neither the Company nor its subsidiaries operate a consumer-facing internet platform, and in connection with these businesses, we do not collect or process user personal information. Accordingly, we believe that our current business operations do not involve the type or volume of personal information or user data that would subject us to mandatory cybersecurity review by the CAC. Although we believe we are not subject to the oversight by CAC, if CAC decides that we are subject to its oversight and the cybersecurity review, failure to pass such cybersecurity review and/or to comply with the data privacy and data security requirements raised during such cybersecurity review could subject us to penalties, damage its reputation and brand, and harm its business and results of operations.

On July 7, 2022, the CAC promulgated the Measures for Security Assessment for Outbound Data Transfer, which became effective on September 1, 2022. The Measures apply to the security assessment of Important Data and personal information collected and generated during operation within the territory of the People’s Republic of China and transferred abroad by a data handler. Specifically, the Measures for Security Assessment for Outbound Data Transfer to provide that where a data handler transfers data abroad under any of the following circumstances, it shall, through the local Cyberspace Administration at the provincial level, apply to the CAC for security assessment for the outbound data transfer: (1) a data handler who transfers Important Data abroad; (2) a critical information infrastructure operator, or a data handler processing the personal information of more than one million individuals, who, in either case, transfers personal information abroad; (3) a data handler who has, since January 1 of the previous year cumulatively transferred abroad the personal information of more than 100,000 individuals, or the sensitive personal information of more than 10,000 individuals, or (4) other circumstances where the security assessment for the outbound data transfer is required by the CAC.

On February 22, 2023, the CAC promulgated the Measures for the Standard Contract for Outbound Transfer of Personal Information, effective on June 1, 2023, provides the basic principles and requirements on the outbound transfer of personal information outside the PRC under the standard contract provided by the CAC. Pursuant to the Measures for the Standard Contract for Outbound Transfer of Personal Information, any personal information handler transferring personal information abroad by entering into the standard contract shall meet all of the following conditions and conduct a personal information protection impact assessment: (i) it is not a critical information infrastructure operator; (ii) it processes the personal information of less than 1 million individuals; (iii) it has cumulatively transferred abroad the personal information of less than 100,000 individuals since January 1 of the previous year; and (iv) it has cumulatively transferred abroad the sensitive personal information of less than 10,000 individuals since January 1 of the previous year. The Measures also provides that the personal information handler shall not carry out the outbound transfer until the standard contract enters into force, and shall file a record with the cyberspace authority at the provincial level within 10 working days from the effective date of the standard contract executed.

We do not believe we will be subject to the Measures for Security Assessment for Outbound Data Transfer and the Measures for the Standard Contract for Outbound Transfer of Personal Information (the “outbound data transfer regulations”). We do not collect or process user personal information in the PRC in connection with our business operations and, accordingly, we do not currently transfer, and do not anticipate transferring after the offering, any such user personal information from the PRC to jurisdictions outside the PRC.

In the circumstances we may be subject to such requirements, we believe we would obtain approval from the CAC. However, failure to pass such requirements and/or to comply with the data privacy and data security requirements could subject us to penalties, damage its reputation and brand, and harm its business and the results of operations. According to the Personal Information Protection Law, promulgated on August 20, 2021 by the Standing Committee of the National People’s Congress (“SCNPC”) and became effective on November 1, 2021, if we fail to comply with relevant regulations, regulatory agencies will order us to rectify such noncompliance, give us a warning, and the illegal gains shall be confiscated. Applications that illegally process personal information shall be ordered to suspend or terminate the provision of services. Those who refuse to make corrections shall be fined up to RMB1 million; A fine of not less than RMB10,000 but not more than RMB100,000 shall be imposed on the directly responsible supervisors and other directly responsible personnel. If the regulatory agencies find the above-mentioned illegal acts to be serious, the department responsible for personal information protection at or above the provincial level shall order rectification, confiscate the illegal gains, impose a fine of not more than RMB50 million or not more than 5% of the violator’s revenue in the last fiscal year and may also order the suspension of relevant business activities or the suspension of all business activities for rectification, notify the relevant competent department to revoke the relevant business license or revoke all the business licenses possessed by the violator. Under such circumstances, the directly responsible supervisors and other directly responsible personnel shall be fined not less than RMB100,000 but not more than RMB1 million, and they may be prohibited from serving as directors, supervisors, senior management personnel, and personal information protection personnel of relevant enterprises for a certain period of time. If a crime is constituted, criminal responsibility shall be pursued in accordance with the PRC law.

If we do not comply with the above regulations, including requirements on cybersecurity review, personal information protection, moving technology in and out of the PRC, or outbound data transfer, the regulatory agencies may also limit our ability to pay dividends outside of mainland China, delay or restrict the repatriation of the proceeds from this offering into mainland China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. The CSRC, the CAC, or other PRC regulatory agencies may take additional actions requiring us, or advise us, to halt this offering before settlement and delivery of our Ordinary Shares. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur.

The PRC legal system is based in part on government policies, and new laws and regulations may be enacted from time to time, some of which may have a retroactive effect. Furthermore, substantial uncertainties exist regarding the interpretation and implementation of current and any future PRC laws and regulations. It is not certain whether any future regulations will impose restrictions on the business that we are currently engaging in China. As of the date of this prospectus, we have not received any notice from any authorities identifying us as a CIIO, DPO or requiring us to undertake a cybersecurity review or an outbound data transfer review by the CAC.

Non-compliance with the PRC Labor Contract Law and other labor-related regulations in the PRC may adversely affect our business and our results of operations.

We may be subject to regulatory requirements as we have employees residing in China. Pursuant to the PRC Labor Contract Law, or the Labor Contract Law, which was released on January 1, 2008, was amended on December 28, 2012 and became effective on July 1, 2013 employees have the right, among others, to enter into written labor contracts, minimum wages, paying remuneration, determining the term of employees’ probation and unilaterally terminating labor contracts. In the event that we decide to terminate some of our employees or otherwise change our employment or labor practices, the Labor Contract Law and its implementation rules may limit our ability to effect those changes in a desirable or cost-effective manner, which could adversely affect our business and results of operations. In addition, according to the PRC Social Insurance Law, which was released on July 1, 2011, amended on December 29, 2018 and became effective on the same day, and the Administrative Regulations on the Housing Provident Funds, which was released on April 3, 1999, amended on March 24, 2019 and became effective on the same day, companies operating in the PRC are required to participate in pension insurance, work-related injury insurance, medical insurance, unemployment insurance, maternity insurance and housing provident fund plans, and the employers must pay all or a portion of the social insurance premiums and housing provident funds for their employees. We believe our current practice complies with the Labor Contract Law and its amendments. However, the relevant governmental authorities may take a different view and impose fines on us.

As the interpretation and implementation of these laws and regulations are still evolving, our practices may not at all times be deemed in compliance with the new laws and regulations. If we incur significant liabilities in connection with labor disputes or investigations, our businesses and results of operations may be adversely affected.

Risks Related to Our Ordinary Shares and the Trading Market

An increase of free trading shares of our Ordinary Shares could result in substantial sales of Ordinary Shares on the open market which could cause our stock price to fall substantially.

Any increase in freely trading shares, or the perception that such shares will or could come onto the market could have an adverse effect on the trading price of the stock. No prediction can be made as to the effect, if any, that sales of these shares, or the availability of such shares for sale, will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of Ordinary Shares may be sold in the public market may adversely affect prevailing market prices for our Ordinary Shares and could impair our ability to raise capital through the sale of our equity securities or impair our shareholders’ ability to sell on the open market.

We may issue additional ordinary shares or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of our ordinary shares.

We may issue additional ordinary shares or other equity securities of equal or senior rank in the future for any reason or in connection with, among other things, future acquisitions or repayment of outstanding indebtedness, without shareholder approval.

Our issuance of additional ordinary shares or other equity securities of equal or senior rank would have the following effects:

●	our existing shareholders’ proportionate ownership interest in us will decrease;

●	the amount of cash available per share, including for payment of dividends in the future, may decrease;

●	the relative voting strength of each previously outstanding share may be diminished; and

●	the market price of our ordinary shares may decline.

We are not expected to pay dividends on our ordinary shares in the foreseeable future.

We are not expected to pay dividends on our ordinary shares in the foreseeable future. Instead, for the foreseeable future, it is expected that we will continue to use any available funds to operate and expand our business, and not to pay any cash dividends on our ordinary shares. Consequently, you should not rely on an investment in the Company as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends, subject to applicable laws. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our ordinary shares will likely depend entirely upon any future price appreciation of our ordinary shares. We cannot guarantee that our ordinary shares will appreciate in value or even maintain the price at which you purchased the ordinary shares. You may not realize a return on your investment in our ordinary shares and you may even lose your entire investment in our ordinary shares.

We may become a passive foreign investment company, which could result in adverse United States federal income tax consequences to United States investors.

Based on the projected composition of our income and valuation of our assets, including goodwill, we are not expected to be a passive foreign investment company (“PFIC”) for our current taxable year, and we do not expect to become one in the future, although there can be no assurance in this regard, and we may be at elevated risk of PFIC classification depending on the treatment of our digital asset holdings for PFIC purposes. If we are or were to become a PFIC, such characterization could result in adverse United States federal income tax consequences to you if you are a U.S. investor. For example, if we are a PFIC, our U.S. investors will become subject to increased tax liabilities under U.S. federal income tax laws and regulations and will become subject to burdensome reporting requirements. We cannot assure you that we will not be a PFIC for our current taxable year or any future taxable year.

Our amended and restated memorandum and articles of association contain anti-takeover provisions that could have a material adverse effect on the rights of holders of our ordinary shares.

Our amended and restated memorandum and articles of association include provisions to limit the ability of others to acquire control of us or cause us to engage in change-of-control transactions. These provisions could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of us in a tender offer or similar transaction. For example, our board of directors has the authority, subject to any resolution of the shareholders to the contrary, to issue preference shares in one or more series and to fix their designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with our ordinary shares. Preference shares could be issued quickly with terms calculated to delay or prevent a change in control of the Company or make removal of management more difficult. If our board of directors decides to issue preference shares, the price of our ordinary shares may fall and the voting and other rights of the holders of our ordinary shares may be materially and adversely affected.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we were formed under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our amended and restated memorandum and articles of association, the Companies Act and the common law of the Cayman Islands. The rights of our shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedents in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies. Our directors have the discretion under our amended and restated memorandum and articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by shareholders, but are not obliged to make them available to shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands differ significantly from requirements for companies incorporated in other jurisdictions such as the U.S. To the extent we choose to follow home country practice, shareholders may be afforded less protection than they otherwise would have under rules and regulations applicable to U.S. domestic issuers.

The Cayman Islands courts are also unlikely (i) to recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws, or (ii) to impose liabilities against us, in original actions brought in the Cayman Islands, based on certain civil liability provisions of U.S. securities laws that are penal in nature.

There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

As a result of all of the above, our shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of our board of directors or shareholders than they would as shareholders of a company incorporated in the United States.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands company and all of our officers and directors, including our chief executive officer and director, Siguang Peng, our acting chief financial officer, Yupeng Guo, our directors, Xu Peng, Zhiyi Xie, Ye Ren and Yuejun Jiang are nationals or residents of the PRC and a substantial portion of their assets may be located outside the United States, including in the PRC. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of the PRC may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands and the PRC, see “Enforceability of Civil Liabilities” in this prospectus.

As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

As a Cayman Islands company listed on the Nasdaq, we are subject to Nasdaq corporate governance listing standards. However, the Nasdaq rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from Nasdaq corporate governance listing standards. A Cayman Islands company is not required to have annual general meetings. Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest. To the extent we choose to follow home country practice with respect to corporate governance matters such as the exemption from holding an annual general meeting pursuant to Nasdaq Rule 5620(a), our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

We have incurred and will continue to incur increased costs as a result of being a public company.

We are a public company and we incur significant accounting, legal and other expenses. The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC and the Nasdaq, have detailed requirements concerning corporate governance practices of public companies, including Section 404 of the Sarbanes-Oxley Act of 2002 relating to internal controls over financial reporting. These rules and regulations applicable to public companies have increased our accounting, legal and financial compliance costs and made certain corporate activities more time-consuming and costly. Our management is required to devote substantial time and attention to our public company reporting obligations and other compliance matters. Our reporting and other compliance obligations as a public company may place a strain on our management, operational and financial resources and systems for the foreseeable future.

In the past, shareholders of a public company often brought securities class action suits against the company following periods of instability in the market price of that company’s securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

●	the Cayman Islands has a less exhaustive body of securities laws than the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our memorandum and articles of association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors and shareholders, be arbitrated.

We have appointed Continental Stock Transfer & Trust Company, located at 1 State Street, 30th Floor, New York, NY 10004-1561, our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Conyers Dill & Pearman , our counsel as to Cayman Islands law, has advised us that the courts in the Cayman Islands are unlikely (i) to recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, to the extent such judgments give rise to obligations that are penal or punitive in nature; and (ii) to entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Conyers Dill & Pearman has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States, the courts of the Cayman Islands will, at common law, recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without any re-examination of the merits based on the principal that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which such judgment has been given, provided such judgment (a) is given by a competent foreign court with jurisdiction to give the judgment; (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (c) is final and conclusive; (d) is not in respect of taxes, a fine or a penalty; and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

USE OF PROCEEDS

This prospectus relates to Ordinary Shares that may be offered and sold from time to time by the Selling Shareholders. We will not receive any proceeds from the sale of the Ordinary Shares offered through this prospectus by the Selling Shareholders. The Pre-Funded Warrants have a nominal exercise price and are not expected to generate meaningful proceeds upon exercise. In the event that the Selling Shareholders decide to exercise the Common Warrants, per the terms of the Purchase Agreement, the Company may receive up to approximately $21 million in aggregate gross proceeds from such exercises. All such proceeds will be used for working capital and operational requirements of the Company’s business divisions and for general corporate purposes, which may include research and development.

DETERMINATION OF OFFERING PRICE

The Selling Shareholders will offer shares of our Ordinary Shares at the prevailing market prices or privately negotiated prices. The offering price of our Ordinary Shares does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The market price of our Ordinary Shares will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for our Ordinary Shares. There can be no assurance that our Ordinary Shares will trade at market prices in excess of the prices at which they were initially offered.

DIVIDEND POLICY

Our board of directors has complete discretion as to whether to distribute dividends. In addition, our shareholders may, by ordinary resolution, declare a dividend, but no dividend may exceed the amount recommended by our board of directors. In either case, all dividends are subject to certain restrictions under Cayman Islands law, namely that we may only pay dividends out of profits or share premium, and provided that in no circumstances may a dividend be paid if it would result in us being unable to pay our debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency, and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions, and other factors that our board of directors may deem relevant.

We do not have any plan to declare or pay any cash dividends on our Ordinary Shares in the foreseeable future. We intend to retain most, if not all, of our available funds and future earnings to operate and expand our business.

We are an exempted company with limited liability incorporated in the Cayman Islands. We rely principally on dividends and other distributions from our subsidiaries to meet our cash requirements, including dividends paid to our shareholders. As of the date of this prospectus, our operating subsidiaries are organized in the British Virgin Islands, the Cayman Islands, and the United States, and we do not believe any of these jurisdictions currently impose material restrictions on the payment of dividends or distributions by our subsidiaries to us, other than general solvency requirements.

In addition, applicable regulations in the jurisdictions where our subsidiaries are organized may restrict the ability of our subsidiaries to pay dividends to us, and we evaluate such restrictions on an ongoing basis.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our cash and cash equivalents, indebtedness and capitalization as of December 31, 2025:

●	on an actual basis as of December 31, 2025; and

●	on a pro forma as adjusted basis, to give effect to certain transactions completed by the Company between January 1, 2026 and the date of this prospectus, including the issuance of Ordinary Shares, the officer loans funded in bitcoin, the June 2026 private placement and the related offering and registration expenses.

You should read this table in conjunction with our consolidated financial statements and the related notes appearing elsewhere in this prospectus, and other financial information included elsewhere in this prospectus.

	As of December 31, 2025
(in thousands, except share data)	Actual	Pro Forma As Adjusted(1)
Cash and cash equivalents	$350	$6,594
Digital assets received under officer loans (supplemental)	-	767
Indebtedness:
Short-term loans	2,166	2,166
Officer loans	-	767
Total indebtedness	2,166	2,933
Stockholders’ equity:
Ordinary shares (US$0.06 par value; 200,000,000 shares authorized; 9,516,975 shares issued and outstanding as of December 31, 2025; and 16,976,004 shares issued and outstanding on a pro forma as adjusted basis after giving effect to the transactions described in Note (1))	553	1,001
Additional paid-in capital	234,259	244,452
Accumulated deficit	(197,649)	(198,257)
Total stockholders’ equity	37,163	47,196

Total capitalization	$39,329	$50,129

(1)	The pro forma as adjusted amounts give effect to (i) the issuance of 1,808,592 Ordinary Shares in connection with the acquisition of an additional 15% equity interest in Met Chain Co., Limited, (ii) the issuance of 475,000 Ordinary Shares under the Company’s equity incentive arrangements, (iii) officer loans funded through transfers totaling 10.989 bitcoin, with an aggregate historical U.S. dollar value of approximately US$0.767 million, and (iv) the issuance of 5,175,437 Ordinary Shares in the June 2026 private placement and the receipt of approximately US$6.244 million of net proceeds after giving effect to the related offering and registration expenses. The pro forma as adjusted amounts do not give effect to the exercise of the Pre-Funded Warrants or Common Warrants.

CORPORATE HISTORY AND STRUCTURE

Our Corporate History

We were formed to serve as a holding company after consummation of the Mergers (defined below) contemplated by the Merger Agreement (defined below). We were formed as a Cayman Islands exempted company on September 27, 2019. Prior to the Mergers, we owned no material assets and did not operate any business. Our principal executive office is located at 61 Robinson Road Level 6 & 7, #738, Singapore 068893, and our phone number is +65 6022 2515.

On December 12, 2019, the Company entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) by and among the Company, EdtechX Holdings Acquisition Corp., a Delaware corporation (“EdtechX”), Meten Education Inc., a Delaware corporation and wholly owned subsidiary of the Company (“EdtechX Merger Sub”), Meten Education Group Ltd., a Cayman Islands exempted company and wholly owned subsidiary of the Company (“Meten Merger Sub”, and together with EdtechX Merger Sub, the “Merger Subs”), and Meten International Education Group, a Cayman Islands exempted company (“Meten”) which, among other things, provided for (i) Meten Merger Sub to merge with and into Meten, with Meten being the surviving entity of such merger (the “Meten Merger”) and becoming a wholly-owned subsidiary of the Company (“Surviving Cayman Islands Company”) and (ii) EdtechX Merger Sub to merge with and into EdtechX, with EdtechX being the surviving entity of the merger (the “EdtechX Merger” and together with the Meten Merger, the “Mergers”) and becoming a wholly-owned subsidiary of the Company.

On March 30, 2020, the parties to the Merger Agreement consummated the Mergers. Immediately prior to the Mergers, Azimut Enterprises Holdings S.r.l. (the “Azimut Investor”) invested US$20 million in EdtechX to purchase 2,000,000 units of EdtechX (with each unit consisting of one ordinary share and one warrant to purchase one ordinary share of EdtechX at a price of US$11.50 per share), which units converted into the same number of our units upon closing of the Mergers. Concurrently with the closing of the Mergers, our PIPE financing with two unaffiliated third-party investors, one of which is ITG Education, in an aggregate investment of US$12 million was completed on March 30, 2020.

On March 30, 2020, our ordinary shares were listed on the Nasdaq Capital Market under the symbol “METX.” Our warrants issued in connection with the Mergers traded on the Nasdaq Capital Market under the symbol “METXW” beginning May 27, 2020, and have since expired.

On August 11, 2021, we changed our name from “Meten EdtechX Education Group Ltd.” to “Meten Holding Group Ltd.”

On October 20, 2022, pursuant to the terms of the VIE contractual arrangements, Zhuhai Meizhilian Education Technology Co., Ltd. (“Zhuhai Meten”) and Zhuhai Likeshuo Education Technology Co., Ltd. (“Zhuhai Likeshuo”) unilaterally terminated their respective contractual arrangements with 30-day advanced notices to their respective former VIEs. The termination of the VIE contractual arrangements were effective on November 19, 2022. As the VIE structure has been unwound, the financial results of the VIEs and their subsidiaries are no longer consolidated into the Company’s financial statements after the effective date. As of the date of this prospectus, the operating entities only operate cryptocurrency mining business in the U.S., and we no longer provide ELT services, which services were provided by the former VIEs.

On August 10, 2023, we held a general meeting of shareholders, during which our shareholders approved the Share Consolidation. As a result, our 500,000,000 issued and unissued ordinary shares of par value of US$0.003 each in the capital of us were consolidated into 25,000,000 ordinary shares of nominal or par value of US$0.06 each (“Share Consolidation”). The Share Consolidation became effective on August 23, 2023, and the ordinary shares began trading on a post-Share Consolidation basis on the Nasdaq Capital Market when the market opened on August 24, 2023, under the symbol “BTCT” but under a new CUSIP number of G6055 H155. No fractional shares were issued in connection with the Share Consolidation. All fractional shares were rounded up to the whole number of shares. Immediately following the Share Consolidation, the authorized share capital of the Company was US$1,500,000, divided into 25,000,000 ordinary shares of a nominal or par value of US$0.06 each. As of the date of this prospectus, the authorized share capital of the Company is US$12,000,000, divided into 200,000,000 ordinary shares of a nominal or par value of US$0.06 each.

The shareholders also approved to change our name from “Meten Holding Group Ltd.” to “BTC Digital Ltd.,” which became effective on August 11, 2023.

On August 22, 2025, the Company held an extraordinary general meeting at which the shareholders passed a special resolution approving the increase of the Company’s authorized share capital from US$1,500,000 divided into 25,000,000 ordinary shares of par value of US$0.06 each to US$12,000,000 divided into 200,000,000 ordinary shares of a par value of US$0.06 each. Investors purchasing our securities are purchasing equity interests in the Cayman Islands holding company.

As of the date of this prospectus, the authorized share capital of the Company is US$12,000,000, divided into 200,000,000 ordinary shares of a nominal or par value of US$0.06 each.

BTC Digital Ltd.
(Cayman Islands)
Public Holding Company
Entity in Which Investors Purchase Securities
100%
100%
100%
100%
Meten Service USA Corp.
(United States)
Operating Entity
Meta Path Investing Holding Company
(Cayman Islands)
Holding Company
Meten International Education Group
(Cayman Islands)
Other Subsidiary
BTC DIGITAL SINGAPORE PTE. LTD.
(Singapore)
Treasury and Digital Asset Holding Entity
Holds digital assets and financing proceeds
100%
100%
100%
Quench Data LLC
(United States)
Operating Entity
Met Chain Investment Holding Company Ltd.
(British Virgin Islands)
Holding Company
Meten Education Investment Limited
(British Virgin Islands)
Other Subsidiary
100%
METEN BLOCK CHAIN LLC
(United States)
Operating Entity
LEGEND
Public Holding Company
(Investors purchase securities here)
Operating Entities
(Current operating entities)
Holding Companies
(Non-operating holding companies)
Treasury and Digital Asset Holding Entity
(Holds digital assets and financing proceeds)
Other Subsidiaries
(Non-operating subsidiaries)

Investors are purchasing equity interests in BTC Digital Ltd., a Cayman Islands holding company.
Current business operations are primarily conducted through the *U.S. operating entities* highlighted below, while BTC Digital Singapore Pte. Ltd. serves principally as the Company's treasury and digital asset holding entity.

The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC using its EDGAR system.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks, and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

BTC Digital Ltd. (“we”, “us”, “our” and the “Company”) is a crypto asset technology company based in the U.S. with a focus on bitcoin mining. We also generate revenue through mining machines resale, mining machine rental and miner hosting services.

In fiscal year 2025, a substantial majority of our revenue was generated by the operating entities from bitcoin mining, mining machine resale and mining machine rental activities. We also generated revenue from miner hosting services. We may from time-to-time exchange bitcoin mined for fiat currency to generate cash flow to fund our business operations. We attribute our growth since we launched our crypto asset business in 2022 to our competitive strengths in diversified revenue streams, dedicated team and efforts towards regulatory compliance, and our experienced and visionary management team.

As of December 31, 2025, through the operating entities, we owned a total of 2,996 mining machines. As of the same date, the aggregate hash rate of our bitcoin mining machines in operation was approximately 390.1 PH/s. The operating entities manage and operate our mining machines at our facility in Arkansas. For the fiscal year ended December 31, 2025, the operating entities mined a total of 14.127 bitcoin and also mined Dogecoin and Litecoin, generating aggregate mining revenue of US$1.8 million.

Historically, the price of bitcoin has fluctuated significantly. The profitability of our bitcoin mining operations and our results of operations have been and will continue to be directly affected by the market price of bitcoin. To mitigate these risks and diversify our revenue streams, the operating entities have also developed mining machine resale and rental businesses. The operating entities source mining machines from suppliers on an order-by-order basis at negotiated prices and resell them based on market demand and pricing conditions. In addition, the operating entities may from time to time rent out mining machines to customers under agreed commercial terms in order to generate cash flow.

We believe research and development capabilities are important to our long-term growth and may enhance our mining efficiency, power efficiency and ability to expand our service and product offerings. Through collaborative arrangements, including joint venture arrangements with certain industry partners, the operating entities have been involved in research relating to mining machines and related infrastructure. The operating entities plan to continue investing in research and development in line with our business needs.

A. Operating Results

The following table sets forth a summary of our consolidated results of operations, both in absolute amounts and as a percentage of total net revenue, for the period indicated. This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus. The operating results in any period are not necessarily indicative of the results that may be expected for any future period.

	Years ended December 31,
	2023		2024		2025
	US$	%	US$	%	US$	%
Summary Consolidated Statements of Operations:
Revenues	9,073	100.0	11,675	100.0	14,041	100.0
Cost of revenues	(10,208)	(112.5)	(11,560)	(99.0)	(17,200)	(122.5)
Gross profit/(loss)	(1,135)	(12.5)	115	1.0	(3,159)	(22.5)
Operating expenses:
Selling and marketing expenses	(225)	(2.5)	(355)	(3.0)	(585)	(4.2)
General and administrative expenses	(1,121)	(12.4)	(2,438)	(20.9)	(5,065)	(36.1)
Loss from operations	(2,481)	(27.3)	(2,678)	(22.9)	(8,809)	(62.7)
Realized gain on exchange of digital assets	34	0.4	713	6.1	(418)	(3.0)
Interest income	1	-	-	-	191	1.4
Interest expenses	(63)	(0.7)	(48)	(0.4)	(62)	(0.4)
Equity in income on equity method investments	12	0.1	75	0.6	91	0.6
Other, net	(327)	(3.6)	(51)	(0.4)	(54)	(0.4)
Loss before income tax	(2,824)	(31.1)	(1,989)	(17.0)	(9,061)	(64.5)
Income tax expense	-	-	-	-	-	-
Net loss	(2,824)	(31.1)	(1,989)	(17.0)	(9,061)	(64.5)

For the year ended December 31, 2025, compared to the year ended December 31, 2024

Revenues

	Years ended December 31,
	2023		2024		2025
	US$	%	US$	%	US$	%
Cryptocurrency mining	2,882	31.8	1,190	10.2	1,790	12.7
Mining machines resale	5,485	60.5	9,124	78.1	10,177	72.5
Mining machine rental and hosting	706	7.7	1,361	11.7	2,074	14.8
Total	9,073	100.0	11,675	100.0	14,041	100.0

Our total revenue increased by 20.3% from US$11.7 million in the years ended December 31, 2024, to US$14.0 million in the years ended December 31, 2025. This was primarily due to (i) an increase in revenue from mining machines resale from US$9.1 million in 2024 to US$10.2 million in 2025, mainly driven by an increase in the number of mining machines sold from 1,191 units in 2024 to 1,602 units in 2025, partially offset by a decrease in the average selling price per unit from approximately US$7,700 in 2024 to approximately US$6,400 in 2025, due to changes in product mix and market pricing conditions for mining machines; (ii) the increase in cryptocurrency mining revenue by 50.4% from US$1.2 million to US$1.8 million, primarily due to an increase in the Company’s average operating hash rate during 2025, together with a higher average bitcoin market price during the year, partially offset by increases in network mining difficulty, and (iii) an increase in mining machine rental and hosting services revenue from US$1.4 million in 2024 to US$2.1 million in 2025, mainly driven by the launch and rapid growth of the Company’s mining machine hosting services in 2025. The hosting services generated revenue of over US$1.0 million in 2025.

Cost of Revenues

Our total cost of revenues increased by 48.8% from US$11.6 million in the years ended December 31, 2024, to US$17.2 million in the years ended December 31, 2025. This increase was primarily attributable to increased sales volume in our mining machine resale operations and higher costs associated with our cryptocurrency mining and other mining-related businesses.

Gross Profit and Gross Profit Margin

As a result of the foregoing, our gross profit decreased from US$115 thousand for the year ended December 31, 2024, to a gross loss of US$3.2 million for the year ended December 31, 2025. Our gross profit margin decreased from 1.0% in 2024 to negative 22.5% in 2025. The decrease was primarily attributable to the significant decline in profitability of our mining machines resale business, which was adversely affected by volatility in cryptocurrency market conditions and demand for mining machines during 2025. As a result, selling prices and gross margins for certain mining machine resale transactions were under pressure, and the selling prices for certain transactions were not sufficient to cover the related purchase costs and direct costs. In addition, our cryptocurrency mining and mining-related hosting operations incurred relatively high direct operating costs, including electricity, facility operating costs and depreciation, which further contributed to the gross loss in 2025.

Selling and Marketing Expenses

Our selling and marketing expenses increased from US$355 thousand in the years ended December 31, 2024, to US$585 thousand in the years ended December 31, 2025. This increase was primarily due to the growth in our mining machine resale business.

General and Administrative Expenses

Our general and administrative expenses increased by 107.8% from US$2.4 million in the years ended December 31, 2024, to US$5.1 million in the years ended December 31, 2025. This increase was primarily attributable to (i) employee stock option plan expenses of US$1.8 million, and (ii) the expansion of the Company’s business and the hiring of additional employees, which resulted in a corresponding increase in related expenses.

Interest Expenses

Our interest expenses increased from US$48 thousand in the years ended December 31, 2024, to US$62 thousand in the years ended December 31,2025. This increase is consistent with the increase in short-term loans.

Realized gain on exchange of digital assets

Our Realized gain on exchange of digital assets changed from a realized gain of US$713 thousand to a realized loss of US$418 thousand. This was primarily attributable to fluctuations in the market price of bitcoin and the timing and pricing of our exchanges of digital assets during 2025.

Equity in Income on Equity Method Investments

Our gain on equity method investments was US$75 thousand and US$91 thousand for the years ended December 31, 2024, and 2025, respectively.

Loss Before Income Tax

As a result of the foregoing, we had a loss before income tax of US$2.0 million in the years ended December 31, 2024, as compared to a loss before income tax of US$9.1 million in the years ended December 31, 2025.

Net Loss

As a result of the foregoing, we had a net loss of US$2.0 million in the years ended December 31, 2024, as compared to a net loss of US$9.1 million in the years ended December 31, 2025.

Non-GAAP Financial Measures

To supplement our consolidated financial statements which are presented in accordance with U.S. GAAP, we also use adjusted net income and adjusted EBITDA as additional non-GAAP financial measures. We present these non-GAAP financial measures because they are used by our management to evaluate its operating performance. We also believe that such non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our consolidated results of operations in the same manner as our management and in comparing financial results across accounting periods and to those of its peer companies.

Adjusted net income and adjusted EBITDA should not be considered in isolation or construed as alternatives to net income/(loss) or any other measure of performance or as indicators of our operating performance. Investors are encouraged to compare the historical non-GAAP financial measures with the most directly comparable GAAP measures. Adjusted net income and adjusted EBITDA presented here may not be comparable to similarly titled measures presented by other companies. Other companies may calculate similarly titled measures differently, limiting their usefulness as comparative measures to our data. We encourage investors and others to review our financial information in its entirety and not rely on a single financial measure.

Adjusted net loss represents net loss before share-based compensation. The table below sets forth a reconciliation of our adjusted net loss for the periods indicated:

	Years ended December 31,
	2023	2024	2025
	US$	US$	US$
	(in thousands)
Net loss	(2,824)	(1,989)	(9,061)
Add:
Share-based compensation expenses	138	571	1,827
Adjusted net loss	(2,686)	(1,418)	(7,234)

In addition, adjusted EBITDA represents the net loss before net interest loss, income tax expenses, depreciation and amortization, and excluding share-based compensation expenses. The table below sets forth a reconciliation of our adjusted EBITDA for the periods indicated:

	Years ended December 31,
	2023	2024	2025
	US$	US$	US$
	(in thousands)
Net loss	(2,824)	(1,989)	(9,061)
Subtract:
Net interest income/(loss)	(62)	(48)	129
Add:
Income tax expense	-	-	-
Depreciation and amortization	3,151	3,671	4,141
EBITDA	389	1,730	(5,049)
Add:
Share-based compensation expenses	138	571	1,827
Adjusted EBITDA	527	2,301	(3,222)

Taxation

Cayman Islands

We are incorporated in the Cayman Islands. Under the current law of the Cayman Islands, we are not subject to income or capital gains tax. In addition, dividend payments are not subject to withholding tax in the Cayman Islands.

British Virgin Islands

Under the current laws of the British Virgin Islands, companies formed in the British Virgin Islands are not subject to tax on income or capital gains.

Delaware

Our subsidiary, Meten Block Chain LLC, was formed in Delaware and elects to be treated as a corporation for U.S. federal income tax purposes. Accordingly, it is subject to U.S. federal corporate income tax at a rate of 21% on its taxable income, as well as applicable state income taxes in the jurisdictions where it conducts business, including Delaware (where the corporate income tax rate is 8.7% on Delaware-sourced income), Arkansas (where the subsidiary conducts its cryptocurrency mining operations) and any other states in which it has nexus.

Critical Accounting Policies

We prepare our financial statements in accordance with U.S. GAAP, which requires our management to make judgment, estimates and assumptions that affect our reporting of, among other things, assets and liabilities, contingent assets and liabilities and revenue and expenses. We continually evaluate these judgments, estimates and assumptions based on our own historical experience, knowledge and assessment of relevant current business and other conditions, our expectations regarding the future based on available information and various assumptions that we believe to be reasonable, which together form our basis for making judgments about matters that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, our actual results could differ from those estimates. Some of our accounting policies require a higher degree of judgment than others in their application.

The selection of critical accounting policies, the judgments and other uncertainties affecting the application of those policies and the sensitivity of reported results to changes in conditions and assumptions are factors that should be considered when reviewing our financial statements. We believe the following accounting policies involve the most significant judgments and estimates used in the preparation of our financial statements. You should read the following description of critical accounting policies, judgments and estimates in conjunction with our consolidated financial statements and other disclosures included herein.

Share-based compensation

Share-based compensation costs are measured at the grant date. The compensation expense in connection with the shares awarded to employees is recognized using the straight-line method over the requisite service period. Forfeitures are estimated at the time of grant, with such estimate updated periodically and with actual forfeitures recognized currently to the extent they differ from the estimate. In determining the fair value of the shares awarded to employees, the discounted cash flow pricing model has been applied.

B. Liquidity and Capital Resources

Our principal sources of liquidity have been cash generated from operating activities, proceeds from financing activities and, to a lesser extent, our holdings of digital assets, which may be converted into fiat currency from time to time. As of December 31, 2023, 2024 and 2025, we had cash and cash equivalents of US$43,000, US$14.9 million and US$350,000, respectively. As of December 31, 2025, we also held digital assets of US$7.6 million. Cash and cash equivalents consist of cash on hand, deposits with banks or other financial institutions and highly liquid investments that are unrestricted as to withdrawal and use and have original maturities of three months or less when purchased.

As of December 31, 2025, the Company had a relatively low cash and cash equivalents balance of US$350,000 and recorded a net loss of US$9.1 million for the year ended December 31, 2025. In addition, the Company recorded a gross loss and net cash used in operating activities of US$5.3 million for the year ended December 31, 2025. These conditions raised substantial doubt about the Company’s ability to continue as a going concern.

Management has evaluated these conditions and our liquidity plans. These plans include, but are not limited to, generating cash flows from our mining, mining machine resale, rental and hosting businesses, collecting outstanding receivables, including certain receivables collected subsequent to year-end, controlling operating expenses and capital expenditures, liquidating digital assets when necessary, and seeking additional financing through equity or debt financing. Subsequent to the year ended December 31, 2025, the Company completed a private placement on June 26, 2026, generating initial gross proceeds of approximately $7 million, with additional potential proceeds of up to approximately $21 million upon exercise of Common Warrants. As of December 31, 2025, we held digital assets of US$7.6 million, which may be liquidated as needed to support our working capital requirements.

We believe that the above plans, if successfully implemented, together with our current available cash and cash equivalents (including proceeds from the Private Placement completed on June 26, 2026), expected cash generated from operating activities, available digital asset holdings and available financing resources, will enable us to meet our anticipated working capital requirements and capital expenditure needs in the ordinary course of business for at least the next twelve months from the issuance date of the consolidated financial statements. However, there can be no assurance that we will be able to generate sufficient cash flows from operations, collect outstanding receivables, liquidate digital assets at favorable prices, or obtain additional financing on acceptable terms, or at all.

We may require additional cash resources due to changing business conditions or other future developments, including capital expenditures for our computing infrastructure business and any investment or acquisition we may decide to selectively pursue. If our existing cash resources are insufficient to meet our requirements, we may seek to sell equity or equity-linked securities, sell debt securities, borrow from banks or other financial institutions, or liquidate a portion of our digital asset holdings. We cannot assure you that financing will be available in the amounts we need or on terms acceptable to us, if at all, or that our digital assets can be liquidated at favorable prices due to market volatility. The sale of additional equity securities would result in additional dilution to our shareholders. The incurrence of indebtedness and issuance of debt securities would result in debt service obligations and could result in operating and financial covenants that restrict our ability to pay dividends to our shareholders.

The following table sets forth a summary of our cash flows for the periods presented:

	For the Years ended December 31,
	2023	2024	2025
	US$	US$	US$
	(in thousands)
Summary Consolidated Cash flow Data:
Net cash generated from/(used in) operating activities	3,808	1,557	(5,258)
Net cash used in investing activities	(4,620)	(7,000)	(15,454)
Net cash generated from financing activities	807	20,300	6,162
Net increase/(decrease) in cash and cash equivalents	(5)	14,857	(14,550)
Cash and cash equivalents at the beginning of year	48	43	14,900
Cash and cash equivalents at the end of year	43	14,900	350

Operating Activities

Net cash generated from operating activities amounted to US$3.8 million for the year ended December 31, 2023. The difference between our net loss of US$2.8 million and the net cash generated from operating activities was primarily due to (i) depreciation of US$3.1 million and (ii) a decrease in prepayments and other current assets of US$3.0 million; partially offset by (iii) an increase in accounts receivable of US$3.4 million and (iv) a decrease in accounts payable of US$3.3 million.

Net cash generated from operating activities amounted to US$1.6 million for the year ended December 31, 2024. The difference between our net loss of US$2.0 million and the net cash generated from operating activities was primarily due to depreciation of US$3.7 million.

Net cash used in operating activities amounted to US$5.3 million for the year ended December 31, 2025. The change from net cash generated from operating activities in 2024 to net cash used in operating activities in 2025 was mainly due to the significant increase in net loss, driven by the deterioration in gross margin and higher operating costs in 2025. The cash outflow was partially offset by non-cash depreciation and amortization and share-based compensation expenses. Operating cash flow was also negatively affected by increases in prepayments and other current assets and cryptocurrency assets, reflecting additional advance payments and digital assets generated or held from operating activities that had not been converted into cash as of year-end.

Investing Activities

Net cash used in investing activities amounted to US$4.6 million for the year ended December 31, 2023. This was primarily attributable to advances to related parties of US$2.6 million and purchases of property and equipment of US$2.5 million.

Net cash used in investing activities amounted to US$7.0 million for the year ended December 31, 2024. This was primarily attributable to (i) advances to related parties of US$4.7 million, and (ii) purchases of property and equipment of US$2.7 million.

Net cash used in investing activities amounted to US$15.5 million for the year ended December 31, 2025. This was primarily attributable to (i) purchases of digital assets of US$6.0 million, (ii) purchases of property and equipment of US$8.5 million, (iii) advances to related parties of US$0.5 million, and (iv) an advance to a third party of US$0.3 million.

Financing Activities

Net cash flow generated from financing activities amounted to US$0.8 million for the year ended December 31, 2023. This was primarily attributable to proceeds from short term loans of US$0.8 million.

Net cash flow generated from financing activities amounted to US$20.3 million for the year ended December 31, 2024. This was primarily attributable to the proceeds from the S-3 financing of US$19.9 million.

Net cash flow generated from financing activities amounted to US$6.2 million for the year ended December 31, 2025, which was primarily attributable to (i) proceeds from the S-3 financing of US$4.5 million; and (ii) the proceeds from short term loans of US$7.8 million, partially offset by (iii) repayment of short-term loans of US$6.1 million.

C. Research and Development, Patents and Licenses, etc.

See “Research and Development” and “Business-Intellectual Property.”

D. Trend Information

Other than as disclosed elsewhere in this prospectus, we are not aware of any trends, uncertainties, demands, commitments or events for the period from January 1, 2025, through the date of this prospectus, that are reasonably likely to have a material effect on our net revenues, income, profitability, liquidity or capital resources, or that would cause the disclosed financial information to be not necessarily indicative of future operating results or financial conditions.

E. Critical Accounting Estimates

Accounting estimates are an integral part of the financial statements prepared by management and are based on management’s knowledge and experience about past and current events and assumptions about future events. Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material.

Uses of estimates

In preparing the consolidated financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information available as of the date of the consolidated financial statements. Actual results could differ from those estimates, and such differences may be material to the consolidated financial statements.

Significant estimates and judgments required to be made by management include, but are not limited to, revenue recognition, including the determination of whether revenue recognition criteria have been met and the fair value measurement of digital assets received from mining activities; the valuation and recoverability of accounts receivable and other receivables; the useful lives and recoverability of property, plant and equipment and other long-lived assets; the valuation and recoverability of equity method investments; the fair value measurement of digital assets; the fair value of share-based compensation awards; and lease liabilities and right-of-use assets.

Accounts receivable, net

We adopted ASU 2016-13, “Financial Instruments — Credit Losses (Topic 326): Measurement on Credit Losses on Financial Instruments”, including certain subsequent amendments, transitional guidance and other interpretive guidance within ASU 2018-19, ASU 2019-04, ASU 2019-05, ASU 2019-11, ASU 2020-02 and ASU 2020-03 (collectively, including ASU 2016-13, “ASC 326”) on July 1, 2022, using the modified retrospective transition approach. ASC 326 introduces an approach based on expected losses to estimate the allowance for credit losses, which replaces the previous incurred loss impairment model. The Company’s estimation of allowance for credit losses considers factors such as historical collection experience and creditworthiness of the debtors, as well as the age of the individual receivables balance.

We evaluate our accounts receivable for expected credit losses on a regular basis. The Company maintains an estimated allowance for credit losses to reduce its accounts receivable to the amount that it believes will be collected. We consider factors in assessing the collectability of our receivables, such as the age of the amounts due, the customer’s payment history, creditworthiness and other specific circumstances related to the accounts. We adjust the allowance percentage periodically when there are significant differences between estimated bad debts and actual bad debts. If there is strong evidence indicating that the accounts receivable is likely to be unrecoverable, we also make specific allowances for such receivables. Our allowance for uncollectible balances as of the fiscal years ended December 31, 2024, and 2025 are disclosed in Note 5 of our accompanying consolidated financial statements.

Revenue recognition

We adopted ASC Topic 606 Revenue from Contracts with Customers (“ASC 606”) on April 1, 2019. Accordingly, the consolidated financial statements for the years ended December 31, 2023, 2024 and 2025 are presented under ASC 606. Under ASC 606, revenue is recognized when control of promised goods or services is transferred to the Company’s customers in an amount of consideration to which an entity expects to be entitled to in exchange for those goods or services. To determine revenue recognition for contracts with customers, we perform the following five steps: (i) identify the contract(s) with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) we satisfy the performance obligation.

We recognize revenue for our products sold when we have satisfied a performance obligation by transferring significant risks and rewards of ownership of promised products to the customer. Furthermore, the customer obtains the legal title of and accepts the promised products at a specific time. For each performance obligation satisfied at a point in time, we recognize revenue at a point in time by measuring whether the performance obligation has been met.

BUSINESS

Overview

Blockchain and Cryptocurrency Mining Overview

Blockchain is the ledger technology that underlies bitcoin and other cryptocurrencies. The concept was first introduced in 2008 in the form of an anonymous whitepaper that laid out the purpose and the technology behind bitcoin. The first bitcoin was created in 2009.

A blockchain is a decentralized, distributed and encrypted digital public ledger that stores information in a secure, verifiable and permanent way. An advantage of blockchain over other database technologies is that it is completely decentralized, meaning that no entity or computer owns and stores the full database, and blockchain guarantees the security of a record of data and generates trust without the need for a trusted third party. Instead, the blockchain ledger is partially distributed across computers that act as nodes in a peer-to-peer network, which requires every transfer or storage of information in the public ledger to be approved by the majority of nodes in the network.

A cryptocurrency is a type of decentralized, encrypted digital asset that acts as a medium of exchange and/or store of value. Cryptocurrencies are a popular application of blockchain technology, enabling transactions on the network to be settled, confirmed and stored in a distributed public ledger through a process called mining. Cryptocurrencies are not backed by a central bank or governmental entity, have no physical form and are usually not tied to a value index. Additionally, the supply of a cryptocurrency may be fixed. Bitcoin, for example, has a maximum supply of 21 million bitcoin, which is expected to be reached in 2140 and after which no additional bitcoin will be minted.

Cryptocurrencies have recently gained extensive mainstream attention as the cryptocurrency market value and adoption rates, both by retail and institutional investors, have experienced accelerated growth. We believe bitcoin specifically continues to gain more trust from investors and financial institutions as it demonstrates its fundamental role in the crypto economy, leading to many companies adopting bitcoin as an alternative to cash on their balance sheets.

We believe blockchain and cryptocurrencies serve multiple purposes and can make a significant impact across multiple business sectors. We believe cryptocurrencies have numerous advantages over fiat currencies, although there are potential risk factors that are not present with fiat currencies. Cryptocurrencies’ advantages include:

●	decentralized store of value, supply of which may not be influenced by the monetary policy of governmental authorities or financial institutions;

●	providing simplified and direct access to financial services;

●	encrypted and secure digital asset;

●	immediate settlement of transactions without relying on an intermediary financial institution; and

●	cryptocurrency can be converted to fiat currencies at prevailing market prices for the relevant cryptocurrency.

Cryptocurrency mining and miners

Cryptocurrency mining is the process of using specialized, high-powered mining machines to perform complex cryptographic computations that validate cryptocurrency transactions and secure the blockchain ledger. Validated transactions are grouped into blocks that must satisfy specific protocol requirements, including proof-of-work, before being added to the blockchain. A miner that successfully validates and adds a new block to the blockchain typically receives block rewards and may also receive transaction fees associated with the transactions included in that block. Such digital assets may then be sold to generate revenue or retained for future use.

The Bitcoin network undergoes “halving” events, in which the block reward paid to miners for processing blocks is reduced by 50%. These events occur every 210,000 blocks, or approximately every four years. To date, the Bitcoin network has experienced four halving events. The initial block reward was 50 bitcoin per block, and the current block reward is 3.125 bitcoin per block. The most recent halving occurred in April 2024 at block 840,000, and the next halving is expected to occur in 2028. The halving mechanism results in a decreasing rate of new bitcoin issuance over time.

Mining pools

An individual miner’s daily expected rewards in mining a type of cryptocurrency are proportionate to its contribution to such cryptocurrency’s aggregate hash rate on its network. However, given the nature of how mining process works, the chance of successfully mining blocks is probabilistically determined by the law of large numbers and there is significant variance involved in mining, especially for individual miners. To address this issue, miners have recently explored methods to increase their probability of being awarded coins by pooling their processing resources into a “mining pool.” A mining pool is a platform where miners contribute their computing power to jointly mine cryptocurrencies and share mining rewards in proportion to the amount of hashing power contributed by each participant. By participating in a mining pool, a miner is more likely to receive a smaller, yet steady, stream of mining rewards. The mining pool operator and the pool software arranges the pool in terms of miners’ hashing capacity, work conducted and rewards earned.

Mining machines

Bitcoin is mined on specialized computers that utilize an algorithm to guarantee the integrity of blocks in the blockchain using a specific hash function to solve the algorithm. The hash function can be efficiently computed on a special mining device called ASIC (or “Application-Specific Integrated Circuit”), which refers to specialized computing hardware designed specifically for cryptocurrency mining, using the SHA-256 cryptography algorithm, which is the block hashing algorithm used by the bitcoin network to hash new blocks on the blockchain. SHA stands for Secure Hash Algorithm, and it converts any input into a 32-byte output, creating output data hashes that always have 256 digits. The main suppliers of bitcoin mining rigs are Bitmain and MicroBT, each of which control a significant amount of the market of mining machines, with other major suppliers including Ebang and Canaan.

Mining machines are rewarded in bitcoin and transaction fees in proportion to their processing contribution to the network. Mining machines are relatively energy intensive and produce a high amount of heat. To operate mining machines efficiently at a low cost, mining companies endeavor to procure low-cost energy sources and implement efficient cooling methods.

Performance metrics

Network hash rate

Mining hardware conducts complex computations to verify transactions in the blockchain and is measured in “hash rate” or “hashes per second.” “Hash rate” is defined as the speed at which a computer can take any set of information and turn it into letters and numbers of a certain length, known as a “hash.” A “hash” is the computation run by mining hardware in support of the blockchain; therefore, a miner’s “hash rate” refers to the rate at which it is capable of solving such computations. The total hash rate is a measure of the computing power of the network. A participant in a blockchain network’s mining function has a hash rate total of mining hardware deployed by such participant seeking to mine a specific digital asset and, network-wide, there is a total hash rate of all miners seeking to mine each specific type of digital asset. If a mining participant has a higher total hash rate than the blockchain network’s total hash rate, this participant generally sees a higher success rate in digital asset rewards over time as compared to other mining participants with relatively lower total hash rates.

Mining Difficulty

Mining difficulty refers to the level of process power, or hash rate, required for solving and authenticating a complex cryptographic block. Mining difficulty automatically adjusts by increasing or decreasing the computing requirement for verifying a block when there is a corresponding increase or decrease in the total hash rate of a network. The higher the number of mining machines in the network effectively results in a higher mining difficulty. As more processing power is added to the network, the difficulty increases.

The process of solving a block in the bitcoin network is tied to ten-minute increments. As miners are added or removed from the network and hash rate increases or decreases, difficulty must adjust periodically to maintain the ten-minute process. This periodic adjustment occurs every 2,016 blocks, which occurs approximately every two weeks.

AI Computing Infrastructure

In June 2026, we completed a private placement financing that generated approximately US$7.0 million in upfront gross proceeds, with the potential to receive up to an additional approximately US$21.0 million in gross proceeds upon the exercise in full of the related Common Warrants on a cash basis. We expect to use the net proceeds from the financing, together with our existing cash, for general corporate purposes and working capital, including supporting the phased development of AI computing center at our Georgia site.

This initiative remains at an early stage. As of the date of this prospectus, we have not entered into any binding customer agreements and have not generated any revenue from AI computing operations. There can be no assurance that the Common Warrants will be exercised, that we will deploy the proceeds as currently intended, that any portion of the AI computing capacity will commence operations within the expected timeframe, that we will secure an anchor tenant, or that we will achieve the planned scale of development. We expect that our digital asset mining operations will continue to represent a substantial portion of our business for the foreseeable future, and there can be no assurance that AI computing infrastructure will become a significant component of our business.

Our Competitive Strengths

We believe that the following strengths differentiate us from our competitors:

Diversified Revenue Streams Allowing us to Mitigate Bitcoin Price Fluctuations

Through our operating entities, we started generating revenue through mining bitcoins and conducting a mining machines resale and rental business in the fiscal year ended December 31, 2023. For the fiscal year ended December 31, 2023, 31.8%, 60.5% and 7.7% of our total revenue was generated from bitcoin mining, mining machine resale and other mining-related business, respectively. For the fiscal year ended December 31, 2024, 10.2%, 78.1% and 11.7% of our total revenue was generated from bitcoin mining, mining machine resale, and mining machine rental and hosting, respectively. For the fiscal year ended December 31, 2025, 12.7%, 72.5% and 14.8% of our total revenue was generated from bitcoin mining, mining machine resale, and mining machine rental and hosting, respectively.

We commenced our cryptocurrency business with bitcoin mining. As of the date of this prospectus, our subsidiaries owned 2,996 mining machines, all of which were in operation. Our mining machines are primarily located in Arkansas.

Historically, the market price of bitcoin has been highly volatile. In 2025, the trading price of bitcoin ranged from approximately $60,000 to over $126,000. The profitability of our bitcoin mining operations, and our results of operations, have been and may continue to be directly affected by the market price of bitcoin. To diversify our sources of mining-related revenue, we have also developed mining machine resale and rental businesses.

We have maintained a business relationship with AGM Technologies Ltd., from which we source mining machines on an order-by-order basis. In certain cases, such sourcing arrangements may allow us to acquire mining machines at prices below prevailing market prices. We may resell mining machines when market conditions are favorable, including when supply is limited and resale prices are attractive. In addition, from time to time, we rent mining machines to customers pursuant to commercial arrangements designed to generate cash flow from our mining fleet.

We believe that diversified revenue streams may help reduce our exposure to bitcoin price volatility and support the long-term development of our business.

Dedicated Team and Efforts Towards Compliance with Cryptocurrency Laws and Regulations

Over the past few years, countries and regulatory bodies worldwide have implemented an increasing number of laws and regulations on cryptocurrencies. As a new entrant into the cryptocurrency industry, we have dedicated efforts to ensure compliance with cryptocurrency laws and regulations. Towards this goal, we have set up a compliance team, led by our chief executive officer, Mr. Siguang Peng, and comprised of experienced industry professionals and experts and external consultants. The compliance team has the right to veto any operational decision of the Company if it suspects that such decision materially runs the risk of violating cryptocurrency laws and regulations. The compliance team also reviews and analyzes newly implemented regulatory policies, hold internal discussion and research sessions, and consults with industry experts on a regular basis to better its understanding of regulatory policies and implement compliance plans. We believe that our strong emphasis and dedication towards regulatory compliance will help us grow and succeed in the industry in the long run.

Experienced and Visionary Management Team and Partners of the Affiliated Company with Proven Track Records

Our management team is led by our co-founders Mr. Siguang Peng, Mr. Xu Peng and Mr. Yupeng Guo, each of whom has more than 18 years of senior management experience. Additionally, we formed a company focusing on cryptocurrency business, Met Chain Co., Ltd. (the “Affiliated Company”), in which we hold a total of 44.53% equity interests as of the date of this prospectus and which we account for under the equity method of accounting, with Mr. Zhijun Liu, Ms. Yunning Li, Mr. Manning Liao, who have rich experience in the cryptocurrency and blockchain industries. For example, Mr. Zhijun Liu, who serves as a vice president of Hummer Miner, a technology company with a focus on the development and manufacturing of cryptocurrency machines, has extensive experience and expertise in the development of mining machines. Ms. Yunning Li, the former chief marketing officer of ChainPlus, has extensive experience in the cryptocurrency industry.

With their clear vision and long-term commitment to our business strategies, we have achieved success with our current cryptocurrency mining business and significant revenue growth in the past few years. We believe that in the future we will continue to benefit from our senior management team’s industry knowledge, diverse background and skills, and clear vision for our ongoing development.

Our Strategies

Through our subsidiaries, we plan to implement the following growth strategies:

Growing Our Current Business Lines

We believe that the cryptocurrency industry still has significant growth potentials, and we expect to continue growing our current cryptocurrency business lines through increasing the number of mining machines in our fleet in the future. Benefiting from higher combined hash rate, owning a large number of mining machines would allow us to increase our profitability derived from bitcoin mining when bitcoin prices are high, and gain more bargaining power in mining machines resale and rental operations. Growing our current business lines can also benefit us by further contributing to the diversification of our revenue streams and our continued growth and success.

Increasing Research and Development Efforts

The global cryptocurrency industry is characterized by rapid technological development and continual introduction of new models of mining machines. We believe that our future success depends largely on our ability to mine cryptocurrencies at faster pace and with greater computing power, lower energy costs, and lower environmental impact than our competitors.

Through the Affiliated Company, we have participated in the design and development of equipment dedicated for mining machines and infrastructure, including high voltage power supply, liquid-cooling systems, and hash boards. We plan to continue investing in research and development through our subsidiaries and the Affiliated Company and accumulate knowledge in the cryptocurrency industry. Specifically, we intend to explore the design and develop of proprietary ASIC mining machines dedicated to bitcoin mining. For details, see “— Research and Development.”

To support our subsidiaries’ research and development capabilities, we continued to maintain our existing research and development team and resources in 2025. We plan to further enhance our research and development capabilities as our business needs evolve. As of December 31, 2025, our subsidiaries had six members in their research and development team. Our subsidiaries will aim to attract talented persons specialized in algorithm optimization, software development, and mining machine design, and provide incentives to them for innovation, and continue building a strong research and development team.

Offering Crypto Asset Management Services

As the cryptocurrency industry continues to develop, we expect market demand for digital asset-related services to increase. In 2025, we expanded our service offerings by launching digital asset custody-related solutions. We continue to evaluate additional digital asset-related service offerings, which may include crypto wallet-related services and trust-related services, subject to market demand, regulatory requirements and our operational capabilities. We believe the expansion of our service offerings may help us better meet client needs and enhance our service value chain.

Strategic Expansion into AI Computing Infrastructure

We intend to leverage our existing site, power resources and experience in developing and operating computing infrastructure to support this initiative. We believe that our existing infrastructure assets, including our Georgia site and related power resources, together with our prior experience in computing infrastructure development, may provide an initial basis for the development of AI computing infrastructure. We may also seek to utilize modular deployment and other data center technologies that could support AI-related applications. However, this initiative remains at an early stage, and there can be no assurance that we will be able to successfully develop or operate AI computing infrastructure on a commercially viable basis. The timing, scope and scale of any such development will depend on a number of factors, including customer demand, access to capital, equipment availability, technological developments and other market and business conditions.

Competition

Mining is a constantly evolving business with a wide range of competition. Broadly, we compete with other companies that focus on mining bitcoin at a large scale. We face competition based on securing low-cost, reliable and renewable power, purchasing mining machines and other essential technology, buying or leasing sites to host our mining machines and ultimately producing hash rate. We also face competition in the ability to raise capital and hire qualified personnel.

Our competitors vary from solo enthusiasts to large corporations with significant scale of operations, including their own data centers. We compete with respect to hash rate, access to low-cost renewable power, operational efficiency, technological innovation and return on investment. We believe the recent increase in market prices for bitcoin and other digital assets has allowed new competition to enter the market and allowed existing competitors to access the requisite capital required to quickly scale their operations through large power contracts and additional miners. We expect this trend to continue as bitcoin and other digital assets continue to appreciate in value.

We believe that we have several competitive advantages that will be maintained and extended through execution of our strategy, including growing technology capacities, strong marketing team, and a leading management team. However, some of our competitors may have more resources than we do and may be able to devote greater resources than we can to expand their business. With respect to our mining machines rental business and services offerings we expect to launch in the future, including crypto asset management services, we intend to offer competitive prices to attract more customers and enhance competitiveness.

Proof-of-stake networks also serve as competition to the bitcoin blockchain. As proof-of-stake algorithms create new blocks in a blockchain without resource intensive calculations to validate transactions, companies with significant advantages in terms of scale or low-cost power may be less competitive on a proof-of-stake network.

Cryptocurrency Mining Operations

Mining Machines

As of the date of this prospectus, we and our subsidiaries own a total of 2,996 mining machines, which support our subsidiaries’ mining operations. As of the date of this prospectus, all 2,996 mining machines owned by our subsidiaries were in operation.

Set forth below is a summary of each model of cryptocurrency mining machines our subsidiaries own as of the date of this prospectus:

	Model	Total Mining Machines Under Operation
1	Bitmain Antminer T21 190 TH/s	400
2	Bitmain Antminer S21 Pro 234TH/s	257
3	Bitmain Antminer S21 Pro 245TH/s	177
4	Bitmain Antminer S19 XP 140TH/s	269
5	Bitmain Antminer S19j Pro 100TH/s	1,729
6	Bitmain Antminer L9 16G/16.5G	164
	Total:	2,996

Through the operation of these mining machines, our subsidiaries mined cryptocurrencies with an aggregate value of US$2.9 million, US$1.2 million, and US$1.8 million for the fiscal years ended December 31, 2023, 2024, and 2025, respectively. As of December 31, 2025, our aggregate hash rate for all mining machines operated was approximately 390.1 PH/s.

Through our subsidiaries, we currently manage and operate our mining machines at a self-operated mining facility in Arkansas. We also equip these facilities with supporting staff to troubleshoot basic everyday technical difficulties. As of December 31, 2025, all the machines owned by our subsidiaries were under operation.

The following chart sets forth the details of the mining facilities with the location of our subsidiaries’ mining machines as of December 31, 2025:

Location	Total Mining Machines	Machines Under Operation	Machines Not Under Operation
3101 AR-77, Manila, Arkansas 72442	2,996	2,996	-
Total:	2,996	2,996	-

Mining Pools

A mining pool is a platform where miners contribute their computing power to jointly mine cryptocurrencies and share mining rewards in proportion to the amount of hashing power contributed by each participant. In a mining pool, the mining process is repeated a large number of times by all of its participants. By aggregating every participant’s hash power, it is more likely for the mining pool to successfully mine any particular block. Mining pools can therefore mutualize the risk of mining and participants can share mining rewards on a pro rata basis depending on each miner’s contribution to computing power to the pool.

Through our subsidiaries, we mine bitcoins through participating in mining pools. We currently participate in two mining pools, BTC.com pool, and F2Pool, for bitcoin mining. For the fiscal year ended December 31, 2023, we mined 99.7607 bitcoins from participating in F2Pool. For the same year, we paid 0.58% of total bitcoins mined, or 0.4988 bitcoins, to F2Pool as pool fees. For the fiscal year ended December 31, 2024, we mined 19.959 bitcoins from participating in F2Pool, reflecting the impact of the April 2024 halving event (which reduced block rewards from 6.25 to 3.125 bitcoin per block) and increased network mining difficulty. For the same year, we paid 0.5% of total bitcoins mined, or 0.0998 bitcoins, to F2Pool as pool fees. For the fiscal year ended December 31, 2025, we mined 14.127 bitcoins from participating in F2Pool, reflecting continued increases in network mining difficulty. For the same year, we paid 0.8% of total bitcoins mined, or 0.1130 bitcoins, to F2Pool as pool fees. The increase in the pool fee rate from 0.5% in prior years to 0.8% in 2025 reflects updated fee terms with F2Pool.

Mining Results

We conduct our bitcoin mining operations through our subsidiaries. We evaluate the performance of our mining operations based in part on the amount and market value of the bitcoin earned through our subsidiaries’ mining activities. We may retain, sell or convert bitcoin and other digital assets from time to time based on market conditions, liquidity needs, working capital requirements and other operational considerations. We currently do not have a formal written policy governing the timing or manner of such sales or conversions, and such decisions are made on a case-by-case basis based on management’s assessment of the foregoing factors. We are not party to any long-term or exclusive agreement requiring us to use any particular cryptocurrency exchange or trading platform.

As of the date of this prospectus, we hold substantially all of our bitcoin and other digital assets in custodial accounts maintained with Binance, a third-party cryptocurrency trading platform. Because these assets are held through custodial accounts, we do not directly control the private keys associated with the underlying wallets. Binance controls the underlying custody infrastructure and may use hot storage, cold storage or a combination thereof. Accordingly, we are dependent on Binance’s custody arrangements, cybersecurity controls, operational stability, solvency, withdrawal policies and regulatory status.

We maintain security procedures relating to access to our Binance accounts, including the use of complex passwords, two-factor authentication, restrictions on account access and other internal access controls. However, these measures may not prevent all unauthorized access, cyberattacks, operational failures, withdrawal restrictions, account freezes or other events affecting Binance. Any such event could result in the loss of, or restricted access to, our digital assets and could materially and adversely affect our business, financial condition, results of operations and liquidity. See “Risk Factors.”

Mining Machines Resale

In addition to cryptocurrency mining, we also engage in the resale of mining machines to generate revenue and diversify our sources of income. We source mining machines from suppliers on an order-by-order basis at negotiated prices and resell them based on market demand and pricing conditions.

In the fiscal year ended December 31, 2025, we sold 1,602 mining machines in total, with models including Antminer S21 XP and Antminer L9 16.5G, to customers, generating revenue in the amount of US$10.2 million, or 72.5% of our total revenue for the fiscal year ended December 31, 2025, representing a gross margin of negative 6.2%. The decline in gross margin from the prior fiscal year was primarily due to unfavorable market pricing conditions for the relevant machine models, including a decrease in average selling prices driven by increased market supply and reduced demand for certain older-generation models during the period, which resulted in selling prices that were insufficient to cover the related purchase costs and direct expenses for certain transactions. Sales of mining machines were priced based on prevailing market conditions at the time of sale. In the fiscal year ended December 31, 2024, we sold 1,191 mining machines in total, with models including Antminer L7 9050 and Antminer L7 8800, to customers, generating revenue in the amount of US$9.1 million, or 78.1% of our total revenue for the fiscal year ended December 31, 2024, representing gross margin of 26.1%.

For the fiscal year ended December 31, 2023, Skyline II Acquisition Corporation and Bitmain Technologies Ltd were our main suppliers for our mining machines resale operations, from whom we purchased mining machines in the amount of $4.6 million and $0.5 million, or 89.6% and 10.4%, respectively, of our total mining machine purchases. For the fiscal year ended December 31, 2024, Skyline II Acquisition Corporation, Bitmain Technologies Ltd and YM international CO LTD were our main suppliers for our mining machines resale operations, from whom we purchased mining machines in the amount of $5.5 million, $1.0 million and $0.3 million, or 80.8%, 14.5% and 4.7%, respectively, of our total mining machine purchases. For the fiscal year ended December 31, 2025, Skyline II Acquisition Corporation and EvolvX LLC were our main suppliers for our mining machine resale operations, from whom we purchased mining machines in the amount of US$9.5 million and US$1.3 million, or 87.7% and 12.3%, respectively, of our total mining machine purchases.

We enter into sales orders with mining machine purchasers. For the fiscal year ended December 31, 2025, we sold mining machines to a total of two customers, with sales to New Digital Trading Company Limited and Morgogo Company Limited constituting 44.2% and 55.8% of our total sales, respectively. Each of New Digital Trading Company Limited and Morgogo Company Limited is an unaffiliated third party. The concentration of our mining machine resale revenue among a limited number of customers subjects us to significant risk, as the loss of either customer could materially and adversely affect our revenue and results of operations.

Mining Machines Rental

From time to time, the operating entities seek to rent out a greater percentage of our fleet at times when bitcoin prices are lower to generate cash flow. Given the fluctuating nature of bitcoin and market demand for mining capacity, we generally seek to rent out our machines for short-term or fixed-term periods based on prevailing market conditions and negotiated commercial terms. The operating entities enter into a rental agreement with customers for rental fees calculated based on the total bitcoins mined and the customers will bear the costs of electricity used in such machines’ mining activities. The mining machines rented out will not be physically transferred to the customers’ premises and will still be operated at our hosting facilities.

For the fiscal year ended December 31, 2023, we generated US$0.3 million in revenue from mining machines rental business, representing 2.8% of our total revenue for the fiscal year ended December 31, 2023. In the same fiscal year, we generated rental fees in the amount of US$0.3 million from one customer, DDACE LTD, representing 100% of total rental fees generated.

For the fiscal year ended December 31, 2024, we generated US$1.2 million in revenue from our mining machine rental business, representing 10.1% of our total revenue for the fiscal year. In the same fiscal year, we generated US$1.2 million in rental fees from one customer, DDACE LTD, representing 100% of our total rental revenue.

For the fiscal year ended December 31, 2025, we generated US$0.7 million in revenue from our mining machine rental business, representing 5.2% of our total revenue for the fiscal year. In the same fiscal year, we generated US$0.7 million in rental fees from one customer, DDACE LTD, representing 100% of our total rental revenue. DDACE LTD is an unaffiliated third party. The concentration of our mining machine rental revenue in a single customer subjects us to significant risk, as the loss of this customer could materially and adversely affect our rental revenue.

Suppliers

Our subsidiaries value the quality and computing power of their mining machines and, as such, our subsidiaries carefully evaluate potential suppliers. In particular, our subsidiaries take into account factors including, but not limited to, a potential supplier’s operating history, operational scale, industry reputation, product quality, quality control effectiveness, technological expertise, pricing, reliability, and customer services. Our subsidiaries do not maintain strategic framework agreements or long-term procurement agreements with any of the suppliers, and our subsidiaries purchase mining machines from suppliers on an order-by-order basis. This lack of committed supply arrangements, combined with the concentration of our purchases from a limited number of suppliers (with a single supplier accounting for approximately 88% of our mining machine resale purchases in fiscal year 2025), subjects us to supply chain risk. Despite that, during the fiscal years ended December 31, 2023, 2024 and 2025, our subsidiaries did not experience any significant difficulties in procuring mining machines.

For the fiscal year ended December 31, 2023, Bitmain Technologies Ltd was our main supplier for the mining machines used in our bitcoin mining operations, from which we purchased $5.32 million of mining machines, representing 100% of the total mining machines purchased for use in our bitcoin mining operations during the fiscal year. For the fiscal year ended December 31, 2024, our newly added mining machines primarily came from our purchases from Bitmain Technologies Ltd in 2023. For the fiscal year ended December 31, 2025, GA Site Management 2, Inc., E-Smart Global Technology Co., Limited, and E2M TECHNOLOGY LIMITED were our main suppliers for the mining machines used in our mining operations, from which we purchased mining machines in the amounts of $2.3 million, $0.3 million and $0.3 million, respectively, representing approximately 80.6%, 10.4% and 9.0%, respectively, of our total mining machine purchases during the fiscal year.

Marketing and Sales, Distribution and Logistics

We rely primarily on word-of-mouth referrals as a marketing tool for our business. For the fiscal year ended December 31, 2025, all of the operating entities’ clients have come through referrals from existing clients. As of the date of this prospectus, we have three members in our marketing and branding team. Our marketing team also connects with potential customers through organizing and participating in cryptocurrency events and conferences, and maintains relationship with existing customers through visits and social events.

Research and Development (“R&D”)

Research and development are key to our future innovation and business growth, and we intend to devote significant resources in the research and development of products and services complementary to our bitcoin mining operations.

We also place a strong emphasis on building our subsidiaries’ research and development team. As of December 31, 2025, the operating entities employed a total of six full-time individuals in their research and development team. Many members of the operating entities’ research and development team have prior work experience in blockchain and cryptocurrency and information technology.

Intellectual Property

We do not currently own any intellectual properties in connection with our existing technologies. However, we may in the future rely upon patents, trade secrets, trademarks, service marks, trade names, copyrights or other intellectual property rights. In addition, we expect to continue developing our technologies to enhance our operational efficiency.

Employees

As of the date of this prospectus, we had 22 full-time employees. We had 20, 21, and 26 full-time employees as of December 31, 2023, 2024, and 2025, respectively. The following table sets forth the number of our employees by function as of the date of this prospectus:

Function	Total
Management	4
General and administration (including research and development and marketing personnel)	18
Total	22

We currently do not maintain any PRC subsidiary or other registered operating entity in China. We conduct our operations through our U.S. operating subsidiaries, and all of our financial and business data is stored in the United States. Our employees who primarily reside in the PRC provide general and administrative services to the Company and do not store or otherwise maintain financial or business data, nor do they collect, access, or maintain customers’ information. Our officers, including our chief executive officer, Siguang Peng, and our acting chief financial officer, Yupeng Guo, reside in the PRC. All of the employees and officers have been paid by BTC Singapore. Although our mining operations are located in the United States, our officers manage such operations remotely, which may present operational challenges, including with respect to real-time oversight, internal controls, and response to on-site emergencies. In addition, the residence of our officers in the PRC may make it more difficult for U.S. regulators to take enforcement action against our officers, and could complicate cross-border information sharing due to PRC data security and privacy regulations. We rely on local personnel and third-party service providers at our U.S. facilities for day-to-day operations, and we maintain regular communication with our U.S. operations through digital communications tools. See "Risk Factors." Following the expansion of our operations in the United States, our officers have increasingly spent time in the United States and Singapore to facilitate and oversee our business operations. A few officers have obtained Singapore working visas. In the last fiscal year, they spent over 60% of their time in Singapore and the United States.

We believe that our success and continued growth depend on our ability to attract, retain, and motivate qualified employees. Through our subsidiaries, we offer our employees competitive salaries, comprehensive training, and other fringe benefits and incentives. We believe that through our subsidiaries, we maintain a good working relationship with our employees, and we have not experienced any material labor disputes or work stoppages. None of our employees are represented by labor unions, and no collective bargaining agreement has been put in place.

Through our subsidiaries, we enter into standard employment agreements, non-compete agreements, and confidentiality agreements with our employees. Our employees are not covered by any collective bargaining agreement. We believe that we maintain a good working relationship with our employees, and we have not experienced any significant labor disputes as of the date of this prospectus.

Facilities

As of the date of this prospectus, we lease certain office and operating facilities and own real property in Georgia. The following table sets forth the location, approximate size, primary use and lease term of our major leased facilities:

Location	Approximate Gross Floor Area in Square Meters	Primary Use	Lease or Own	Lease Expiration Date
551 Roseburg Road, Vienna, Georgia	252,564	Digital computing infrastructure, including cryptocurrency mining and planned AI computing center	Own	N/A
3101 AR-77, Manila, Arkansas	8,094	Cryptocurrency mining facility	Lease	May 15, 2027, subject to automatic renewal for successive one-year periods
61 Robinson Road Level 6 & 7 #738, Singapore 068893	80	Principal executive office	Lease	May 31, 2027
Room 1307, Tower B, Xuesong Building, South Gate, No. 52 Tairan 6th Road, Shatou Subdistrict, Futian District, Shenzhen, China	385	Administrative and operational support office	Lease	February 28, 2028

Environmental Initiatives

For the fiscal years ended December 31, 2023, 2024, and 2025, the total electricity fees we paid in connection with bitcoin mining operations were US$2.2 million, US$0.9 million, and US$1.6 million, respectively, and the costs per kilowatt hour for the respective period were US$0.08, US$0.067, and US$0.045 per kWh. The decrease in per-unit electricity costs over this period reflects our efforts to secure more favorable power arrangements at our Arkansas facility.

We are aware of the amount of energy the operating entities use in their business activities and we intend to expand our energy-saving efforts in the future. Specifically, we intend to develop products complementary to our operations that are able to provide greater energy efficiency. Furthermore, accessibility and availability of renewable energy have always been and will continue to be a significant factor in our evaluation process for selecting the sites of operations. We believe that growing with sustainability is important for our success in the long run.

Insurance

We and our subsidiaries currently maintain insurance coverage for our mining sites, but do not maintain comprehensive commercial insurance covering all potential risks. As such, we are susceptible to certain losses including property damage, accidents, or liabilities not covered by our existing policies. In the event that such damages are substantial, we may experience materially negative impact on our business operations, financial condition, and results of operations. See “Risk Factors — Risks Related to Our Business and Industry — The operating entities’ mining operations, including the sites in which their mining machines are operated or that are currently under construction, may experience damages, including damages that are not covered by insurance” on page 14 of this prospectus.

Seasonality

Mining machines are relatively energy intensive and produce a high amount of heat. Typically, machines operate more efficiently in the colder seasons when operators do not need to utilize as many cooling methods. Additionally, dry seasons may lead to a shortage in power supply, which can negatively impact the business operations of the operating entities if they experience power supply interruption. See “Risk Factors — Risks Related to Our Business and Industry — As the operating entities develop their blockchain and cryptocurrency business, our total revenue and cash flow will become materially dependent on the market value of digital assets and the volume of digital assets received from our mining efforts. If such market value or volume declines, our business, operating results and financial condition would be adversely affected” on page 9 of this prospectus.

Results of our business operations are largely influenced by the market value of bitcoins, and bitcoin bears and bulls are tied to its halving schedule. For details on halving, see “Risk Factors — Risks Related to Our Business and Industry — The reward for adding new blocks to the bitcoin blockchain is subject to halving, and the market price of bitcoin may not increase sufficiently to offset the reduction in block rewards, which could adversely affect our mining revenues” on page 16 of this prospectus.

Material Contracts

On May 26, 2026, the Company entered into a loan agreement with the Company’s Chief Executive Officer and Acting Chief Financial Officer, pursuant to which the officers agreed to provide the Company with non-convertible and unsecured loans in an aggregate principal amount of US$1,000,000 for working capital and general corporate purposes. The terms of the loan agreement, including the interest rate, were reviewed and approved by the independent members of the Company's board of directors, who determined that the terms were on arm's length terms and in the best interests of the Company after considering available alternative financing options.

The loans bear interest at 12% per annum and mature one year after disbursement. The loans are denominated in U.S. dollars and may be funded in Tether (USDT) pursuant to the terms of the loan agreement. If funded in USDT, the U.S. dollar equivalent of the loan amount will be determined based on the market value of USDT at the time of disbursement. While USDT is designed to maintain a 1:1 peg with the U.S. dollar, there can be no assurance that USDT will maintain such peg at the time of funding, and any de-pegging could result in the Company receiving less value than the nominal loan amount. The Company's repayment obligations are denominated in U.S. dollars regardless of the funding medium. The interest rate was determined based on comparable market rates for unsecured loans to companies in similar financial condition, including publicly available rates for unsecured commercial loans to small-cap companies, and was reviewed and approved by the independent members of the Company's board of directors.

On December 17, 2025, the Company entered into an equity transfer agreement to purchase additional equity interests in a joint venture it established with four individuals in 2022. The transaction was closed on January 2, 2026.

On October 14, 2025, the Company signed a strategic memorandum of understanding (MOU) with Tianci International Inc. (NASDAQ: CIIT). The MOU is non-binding and sets forth the parties' intent to pursue a broad strategic cooperation across cryptocurrency mining, stablecoin-based payment and settlement solutions, real-world asset (RWA) initiatives, and blockchain-enabled technology services. Pursuant to the MOU, CIIT plans to procure approximately US$5.0 million of cryptocurrency mining equipment, with BTCT providing end-to-end hosting, operations and maintenance services for the deployed miners. CIIT intends to continue expanding its investment footprint in crypto mining, while BTCT will supply comprehensive infrastructure and technical support to enable that growth. As of the date of this prospectus, the parties have not entered into definitive agreements, and there can be no assurance that the parties will enter into definitive agreements or that any transactions contemplated by the MOU will be consummated.

On February 7, 2025, the Company, through its subsidiary, entered into a Land Purchase and Sale Agreement for the acquisition of real property located at 551 Roseburg Rd, Vienna, Dooly County, Georgia 31092 for a purchase price of US$1,870,000. The transaction was closed on May 15, 2025.

Government Regulation

Government regulation of blockchain, digital assets and cryptocurrency mining in the United States continues to evolve at the federal and state levels. Our business may be affected by laws, regulations and regulatory guidance relating to, among other things, digital assets, anti-money laundering, sanctions compliance, energy usage, environmental disclosures, banking access and the operation of cryptocurrency mining facilities. In addition, if we expand or modify our service offerings from time to time, including custody-related or other digital asset-related services, we may become subject to additional regulatory requirements, licensing obligations or compliance burdens. We cannot predict the timing, scope or effect of future regulatory developments on our business, financial condition or results of operations.

Certain digital asset-related activities, including the transmission, custody or execution of transactions involving digital assets, may be subject to federal and state laws and regulations, including anti-fraud, anti-money laundering, sanctions and other compliance requirements. Regulatory approaches may vary significantly by jurisdiction, and new legislation, agency guidance or enforcement activity could affect the manner in which we conduct our mining operations and any related service offerings.

Regulatory developments affecting the banking sector may also affect companies operating in the digital asset industry, including our ability to access banking, payment and other financial services. In 2025, U.S. banking regulators took a number of actions affecting the treatment of crypto-asset activities by regulated banks. In March 2025, the FDIC rescinded its prior notification requirement for FDIC-supervised institutions engaging in permissible crypto-related activities. In April 2025, the Federal Reserve withdrew certain prior crypto-asset and dollar-token related guidance. In March 2025 and May 2025, the Office of the Comptroller of the Currency (the “OCC”) issued interpretive guidance confirming that certain crypto-asset custody and related execution activities may be permissible for national banks and federal savings associations, subject to applicable law and safe and sound banking practices. These developments may affect the availability and terms of banking relationships for participants in the digital asset industry, including us.

Recent statements and guidance from the SEC and the CFTC indicate that certain digital assets, including Bitcoin, may be treated as “digital commodities” rather than securities under U.S. federal securities laws. However, the regulatory framework for digital assets remains evolving, and the classification of any particular digital asset depends on the specific facts and circumstances, including its structure, use, and the manner in which it is offered and sold. Accordingly, there can be no assurance that regulatory authorities will not adopt differing interpretations or that future rulemaking or legislation will not materially alter the current regulatory landscape.

REGULATIONS

This section sets forth a summary of the principal laws and regulations relevant to our business and operations in the United States and China.

Regulations Related to Bitcoin and Digital Assets in the United States

As digital assets have grown in both popularity and market size, the U.S. Executive Branch, Congress and a number of U.S. federal and state agencies, including the Financial Crimes Enforcement Network, the Commodity Futures Trading Commission (“CFTC”), the SEC, the Financial Industry Regulatory Authority, the Consumer Financial Protection Bureau, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial regulators, have been examining the operations of digital asset networks, digital asset users and digital asset exchanges, with particular focus on the extent to which digital assets can be used to violate state or federal laws, including to facilitate the laundering of proceeds of illegal activities or the funding of criminal or terrorist enterprises, and the safety and soundness and consumer-protective safeguards of exchanges or other service-providers that hold, transfer, trade or exchange digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies, and other countries have issued rules or guidance regarding the treatment of digital asset transactions and requirements for businesses engaged in activities related to digital assets.

Depending on the regulatory characterization of bitcoin, the markets for bitcoin in general, and our activities in particular, our business and our bitcoin strategy may be subject to regulation by one or more regulators in the United States and globally. Ongoing and future regulatory actions may alter, to a materially adverse extent, the nature of digital assets markets, the participation of industry participants, including service providers and financial institutions in these markets, and our ability to pursue our bitcoin strategy. Additionally, U.S. state and federal and foreign regulators and legislatures have taken action against industry participants, including digital assets businesses, and enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from digital assets activity. U.S. federal and state energy regulatory authorities are also monitoring the total electricity consumption of cryptocurrency mining, and the potential impacts of cryptocurrency mining to the supply and dispatch functionality of the wholesale grid and retail distribution systems. Many state legislative bodies have passed, or are actively considering, legislation to address the impact of cryptocurrency mining in their respective states.

The CFTC takes the position that some digital assets, including bitcoin, fall within the definition of a “commodity” under the Commodities Exchange Act of 1936, as amended (the “CEA”). Under the CEA, the CFTC has broad enforcement authority to police market manipulation and fraud in spot digital assets markets in which we may transact. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving digital asset commodities that do not utilize margin, leverage, or financing. In addition, CFTC regulations and CFTC oversight and enforcement authority apply with respect to futures, swaps, other derivative products and certain retail leveraged commodity transactions involving digital asset commodities, including the markets on which these products trade.

The SEC and its staff have taken the position that certain other digital assets fall within the definition of a “security” under the U.S. federal securities laws. Public statements made by senior officials and senior members of the staff at the SEC indicate that the SEC does not consider bitcoin to be a security under the federal securities laws. However, such statements are not official policy statements by the SEC and reflect only the speakers’ views, which are not binding on the SEC or any other agency or court and cannot be generalized to any other digital assets.

In addition, since transactions in bitcoin provide a degree of anonymity, they are susceptible to misuse for criminal activities, such as money laundering. This misuse, or the perception of such misuse, could lead to greater regulatory oversight of bitcoin and Bitcoin platforms, and there is the possibility that law enforcement agencies could close or blacklist bitcoin platforms or other bitcoin-related infrastructure with little or no notice and prevent users from accessing or retrieving bitcoin held via such platforms or infrastructure. For example, the U.S. Treasury Department’s Office of Foreign Assets Control has issued updated advisories regarding the use of virtual currencies, added a number of digital asset exchanges and service providers to the Specially Designated Nationals and Blocked Persons list and engaged in several enforcement actions, including a series of enforcement actions that have either shut down or significantly curtailed the operations of several smaller digital asset exchanges associated with Russian and/or North Korean nationals. Additionally, in January 2025, the Consumer Financial Protection Bureau announced that it is seeking public input on privacy protections and surveillance in digital payments, particularly those offered through large technology platforms.

As noted above, activities involving bitcoin and other digital assets may fall within the jurisdiction of more than one financial regulator and various courts and such laws and regulations are rapidly evolving and increasing in scope. On January 23, 2025, President Trump issued an executive order titled, Strengthening American Leadership in Digital Financial Technology. While the executive order did not mandate the adoption of any specific regulations, the executive order identifies certain key objectives to guide agencies involved in crypto regulation, including (i) protecting the sovereignty of the United States dollar by promoting the development of United States dollar-backed stablecoins, (ii) providing regulatory clarity and certainty built on technology-neutral regulations for individuals and firms involved in digital assets, including through well-defined jurisdictional regulatory boundaries, and (iii) taking measures to protect Americans from the risks of Central Bank Digital Currencies. To achieve these objectives, the executive order established a working group on digital asset markets within the National Economic Council, comprised of representatives from key federal agencies, with a tight timeline for examining existing regulations and proposing a new regulatory framework. There have also been several bills introduced in Congress that propose to establish additional regulation and oversight of the digital asset markets.

In this context, in the United States, the “Guiding and Establishing National Innovation for U.S. Stablecoins Act of 2025” (GENIUS Act) introduces a federal regulatory framework for payment stablecoins. The legislation requires issuers to obtain either a federal or state license, maintain full reserve backing in U.S. dollars or short-term U.S. Treasury instruments, and comply with enhanced transparency, capital adequacy, and risk management standards. The Act prohibits the misrepresentation of stablecoins as legal tender and mandates alignment between state and federal regulatory regimes. As of the date of this prospectus, a reconciliation process between the GENIUS Act and the House’s stablecoin legislation (the "STABLE Act") remains ongoing, and there can be no assurance as to the timing or form of any final legislation.

Regulations Relating to Labor Protection in China

Labor Contract Law

The PRC Labor Contract Law, or the Labor Contract Law, which became effective on January 1, 2008 and was amended on December 28, 2012 and became effected on July 1, 2013, is primarily aimed at regulating rights and obligations of employer and employee relationships, including the establishment, performance and termination of labor contracts. Pursuant to the Labor Contract Law, labor contracts shall be concluded in writing if labor relationships are to be or have been established between employers and the employees. Employers are prohibited from forcing employees to work above certain time limits, and employers shall pay employees for overtime work in accordance to national regulations. In addition, employee wages shall be no lower than local standards on minimum wages and must be paid to employees in a timely manner.

Interim Provisions on Labor Dispatch

Pursuant to the Interim Provisions on Labor Dispatch, or the Labor Dispatch Provisions, promulgated by the Ministry of Human Resources and Social Security on January 24, 2014, which became effective on March 1, 2014, dispatched workers are entitled to equal pay with full-time employees for equal work. Employers are allowed to use dispatched workers for temporary, auxiliary or substitutive positions, and the number of dispatched workers may not exceed 10% of the total number of employees.

Social Insurance and Housing Fund

Pursuant to the Social Insurance Law of the PRC implemented on July 1, 2011, amended on December 29, 2018 and became effective on the same day, employers are required to provide their employees in the PRC with welfare benefits covering pension insurance, unemployment insurance, maternity insurance, labor injury insurance and medical insurance. These payments are made to local administrative authorities. Any employer that fails to make social insurance contributions may be ordered to rectify the non-compliance and pay the required contributions within a prescribed time limit and be subject to a late fee. If the employer still fails to rectify the failure to make the relevant contributions within the prescribed time, it may be subject to a fine ranging from one to three times the amount overdue. In accordance with the Regulations on the Management of Housing Fund which was promulgated by the State Council in 1999 and last amended on March 24, 2019 and became effective on the same day, employers must register at the designated administrative centers and open bank accounts for depositing employees’ housing funds. Employers and employees are also required to pay and deposit housing funds, which shall be the product of employees’ average monthly salaries of the previous year multiplied by the contribution rate of the housing provident fund of the employer. Where, in violation of the provisions of these Regulations, an employer is overdue in the contribution of, or underpays, the housing provident fund, the housing provident fund management center shall order it to make the contribution within a prescribed time limit; where the contribution has not been made after the expiration of the time limit, an application may be made to a people’s court for compulsory enforcement.

MANAGEMENT

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus.

Name	Age	Position
Siguang Peng	48	Chief Executive Officer and Director
Xu Peng	46	Director and Chairman of the Board of Directors
Yupeng Guo	48	Acting Chief Financial Officer
Ye Ren(1)(2)(3)	37	Independent Director and Chair of the Audit Committee
Zhiyi Xie(1)(2)(3)	47	Independent Director and Chair of the Compensation Committee
Yuejun Jiang(1)(2)(3)	46	Independent Director and Chair of the Nominating and Corporate Governance Committee

(1)	Member of the Audit Committee

(2)	Member of the Nominating and Corporate Governance Committee

(3)	Member of the Compensation Committee

The following is a brief biography of each of the executive officers and directors listed above:

Siguang Peng is our founder and has served as our director and chief executive officer since inception. Prior to starting the former VIEs’ business in 2006, Mr. Peng served as director of teaching department and principal of Quanzhou School of King’s International from 2004 to 2006. Mr. Peng received his EMBA degree from China Europe International Business School in 2011 and his bachelor’s degree in international economics and trading from Changchun University of Science and Technology in 2000.

Xu Peng has served as the chairman of the Company’s board of directors since December 2023. Mr. Xu Peng served as the president of Hailuoda International Consulting Services Co., Ltd. in People’s Republic of China (the “PRC”), a company engaged in overseas trade and investment promotion in Hainan, the PRC, from July 2019 to November 2023, where he was overseeing and managing the overall operations of the company. From August 2012 to June 2019, Mr. Peng served as the president at Ziyou Emotional Intelligence Education Consulting Co., Ltd., an education services provider targeted at children and youth, where he was overseeing and managing the overall operations of the company. Mr. Peng obtained a bachelor’s degree in computer science from College of Applied Arts and Science of Beijing Union University in the PRC in 2003.

Yupeng Guo is our founder and has served as our Acting Chief Financial Officer since April 23, 2021. Prior to starting the former VIEs’ business in 2006, Mr. Guo served as director of marketing department of Quanzhou School of King’s International from 2005 to 2006. Mr. Guo received his EMBA degree from China Europe International Business School in 2012, his master’s degree in business administration from Shanghai Jiao Tong University in 2007 and his bachelor’s degree in trading and economics from Changchun University of Science and Technology in 2000.

Ye Ren has served as our independent director since June 2022. From August 2019 to March 2022, Ms. Ren served as chief financial officer of CN Energy Group Ltd. (Nasdaq: CNEY) where she was responsible for supervising finance team, reviewing and approving financial and accounting transactions, and financial regulation compliance. From April 2017 to July 2018, Ms. Ren served as the Deputy Finance Manager of Zhejiang Yongning Pharmaceutical Co., Ltd., where she was responsible for department budget and internal control. From December 2014 to March 2017, Ms. Ren served as an assistant of the chief financial officer of Tantech Holdings Ltd. From October 2013 to November 2015, Ms. Ren served as a senior auditor of Pan-China Certificated Public Accountants LLP. Ms. Ren obtained her bachelor’s degree in Business Administration from George Fox University in 2010 and her master’s degree in Accountancy from the University of South Carolina in 2013.

Zhiyi Xie has served as our independent director since August 2021. Mr. Zhiyi Xie has been the general manager of Shenzhen Shenghongtao Technology Co., Ltd. since April 2017. Prior to that, Mr. Xie served as the general manager of Shenzhen Haiyue Huifu Investment Management Co., Ltd. from 2016 to 2017. He served as the deputy general manager of Shenzhen Yipu Rui Venture Capital Co., Ltd. from 2010 to 2015. Mr. Xie served as the investment director of Shenzhen Dingchuan Investment Co., Ltd. from 2008 to 2010. Mr. Xie obtained his bachelor’s degree in law from Xiangtan University in 2000. He received his Lawyer’s Qualification Certificate and Fund Qualification Certificate in 2000 and 2017, respectively.

Yuejun Jiang has served as our independent director since May 2023. Mr. Yuejun Jiang founded Enotek Technology (Group) Co., Ltd. in the People’s Republic of China (“China” or the “PRC”) in 2008, a company providing full-service industrial logistics solutions to customers, and has since served as the company’s chairman of the board of directors. Mr. Jiang oversees the company’s overall operations and makes major corporate decisions. Mr. Jiang obtained a bachelor’s degree in law from China Central Radio and TV University (currently known as Open University of China) in 2014 and obtained an Executive MBA degree from Cheung Kong Graduate School of Business in the PRC in 2017. Mr. Jiang obtained his Doctor of Business Administration degree from Singapore Management University in 2025.

Family Relationships

None of our directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Board Composition

Our business and affairs are organized under the direction of our board of directors, which consists of 5 members. Our directors hold office until the earlier of their death, resignation, removal, or disqualification, or until their successors have been elected and qualified. Our board of directors does not have a formal policy on whether the roles of Chief Executive Officer and chairman of our board of directors should be separate. The primary responsibilities of our board of directors are to provide oversight, strategic guidance, counseling, and direction to our management. Our board of directors meets on a regular basis.

Director Independence

The Nasdaq Marketplace Rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq Marketplace Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act.

Under Rule 5605(a)(2) of the Nasdaq Marketplace Rules, a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 of the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors has reviewed the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our board of directors has determined that each of Ms. Ye Ren, Mr. Zhiyi Xie and Mr. Yuejun Jiang is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Marketplace Rules. Our board of directors also determined that Ms. Ye Ren, Mr. Zhiyi Xie and Mr. Yuejun Jiang, who are members of our audit committee, our compensation committee, and our nominating and corporate governance committee, satisfy the independence standards for such committees established by the SEC and the Nasdaq Marketplace Rules, as applicable. In making such determinations, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to our company, including a duty of loyalty, a duty to act honestly, and a duty to act in good faith in what they consider to be in our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also have a duty to exercise the skills they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than what may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care, and these authorities are likely to be followed in the Cayman Islands.

Although under Cayman Islands law, a controlling shareholder of a Cayman Islands company does not owe fiduciary duties to the company or its minority shareholders, a controlling shareholder who serves as a director of a company owes fiduciary duties in his or her capacity as a director to such company, for as long as he or she serves on the company’s board of directors. Certain shareholders of our controlling shareholder serve on our board of directors and, as a result, owe the aforementioned fiduciary duties to us.

In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association as may be amended and restated from time to time. Our company has a right to seek damages against any director who breaches a duty owed to us. A shareholder may in certain circumstances have rights to damages if a duty owed by the directors is breached.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

●	convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;

●	declaring dividends and distributions;

●	appointing officers and determining the term of office of officers;

●	exercising the borrowing powers of our company and mortgaging the property of our company; and

●	approving the transfer of shares of our company, including the registering of such shares in our share register.

Terms of Directors and Executive Officers

Our officers are elected by and serve at the discretion of our board of directors. Our directors are not subject to a term of office and hold office until such time as they are removed from office by ordinary resolution or the unanimous written resolution of all shareholders. None of our directors has a service contract with us that provides for benefits upon termination of service as a director.

Employment Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers for a specified time period providing that the agreements are terminable for cause at any time. The terms of these agreements are substantially similar to each other. A senior executive officer may terminate his or her employment at any time by 30-day prior written notice. We may terminate the executive officer’s employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties.

Each executive officer has agreed to hold in strict confidence and not to use, except for our benefit, any proprietary information, technical data, trade secrets and know-how of our company or the confidential or proprietary information of any third party, including our subsidiaries and clients, received by us. Each of these executive officers has also agreed to be bound by noncompetition and non-solicitation restrictions during the term of his or her employment and typically for two years following the last date of employment.

Committees of the Board of Directors

Our board of directors has established three standing committees - audit, compensation and nominating and corporate governance - each of which operates under a charter that has been approved by our board of directors. Copies of each committee’s charter are posted on the Investor Relations section of our website, which is located at https://btct.us/IR/Team#content. Each committee has the composition and responsibilities described below. Our board of directors may from time to time establish other committees.

Audit Committee

Our audit committee consists of Ms. Ye Ren, who is the chair of the audit committee, Mr. Zhiyi Xie and Mr. Yuejun Jiang. Our board of directors has determined that each of the members of our audit committee satisfies the Nasdaq Marketplace Rules and SEC independence requirements. The functions of this committee include, among other things:

●	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

●	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

●	reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

●	reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;

●	reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented; and

●	reviewing and evaluating on an annual basis the performance of the audit committee, including compliance of the audit committee with its charter.

Our board of directors has determined that Ms. Ye Ren qualifies as an “audit committee financial expert” within the meaning of applicable SEC regulations and meets the financial sophistication requirements of the Nasdaq Marketplace Rules. In making this determination, our board has considered Ms. Ren's extensive financial experience and business background, including her prior service as chief financial officer of a Nasdaq-listed company and her experience as a senior auditor at a public accounting firm.

Compensation Committee

Our compensation committee consists of Mr. Zhiyi Xie, who is the chair of the compensation committee, Ms. Ye Ren and Mr. Yuejun Jiang. Our board of directors has determined that each of the members of our compensation committee satisfies the Nasdaq Marketplace Rules independence requirements. The functions of this committee include, among other things:

●	reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full board of directors regarding) our overall compensation strategy and policies;

●	reviewing and approving the compensation, the performance goals and objectives relevant to the compensation, and other terms of employment of our executive officers;

●	reviewing and approving (or if it deems appropriate, making recommendations to the full board of directors regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

●	reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;

●	reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC; and

●	preparing the report that the SEC requires in our annual proxy statement.

The compensation committee will take into account many factors in determining executive compensation, including the following:

●	personal and professional integrity, ethics and values;

●	experience in corporate management, such as serving as an officer or former officer of a publicly-held company, and other factors relevant to executive compensation benchmarking;

●	experience as a board member or executive officer of another publicly-held company;

●	strong finance experience;

●	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

●	diversity of background and perspective including, without limitation, with respect to age, gender, race, place of residence and specialized experience;

●	experience relevant to our business industry and with relevant social policy concerns; and

●	relevant academic expertise or other proficiency in an area of our business operations.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Mr. Yuejun Jiang, who is the chair of the nominating and corporate governance committee, and Ms. Ye Ren and Mr. Zhiyi Xie. Our board of directors has determined that each of the members of this committee satisfies the Nasdaq Marketplace Rules independence requirements. The functions of this committee include, among other things:

●	identifying, reviewing and evaluating candidates to serve on our board of directors consistent with criteria approved by our board of directors;

●	evaluating director performance on the board and applicable committees of the board and determining whether continued service on our board is appropriate;

●	evaluating, nominating and recommending individuals for membership on our board of directors; and

●	evaluating nominations by shareholders of candidates for election to our board of directors.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our employees, officers and directors. A current copy of the code is posted on the Corporate Governance section of our website, which is located at https://btct.investorroom.com/code-of-ethics. We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and our directors, on our website identified above or in filings with the SEC.

EXECUTIVE COMPENSATION

Compensation of Directors and Executive Officers

Overview

For the fiscal year ended December 31, 2025, we and our subsidiaries paid aggregate cash compensation of approximately US$377 thousand to our directors and executive officers as a group. We do not pay or set aside any amounts for pensions, retirement or other benefits for officers and directors.

The following table presents the compensation awarded to or earned by or paid to our named executive officers during the fiscal years ended December 31, 2025, 2024 and 2023.

Name and Principal Position	Year (FY)	Salary ($)	Bonus ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Siguang Peng	2025	198,000	-	-	-	-	-	198,000
	2024	60,000	-	-	-	-	-	60,000
	2023	10,200	-	-	-	-	-	10,200
Yupeng Guo	2025	125,000	-	-	-	-	-	125,000
	2024	36,000	-	-	-	-	-	36,000
	2023	31,626	-	-	-	-	-	31,626

Outstanding Equity Awards at Fiscal Year End

The following table summarizes for our employees, directors and service providers the outstanding options granted under the 2020 Plan as of December 31, 2025.

Name	Our Ordinary Shares	Options Awarded	Exercise Price	Date of Grant	Date of Expiration
All non-executive employees as a group	643,000	643,000	$2.84	6/23/2025	6/23/2028
Total	643,000	643,000

Share Incentive Plans

2013 Plan

Shenzhen Meten adopted the 2013 Plan in January 2013. The purpose of the 2013 Plan is to enhance Shenzhen Meten’s ability to attract and retain highly qualified mid- to high-level management, consultants and other qualified persons, and to motivate such persons to serve us and to expend maximum effort to improve our business results and earnings, by providing such persons an opportunity to share equity interest in our future success.

2018 Plan

Meten adopted a new share incentive plan, or the 2018 Plan, to replace the 2013 Plan in December 2018. Meten rolled over the awards granted under the 2013 Plan with the same amount and terms in December 2018 to the Meten level, and as a result a total of 20,085,242 options were granted to the plan participants according to the awards under our 2013 Plan and the 2018 Plan as described below. Upon the adoption of the 2018 Plan, no additional awards were made under our 2013 Plan.

2020 Plan

In connection with the Mergers, we adopted a new incentive plan (the "2020 Plan" or "ESOP Plan") to replace the 2018 Plan. We rolled over awards granted under the 2013 Plan and 2018 Plan with the same amount and terms. As a result, options to purchase 397,998 of our ordinary shares were issued and outstanding on December 31, 2022. Additionally, the Company reserved for issuance pursuant to the plan one percent (1%) of the total issued and outstanding ordinary shares on the closing date (being 531,005 ordinary shares), and will reserve an additional 3.5% of then-outstanding shares each year for a period of four years following the first anniversary of the closing date of the Mergers.

The Board amended the 2020 Plan on November 23, 2020, May 15, 2022, December 22, 2023, and March 26, 2025. The number of Ordinary Shares available for issuance under the current 2020 Plan shall automatically increase on the first trading day in January each calendar year during the term of the 2020 Plan, beginning on the first trading day in January 2024, by an amount equal to 10.0% of the total number of Ordinary Shares outstanding as measured as of the last trading day in the immediately preceding calendar year, or such fewer number of Ordinary Shares as determined by the Board. There is no aggregate cap on the total number of Ordinary Shares issuable under the 2020 Plan over its term, and accordingly the cumulative dilutive effect of the evergreen provision may be significant. Investors should carefully consider the potential dilutive impact of the evergreen provision, together with the shares being registered for resale hereunder and any shares issuable upon exercise of outstanding warrants, when evaluating an investment in the Company's Ordinary Shares.

The following paragraphs summarize the terms of the 2020 Plan:

Eligibility. Our qualified officers, directors, employees, consultants and other qualified persons are eligible to participate in the 2020 Plan.

Types of Awards. The 2020 Plan permits the awards of options, share appreciation rights, share awards, restricted share units, dividend equivalents or other share-based awards.

Plan Administration. Our board of directors, or a committee designated by our board of directors, will administer the plan, unless otherwise determined by the board of directors.

Evidence of award. Awards can be evidenced by an agreement, certificate, resolution or other types of writing or an electronic medium approved by the board of directors or the compensation committee as the plan administrator that sets forth the terms and conditions of the awards granted.

Conditions of Award. The administrator shall determine the participants, types of awards, numbers of shares to be covered by awards, terms and conditions of each award, and provisions with respect to the vesting schedule, settlement, exercise, cancellation, forfeiture or suspension of awards.

Term of Award. The term of each award shall be fixed by the administrator and is stated in the award agreement between recipient of an award and us, provided that the term shall generally be no more than five years from the date of grant thereof.

Vesting Schedule. In general, the plan administration committee determines the vesting schedule, which is specified in the relevant award agreement.

Transfer Restrictions. Unless otherwise determined by the administrator or for certain limited permitted transfers, no award and no right under any such award shall be assignable, alienable, saleable or transferable by the employee holder otherwise than by will or by the laws of descent and distribution.

Amendment, Suspension or Termination. The board of directors may amend, alter, suspend, discontinue or terminate the 2020 Plan, or any award agreement hereunder or any portion hereof or thereof at any time, provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without the consent of the affected recipient of an award with respect to any award agreement, the consent of the affected recipient of an award, if such action would materially and adversely affect the rights of such recipient under any outstanding award.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Ordinary Shares as of July 24, 2026, and as adjusted to reflect the sale of the Ordinary Shares offered in this offering for:

●	each of our directors and executive officers who beneficially own our Ordinary Shares (individually and as a group); and

●	each person known to us to own beneficially more than 5% of our Ordinary Shares.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Ordinary Shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person is based on 16,976,004 Ordinary Shares outstanding as of July 24, 2026.

Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of 5% or more of our Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of shares beneficially owned by a person listed below and the percentage ownership of such person, shares underlying options, warrants, or convertible securities held by each such person that are exercisable or convertible within 60 days of July 29, 2026 are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them.

Name and Address of Beneficial Owner	Amount of beneficial ownership	Percentage of outstanding ordinary shares
Directors and Executive Officers (1)
Xu Peng	-	-
Siguang Peng (1)	10,936	0.06%
Yupeng Guo (2)	5,599	0.03%
Zhiyi Xie	-	-
Ye Ren	-	-
Yuejun Jiang	-	-
All directors and executive officers as a group	16,535	0.10%

(1)	Represents 10,936 ordinary shares directly held by AP Education Investment Limited, a business company limited by shares incorporated in British Virgin Islands and wholly owned by AP Education Consulting Limited, a British Virgin Islands company wholly owned and controlled by Siguang Peng. The registered office of AP Education Investment is Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands VG1110.

(2)	Represents 1 ordinary share held by Mr. Yupeng Guo and 5,598 ordinary shares directly held by RG Education Investment Limited, a business company limited by shares incorporated in British Virgin Islands and wholly owned by RG Education Consulting Limited, a British Virgin Islands company wholly owned and controlled by Yupeng Guo. The registered office of RG Education Investment is Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands VG1110.

None of our existing shareholders have different voting rights from other shareholders. To our knowledge, we are not owned or controlled, directly or indirectly, by another corporation, by any foreign government or by any other natural or legal persons, severally or jointly. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

To our best knowledge, as of December 31, 2025, we had 9,516,975 ordinary shares issued and outstanding. As of July 24, 2026, we had 16,976,004 ordinary shares issued and outstanding, reflecting additional shares issued after December 31, 2025, including shares issued pursuant to our shelf registration statement on Form S-3. Approximately 82% of those ordinary shares are held in the U.S., including CEDE & CO and eleven registered holders of record. The number of beneficial owners of our ordinary shares in the U.S. is likely much larger than the eleven record holders of our ordinary shares in the U.S.

RELATED PARTY TRANSACTIONS

Employment Agreements and Indemnification Agreements

See ”Management - Employment Agreements and Indemnification Agreements.”

Material Transactions with Related Parties

The related parties that had material transactions for the fiscal years ended December 31, 2025, 2024 and 2023, up to the date of this prospectus consist of the following:

Relationship with related parties

Name of party	Relationship
Mr. Jishuang Zhao	Former Chairman of our Board of Directors
Mr. Yupeng Guo	Acting Chief Financial Officer
Mr. Siguang Peng	Chief Executive Officer and Director
Met Chain Co., Limited	An associate of the Company

Transactions with related parties

In the year ended December 31, 2025, we advanced to Mr. Yupeng Guo US$0.2 million and to Mr. Siguang Peng US$0.2 million. These advances are non-interest bearing and due on demand. The advances were made for business-related purposes, including business development and operational expenses, and were approved by the independent members of the Board of Directors. The advances were fully repaid prior to the date of this prospectus, and no amounts remain outstanding as of the date of this prospectus. From January 1 through the date of this prospectus, we have not made any additional advances to Mr. Yupeng Guo or Mr. Siguang Peng. The board of directors has determined not to make further advances to officers absent extraordinary circumstances, and any future advances would require approval by the independent members of the board of directors.

In the year ended December 31, 2024, we repaid amount due to Mr. Jishuang Zhao of US$2.4 million, Met Chain Co., Limited of US$1.8 million.

In the year ended December 31, 2023, we repaid amount due to Mr. Jishuang Zhao of US$2.5 million.

Amount due to related parties

As of December 31, 2025, our outstanding balance due to Mr. Yupeng Guo was nil, our outstanding balance due to Mr. Jishuang Zhao was nil, and our outstanding balance due to Met Chain Co., Limited was nil. As of the date of this prospectus, there have been no material changes to these balances.

As of December 31, 2023, our outstanding balance due to Mr. Yupeng Guo was US$0.3 million, our outstanding balance due to Mr. Jishuang Zhao was US$2.0 million, and our outstanding balance due to Met Chain Co., Limited was US$2.0 million.

Amounts due from related parties

As of December 31, 2025, our outstanding balance due from Mr. Yupeng Guo was US$0.2 million, our outstanding balance due from Mr. Siguang Peng was US$0.2 million, and our outstanding balance due from Met Chain Co., Limited was US$0.2 million. As of the date of this prospectus, our outstanding balance due from Mr. Yupeng Guo was US$42,000, our outstanding balance due from Mr. Siguang Peng was US$0.2 million, and our outstanding balance due from Met Chain Co., Limited was US$0.2 million.

As of December 31, 2024, our outstanding balance due from Mr. Yupeng Guo was US$12,000, and that due from Met Chain Co., Limited was US$0.2 million.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our memorandum and articles of association, as amended from time to time, are summaries and do not purport to be complete. Reference is made to our Amended and Restated Memorandum and Articles of Association, copies of which are filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as our “Second Amended Articles of Association”).

We were incorporated as an exempted company with limited liability under the Companies Act (on September 27, 2019. A Cayman Islands exempted company:

●	as an exempted company, does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 30 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Ordinary Shares

General. Our authorized share capital is US$12,000,000 divided into 200,000,000 ordinary shares, with a par value of US$0.06 per share. Holders of ordinary shares will have the same rights. All of our outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Dividends may be declared and paid out of the funds legally available therefor. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Act. Under Cayman Islands law, no dividend may be paid if it would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Classes of Ordinary Shares. We have only one class of ordinary shares with all shares carrying equal rights and ranking pari passu with one another.

Voting Rights. In respect of all matters subject to a shareholders’ vote, holders of ordinary shares shall, at all times, vote together as one class on all matters submitted to a vote by the members at any such general meeting. Each ordinary share shall be entitled to one vote on all matters subject to the vote at our general meetings. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any one or more shareholders representing not less than 10% of the total voting rights of all the shareholders present in person or by proxy entitled to vote at the meeting.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding ordinary shares at a meeting and includes a unanimous written resolution. A special resolution will be required for important matters such as a change of name, reducing the share capital or making changes to our amended and restated memorandum and articles of association.

Transfer of Ordinary Shares. Subject to the restrictions contained in the Lock-Up Agreements, the Amended Stock Escrow Agreement (being the amended escrow agreement relating to certain ordinary shares in connection with the Mergers), and as otherwise set forth in the Merger Agreement, and subject to any further restrictions contained in our amended and restated articles of association, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged at the registered office of us or such other place at which the principal register is kept in accordance with the law or the registration office (as the case may be) accompanied by the relevant share certificate(s) and such other evidence as the board of directors may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do);

●	the instrument of transfer is in respect of only one class of shares;

●	the instrument of transfer is properly stamped, if required; and

●	a fee of such maximum sum as Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer, they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of Nasdaq, be suspended and the register of members closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register of members closed for more than 30 days in any year as our board may determine.

Liquidation. On a return of capital on winding-up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of the ordinary shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 clear days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares. The Companies Act and our amended and restated articles of association permit us to purchase our own shares. In accordance with our amended and restated articles of association and provided the necessary shareholders or board approval have been obtained, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner, including out of capital, as may be determined by our board of directors.

Variations of Rights of Shares. All or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Act, be varied with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by at least a two-thirds majority of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be materially adversely varied by or abrogated by, inter alia, the creation or allotment or issue of further shares ranking pari passu with or subsequent to such existing class of shares.

General Meetings of Shareholders. Shareholders’ meetings may be convened by a majority of the board of directors or the chairman of the board of directors, and they shall on a member’s requisition forthwith proceed to convene a general meeting. A member’s requisition is a requisition of shareholders holding at the date of deposit of the requisition shares which carry in aggregate not less than one-third (1/3) of all votes attaching to all issued and outstanding shares that as at the date of the deposit carry the right to vote at our general meetings. Advance notice of at least ten calendar days is required for the convening of our annual general shareholders’ meeting and any other general meeting of shareholders, provided that a general meeting or our shareholders shall be deemed to have been duly convened if it is so agreed:

●	in the case of an annual general meeting by all the shareholders (or their proxies) entitled to attend and vote thereat; and

●	in the case of an extraordinary general meeting, by two-thirds (2/3) of the shareholders having a right to attend and vote at the meeting, present in person or by proxy or, in the case of a corporation or other non-natural person, by its duly authorized representative or proxy.

Any action required or permitted to be taken at any annual or extraordinary general meetings may be taken only upon the vote of the shareholders at an annual or extraordinary general meeting duly noticed and convened in accordance with our amended and restated articles of association and the Companies Act and may not be taken by written resolution of shareholders without a meeting, except as otherwise provided by the Companies Act or our amended and restated articles of association.

Voting Rights Attaching to the Shares. Subject to any rights and restrictions for the time being attached to any ordinary share, on a show of hands every shareholder present in person and every person representing a shareholder by proxy shall, at a shareholders’ meeting, each have one vote and on a poll every shareholder and every person representing a shareholder by proxy shall have one vote for each share of which he or the person represented by proxy is the holder.

Inspection of Books and Records. Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or corporate records. However, we will provide shareholders with the right to inspect the list of shareholders and to receive annual audited financial statements.

Changes in Capital. We may from time to time by ordinary resolution:

●	increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe;

●	divide the shares into several classes and without prejudice to any special rights previously conferred on the holders of existing shares attach thereto respectively any preferential, deferred, qualified or special rights, privileges, conditions or such restrictions which in the absence of any such determination by our shareholders, as the board of directors may determine;

●	consolidate and divide all or any of the share capital into shares of a larger amount than the existing shares;

●	subdivide the existing shares, or any of them into shares of a smaller amount; or

●	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

We may by special resolution, subject to any confirmation or consent required by the Companies Act, reduce our share capital or any capital redemption reserve in any manner permitted by law.

Indemnification of Directors and Officers. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their fraud or dishonesty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Register of Members

Under the Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of our shareholders, together with a statement of the shares held by each member, and such statement shall confirm (i) the amount paid or agreed to be considered as paid, on the shares of each member, (ii) the number and category of shares held by each member, and (iii) whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a shareholder; and

●	the date on which any person ceased to be a shareholder.

Under the Companies Act, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Companies Act to have legal title to the shares as set against its name in the register of members. Upon the completion of our offerings, the register of members will be immediately updated to record and give effect to the issuance of shares by us to the custodian or its nominee. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our company, the person or shareholder aggrieved (or any shareholder of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Grand Court of the Cayman Islands may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

The Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Companies Act and the current Companies Act of the UK. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

	Delaware	Cayman Islands

Title of Organizational Documents	Certificate of Incorporation and Bylaws	Memorandum and Articles of Association

Duties of Directors	Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of the corporation’s employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company - a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party.

A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Limitations on Personal Liability of Directors	Subject to the limitations described below, a certificate of incorporation may provide for the elimination or limitation of the personal liability of a director to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director. Such provision cannot limit liability for breach of loyalty, bad faith, intentional misconduct, unlawful payment of dividends or unlawful share purchase or redemption. In addition, the certificate of incorporation cannot limit liability for any act or omission occurring prior to the date when such provision becomes effective.	The Companies Act has no equivalent provision to Delaware law regarding the limitation of director’s liability. However, as a matter of public policy, Cayman Islands law will not allow the limitation of a director’s liability to the extent that the liability is a consequence of the director committing a crime or of the director’s own fraud or dishonesty.

Indemnification of Directors, Officers, Agents, and Others	A corporation has the power to indemnify any director, officer, employee, or agent of corporation who was, is, or is threatened to be made a party who acted in good faith and in a manner he believed to be in the best interests of the corporation, and if with respect to a criminal proceeding, had no reasonable cause to believe his conduct would be unlawful, against amounts actually and reasonably incurred.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty.

Our Second Amended and Restated Articles of Association provide that we will indemnify every director, secretary, assistant secretary, or other officer for the time being and from time to time of our Company (but not including our auditors) and the personal representatives of the same and from: (a) all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by such person, other than by reason of such person’s own dishonesty, willful default, or fraud, in or about the conduct of our business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of that person’s duties, powers, authorities, or discretions; and (b) without limitation to paragraph (a) above, any costs, expenses, losses, or liabilities incurred by such person in defending (whether successfully or otherwise) any civil proceedings concerning us or our affairs in any court, whether in the Cayman Islands or elsewhere.

Interested Directors	Under Delaware law, a transaction in which a director who has an interest in such transaction would not be voidable if (i) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum, (ii) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the shareholders, or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, a director could be held liable for any transaction in which such director derived an improper personal benefit.	Under our Second Amended and Restated Articles of Association, directors who are in any way, whether directly or indirectly, interested in a contract or proposed contract with our company must declare the nature of their interest at a meeting of the board of directors. Following such declaration, a director may vote in respect of any contract or proposed contract notwithstanding his or her interest, provided that in exercising any such vote, such director’s duties remain as described above. However, as a matter of practice, the Company's board of directors has required related party transactions to be reviewed and approved by the independent members of the board of directors.

Voting Requirements

The certificate of incorporation may include a provision requiring supermajority approval by the directors or shareholders for any corporate action.

In addition, under Delaware law, certain business combinations involving interested shareholders require approval by a supermajority of the non-interested shareholders.

As a matter of Cayman Islands law, certain matters must be approved by special resolution of the shareholders, including amending or adopting the memorandum or articles of association of a Cayman Islands company, reduction of share capital, change of name, authorization of a plan of merger, voluntary winding up of the company or the recalling of the voluntary liquidation of the company.

The Companies Act requires that a special resolution be passed by a majority of at least two-thirds or such higher percentage as set forth in the memorandum and articles of association, of shareholders being entitled to vote and do vote in person or by proxy at a general meeting, or by unanimous written consent of shareholders entitled to vote at a general meeting.

Voting for Directors	Under Delaware law, unless otherwise specified in the certificate of incorporation or bylaws of the corporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.	Our Second Amended and Restated Articles of Association provide that our directors may be appointed by a resolution of our board of directors to fill a casual vacancy on the board of directors or as an addition to the board of directors or by an ordinary resolution of our shareholders.

Cumulative Voting	No cumulative voting for the election of directors unless so provided in the certificate of incorporation.	There are no prohibitions in relation to cumulative voting under the Companies Act but our Second Amended and Restated Articles of Association do not provide for cumulative voting.

Directors’ Powers Regarding Bylaws	The certificate of incorporation may grant the directors the power to adopt, amend or repeal bylaws.	Our Second Amended and Restated Articles of Association may only be amended by a special resolution of the shareholders.

Nomination and Removal of Directors and Filling Vacancies on Board	Shareholders may generally nominate directors if they comply with advance notice provisions and other procedural requirements in company bylaws. Holders of a majority of the shares may remove a director with or without cause, except in certain cases involving a classified board or if the company uses cumulative voting. Unless otherwise provided for in the certificate of incorporation, directorship vacancies are filled by a majority of the directors elected or then in office.

Nomination and removal of directors and filling of board vacancies are governed by the terms of the memorandum and articles of association. Our Second Amended and Restated Articles of Association provide that directors may be removed with or without cause, by an ordinary resolution of our shareholders.

In addition, a director’s office shall be vacated if the director (1) becomes bankrupt or makes any arrangement or composition with his creditors; (2) is found to be or becomes of unsound mind or dies; (3) resigns his office by notice in writing to the company; (4) without special leave of absence from the Board, is absent from meetings of the Board for three consecutive meetings and the Board resolves that his office be vacated; or (5) is removed from office pursuant to any other provisions of our Second Amended and Restated Articles of Association.

Mergers and Similar Arrangements

Under Delaware law, with certain exceptions, a merger, consolidation, exchange or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction.

Delaware law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90% of each class of capital stock without a vote by shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies in the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by (a) 75% in value of the shareholders or class of shareholders, as the case may be, or (b) a majority in number representing 75% in value of the creditors or each class of creditors, as the case may be, with whom the arrangement is to be made, that are, in each case, present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that: (a) the statutory provisions as to the required majority vote have been met; (b) the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class; (c) the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his or her interest; and (d) the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholder Suits	Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.	In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge: (a) an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders; (b) an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and (c) an act which constitutes a ‘fraud on the minority’ where the wrongdoers are themselves in control of the company.

Inspection of Corporate Records	Under Delaware law, shareholders of a Delaware corporation have the right during normal business hours to inspect for any proper purpose, and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.	Shareholders of a Cayman Islands exempted company have no general right under Cayman Islands law to inspect or obtain copies of register of members or other corporate records (other than, the memorandum and articles of association, the register of mortgages or charges and special resolutions passed by the shareholders) of the company. However, these rights may be provided in the company’s memorandum and articles of association. Under Cayman Islands law, the names of current directors can be obtained from a search conducted at the Registrar of Companies in the Cayman Islands.

Shareholder Proposals	Unless provided in the corporation’s certificate of incorporation or bylaws, Delaware law does not include a provision restricting the manner in which shareholders may bring business before a meeting.	The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Second Amended and Restated Articles of Association allow our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to all of our issued and outstanding shares, to requisition a general meeting of our shareholders, in which case our chairman or a majority of our directors are obliged to call such meeting. If there are no directors as at the date of the deposit of the shareholders’ requisition or if the directors do not within 21 calendar days from the date of the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further 21 calendar days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened must not be held after the expiration of three calendar months after the expiration of the said 21 calendar days. Our Second Amended Articles of Association provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings. However, our corporate governance guidelines require us to call an annual general meeting every year.

Approval of Corporate Matters by Written Consent	Delaware law permits shareholders to take actions by written consent signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders.	The Companies Act allows a special resolution to be passed in writing if signed by all shareholders who would have been entitled to vote on such matter at a general meeting (if authorized by the memorandum and articles of association).

Calling of Special Shareholders Meetings	Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of shareholders.	The Companies Act does not have provisions governing the proceedings of shareholders meetings, which are usually provided in the memorandum and articles of association. Please see above.

Dissolution; Winding Up	Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.	Under the Companies Act, a company may be wound up voluntarily (a) by virtue of a special resolution, (b) because the period, if any, fixed for the duration of the company by its articles of association has expired, or (c) because the event, if any, has occurred, on the occurrence of which its articles of association provide that the company shall be wound up. Our articles of association contain no fixed period for the duration of our Company and no provisions for the winding up of our Company on the occurrence of any particular event. Under the Companies Act, a company may also be wound up compulsorily by order of the Grand Court of the Cayman Islands, including if the company is unable to pay its debts as they fall due or the Grand Court of the Cayman Islands is of the opinion that it is just and equitable that the company should be wound up.

PRIVATE PLACEMENT OF ORDINARY SHARES AND WARRANTS

This prospectus relates to the potential offer and resale by the Selling Shareholders identified in this prospectus or their permitted transferees of Ordinary Shares, sold or issued upon exercise of the Pre-Funded Warrants and Common Warrants (collectively, the "Warrants") and shares of our Ordinary Shares sold to the Selling Shareholders under the terms of the Purchase Agreement.

Private Placement

On June 26, 2026, the Company entered into the Purchase Agreement with certain institutional investors (the “Purchasers”), pursuant to which the Company agreed to sell 6,140,350 Common Units (or Pre-Funded Units) for approximately $7,000,000 (the “Offering”). Each Common Unit consists of (i) one (1) ordinary share, par value $0.06 per share (an “Ordinary Share”), or one (1) pre-funded warrant and (ii) two (2) Common Warrants, each exercisable for one (1) Ordinary Share at an exercise price of $1.71 per warrant share. Each Pre-Funded Unit (the "Pre-Funded Units") consists of (i) one (1) Pre-Funded Warrant and (ii) two (2) Common Warrants. The price per Common Unit was $1.14 (or $1.13999 per Pre-Funded Unit, equal to the price per Common Unit less the nominal exercise price of each Pre-Funded Warrant).

Each Pre-Funded Warrant is exercisable for one (1) Ordinary Share at a nominal exercise price of $0.00001 per share, with the aggregate exercise price having been pre-funded to the Company on or prior to the Initial Exercise Date, and is exercisable immediately upon issuance until exercised in full. Alternatively, the Pre-Funded Warrants may be exercised on a cashless basis. For each Pre-Funded Unit sold in the offering, the number of Common Units in the offering will be decreased on a one-for-one basis.

The initial exercise price of each Common Warrant is $1.71 per Ordinary Share. The Common Warrants are exercisable immediately and expire 60 months after the initial issuance date. The number of Ordinary Shares issuable under the Common Warrants are subject to adjustments for stock splits, dividends, and fundamental transactions as further described in the form of Common Warrant filed as an exhibit hereto. Investors should review the form of Common Warrant carefully for a complete description of the adjustment and anti-dilution provisions applicable to the Common Warrants. The Common Warrants may be exercised on a cashless basis if there is no effective registration statement registering the issuance or resale of the warrant shares at the time of exercise. In the event of a cashless exercise, the Company would not receive cash proceeds from such exercise, which could adversely affect the Company's liquidity.

Subject to limited exceptions, a Purchaser may not exercise any portion of its Pre-Funded Warrants or Common Warrants to the extent that, upon such exercise, such Purchaser would own more than 4.99% (or 9.99% at such Purchaser’s election) of the Ordinary Shares then outstanding immediately after such exercise. At such Purchaser’s option, upon notice to the Company, such Purchaser may increase or decrease this beneficial ownership limitation not to exceed 9.99% of the Ordinary Shares then outstanding, provided that any such increase shall become effective upon 61 days’ prior notice to the Company.

For more information on the specific terms and conditions of the Warrants please refer to the Form of Pre-Funded Warrant, Form of Common Warrant filed with the SEC on the Company’s current report on Form 6-K, on July 6, 2026.

Placement Agent Agreement

The Company also entered into a placement agent agreement (the "Placement Agent Agreement") with Aegis Capital Corp., (“Aegis”), pursuant to which the Company engaged Aegis to act as its sole placement agent in connection with the Offering on a best-efforts basis. The Company paid Aegis a commission equal to 7% of the aggregate gross proceeds from the initial closing of the Offering (approximately $490,000) for its services, plus 3.0% of the aggregate gross proceeds received by the Company upon exercise of the Common Warrants (the "PIPE Common Warrants") sold in the Offering, which could total up to approximately $630,000, assuming full exercise of all Common Warrants. In addition, the Company reimbursed Aegis for certain out-of-pocket expenses, including reasonable legal fees.

Registration Rights Agreement

In connection with the Offering, the Company and the Purchasers entered into a Registration Rights Agreement, pursuant to which the Company is required to file a registration statement covering the resale of the securities underlying the aforementioned warrants within 30 calendar days of the closing of the Offering. The Registration Rights Agreement provides for liquidated damages in the amount of 2% of the aggregate subscription amount per monthly period in the event the Company fails to file or have the registration statement declared effective within the specified time periods, subject to a maximum aggregate amount of 15% of the aggregate subscription amount. See the Registration Rights Agreement filed as an exhibit hereto for a complete description of such terms.

The descriptions of the Placement Agent Agreement and the Registration Rights Agreement in this prospectus are summaries and are qualified by the actual agreements which were filed with the SEC on the Company’s current report on Form 6-K, on July 6, 2026.

Lock-up Agreements

The officers, directors and beneficial owners of more than ten percent (10%) of our outstanding Ordinary Shares (the “Locked-up Affiliates”) have entered into lock-up agreements with the Company (the “Lock-up Agreements”), pursuant to which such Locked-up affiliates are subject to an initial lock-up period of ninety (90) days following the effectiveness of this Registration Statement. The lock-up period may be extended if certain conditions are met, subject to the terms and conditions set forth in the Lock-up Agreements. For additional information regarding the Lock-up Agreements, see the exhibit list in Part II of this registration statement.

SELLING SHAREHOLDERS

The Ordinary Shares being offered by the Selling Shareholders are those previously issued to the Selling Shareholders and those issuable to the Selling Shareholders, upon exercise of the Warrants. For additional information regarding the issuance of those Ordinary Shares and Warrants, see “Private Placement of Ordinary Shares and Warrants” above. We are registering the Ordinary Shares in order to permit the Selling Shareholders to offer the Ordinary Shares for resale from time to time. Except for the ownership of the Ordinary Shares and the Warrants issued pursuant to the Purchase Agreement, and except as otherwise described herein, the Selling Shareholders have not had any material relationship with us within the past three years.

The table below lists the Selling Shareholders and other information regarding the beneficial ownership of the Ordinary Shares by each of the Selling Shareholders. The second column lists the number of Ordinary Shares beneficially owned by each Selling Shareholder, based on its ownership of the Ordinary Shares and Warrants, as of 29, 2026, assuming exercise of the warrants held by the Selling Shareholders on that date, without regard to any limitations on exercises. The third column lists the Ordinary Shares being offered by this prospectus by the Selling Shareholders. The fourth column assumes the sale of all of the Ordinary Shares offered by the Selling Shareholders pursuant to this prospectus.

In accordance with the terms of the Registration Rights Agreement with the Selling Shareholders, this prospectus generally covers the resale of the sum of (i) the number of Ordinary Shares issued to the Selling Shareholders in the “Private Placement of Ordinary Shares and Warrants” described above and (ii) the maximum number of Ordinary Shares issuable upon exercise of the Warrants, determined as if the outstanding Warrants were exercised in full as of the Trading Day immediately preceding the date this Registration Statement was initially filed with the SEC, without regard to any exercise or beneficial ownership limitations on the exercise of the warrants and at the lowest exercise price potentially applicable under any provision of the warrants, all subject to adjustment as provided in the warrants.

Under the terms of the Warrants, a Selling Shareholder may not exercise the Warrants to the extent such exercise would cause such Selling Shareholder, together with its affiliates and attribution parties, to beneficially own a number of Ordinary Shares which would exceed 4.99% or 9.99%, as applicable, of our then outstanding Ordinary Shares following such exercise, excluding for purposes of such determination Ordinary Shares issuable upon exercise of the Warrants that have not been exercised. The numbers of Ordinary Shares in the second and fourth columns do not reflect this limitation. The Selling Shareholders may sell all, some or none of their Ordinary Shares in this offering. See “Plan of Distribution.”

Name of Selling Shareholders	Number of Ordinary Shares Beneficially Owned Prior to Offering (1)	Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus(3)	Number of Ordinary Shares Beneficially Owned Following the Offering (2)
Armistice Capital LLC(4)	1,315,791	1,315,791	–
Hudson Bay Master Fund Ltd.(5)	1,315,788	1,315,788	–
SHN Financial Investments Ltd.(6)	1,973,685	1,973,685	–
L1 Capital Global Opportunities Master Fund(7)	1,578,948	1,578,948	–
Alto Opportunity Master Fund, SPC, Segregated Master Portfolio B(8)	1,315,788	1,315,788	–
Intracoastal Capital LLC(9)	1,578,948	1,578,948	–
Bigger Capital Fund LP(10)	1,315,791	1,315,791	–
District 2 Capital Fund LP(11)	1,315,791	1,315,791	–
3i, LP(12)	657,894	657,894	–
Funds managed by Empery Asset Management, LP (13)(14)	1,052,631	1,052,631	–
Lind Global Fund III LP(15)	1,315,788	1,315,788	–
Evergreen Capital Management LLC(16)	657,894	657,894	–
Efrat Investments LLC(17)	657,894	657,894	–
BJI Financial Group(18)	657,894	657,894	–
Robert Forster	1,710,525	1,710,525	–
Total	18,421,050	18,421,050	–

(1)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. Unless otherwise indicated, the Company believes that each person named in the table has sole voting and investment power with respect to all Ordinary Shares shown as beneficially owned, subject to applicable community property laws and the limitations described below.

(2)	Assumes the sale of all Ordinary Shares registered pursuant to this prospectus and no acquisition of additional Ordinary Shares by the applicable selling shareholder. Because the PIPE Common Warrants and Pre-Funded Warrants are subject to beneficial ownership limitations of 4.99% or, at the holder’s election, 9.99%, the number of shares deemed beneficially owned by a holder at any time may differ from the number of shares registered for resale.

(3)	The securities registered hereby consist of (i) Ordinary Shares issued in the private placement, (ii) Ordinary Shares issuable upon exercise of the Pre-Funded Warrants, and (iii) Ordinary Shares issuable upon exercise of the PIPE Common Warrants issued in the private placement completed on June 26, 2026.

(4)	The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. 438,597 of the securities registered hereby consists of shares of common stock issuable upon exercise of pre-funded warrants, which are subject to a beneficial ownership limitation of 9.99%, and 877,194 of the securities registered hereby consists of shares of common stock issuable upon exercise of warrants, which are subject to a beneficial ownership limitation of 4.99%. Such limitations restrict the Selling Stockholder from exercising that portion of the pre-funded warrants or warrants, as applicable, that would result in the Selling Stockholder and its affiliates beneficially owning, after exercise, a number of shares of common stock in excess of the applicable beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(5)	Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities. The principal address of Hudson Bay Master Fund Ltd. is c/o Hudson Bay Capital Management LP is 290 Harbor Drive, Fl 3, Stamford, CT 06902.

(6)	The shares will be directly held by S.H.N. Financial Investments Ltd., an Israeli corporation (“S.H.N.”), and may be deemed to be indirectly beneficially owned by Mr. Hadar Shamir and Mr. Nir Shamir who each own 50% of the company and have shared voting and dispositive power over the common shares. Mr. Hadar Shamir and Mr. Nir Shamir disclaim beneficial ownership of the securities except to the extent of their respective pecuniary interests therein. The principal address of S.H.N. Financial Investments Ltd. is Herzliya Hills, Arik Einstein 3, Israel, 4610301.

(7)	David Feldman and Joel Arber are the Directors of L1 Capital Global Opportunities Master Fund Ltd. (“L1 Capital”). To the extent Mr. Feldman and Mr. Arber are deemed to beneficially own such shares, Mr. Feldman and Mr. Arber disclaim beneficial ownership of these securities except to the extent of any pecuniary interest therein. The principal business address of the L1 Capital is 3rd Floor, Citrus Grove Building 106 Goring Ave., George Town,PO Box 10085, Grand Cayman KY1-1001, Cayman Islands.

(8)	Ayrton Capital LLC, the investment manager to Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B, has discretionary authority to vote and dispose of the shares held by Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B and may be deemed to be the beneficial owner of these shares. Waqas Khatri, in his capacity as Managing Member of Ayrton Capital LLC, may also be deemed to have investment discretion and voting power over the shares held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B. Ayrton Capital LLC and Mr. Khatri each disclaim any beneficial ownership of these shares. The address of Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B is c/o Ayrton Capital LLC is 55 Post Rd West, 2nd Floor, Westport, CT 06880.

(9)	Mitchell P. Kopin ("Mr. Kopin") and Daniel B. Asher ("Mr. Asher"), each of whom are managers of Intracoastal Capital LLC ("Intracoastal"), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities reported herein that are held by Intracoastal. The principal address of Intracoastal is 245 Palm Trail, Delray Beach, FL 33483.

(10)	Bigger Capital Fund GP, LLC, as the general partner of Bigger Capital Fund, LP, may be deemed to beneficially own the securities held by Bigger Capital Fund, LP. Michael Bigger, as the managing member of Bigger Capital Fund GP, LLC, may be deemed to beneficially own the securities beneficially owned by Bigger Capital Fund GP, LLC. Each of Bigger Capital Fund GP, LLC and Mr. Bigger disclaims beneficial ownership of the securities held by Bigger Capital Fund, LP. The principal address of Bigger Capital Fund, LP is 11700 West Charleston Blvd. #170-659, Las Vegas, NV 89135.

(11)	District 2 GP LLC, as the general partner of District 2 Capital Fund LP, may be deemed to beneficially own the securities held by District 2 Capital Fund LP. Michael Bigger, as the managing member of District 2 GP LLC, may be deemed to beneficially own the securities beneficially owned by District 2 GP LLC. Each of District 2 GP LLC and Mr. Bigger disclaims beneficial ownership of the securities held by District 2 Capital Fund LP. The principal address of District 2 Capital Fund LP is 14 Wall Street, 2nd Floor, Huntington, New York 11743.

(12)	3i Management LLC is the general partner of 3i, LP, and Maier Joshua Tarlow is the manager of 3i Management LLC. As such, Mr. Tarlow exercises sole voting and investment discretion over securities beneficially owned directly or indirectly by 3i, LP and 3i Management LLC. Mr. Tarlow disclaims beneficial ownership of the securities beneficially owned directly by 3i, LP and indirectly by 3i Management LLC. The business address of each of the aforementioned parties is 2 Wooster Street, 2nd Floor, New York, NY 10013. We have been advised that none of Mr. Tarlow, 3i Management LLC, or 3i, LP is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer.

(13)	Includes (i) 221,165 Ordinary Shares held by Empery Asset Master, Ltd. (“EAM”), (ii) 442,330 Ordinary Shares issuable upon exercise of Warrants held by EAM, (iii) 80,462 Ordinary Shares held by Empery Tax Efficient, LP (“ETE”), (iv) 160,924 Ordinary Shares issuable upon exercise of Warrants held by ETE, (v) 49,250 Ordinary Shares held by Empery Tax Efficient III, LP (“ETE III” and together with EAM and ETE, the “Empery Funds”) and (vi) 98,500 Ordinary Shares issuable upon exercise of Warrants held by ETE III. The address of Empery Asset Management, LP is 1 Rockefeller Plaza, Suite 1205, New York, NY 10020.

(14)	Empery Asset Management LP, the authorized agent of the Empery Funds, has discretionary authority to vote and dispose of the shares held by the Empery Funds and may be deemed to be the beneficial owner of these shares. Ryan Lane, in his capacity as the chief investment officer of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by the Empery Funds. Each of the Empery Funds and Mr. Lane each disclaim any beneficial ownership of these shares.

(15)	Lind Global Fund III LP (“Lind”) is managed by its general partner, Lind Global Partners III LLC, which is managed by its investment manager, The Lind Partners, LLC. Each of The Lind Partners, LLC, Lind Global Partners III LLC, and Jeff Easton also have voting or investment control over the securities reported herein that are held by Lind. Mr. Easton disclaims beneficial ownership over the securities listed except to the extent of his pecuniary interest therein. The address of Lind is 444 Madison Ave, Floor 41, New York, NY 10022.

(16)	Jeffrey Pazdro, as manager of Evergreen Capital Management LLC, may be deemed to have sole voting and dispositive power with respect to the shares held by Evergreen Capital Management LLC. Mr. Pazdro disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. The principal address of Evergreen Capital Management LLC is 156 W. Saddle River Rd., Saddle River, NJ 07458.

(17)	Pinny Rotter has voting and dispositive powers over the securities held by Efrat Investments LLC. Pinny Rotter disclaims beneficial ownership over the shares held by Efrat Investments LLC. The address of Efrat Investments LLC is 54 Lenox Avenue, Clifton, NJ 07012.

(18)	Brian Walsh is the President of BJI Financial Group and may be deemed to beneficially own the securities held by it. The principal address of BJI Financial Group is 111 Sandelwood Drive, Marlboro, NJ 07746.

The Company may supplement this prospectus from time to time as required by the rules of the SEC to include certain information concerning the security ownership of the Selling Shareholders, the number of securities offered for resale, and the position, office, or other material relationship that a Selling Shareholder has had within the past three years with the Company or any of its predecessors or affiliates.

MATERIAL TAX CONSIDERATIONS

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us or holders of our Ordinary Shares levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within, the jurisdiction of the Cayman Islands. Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, as the case may be, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporate tax.

Singapore Taxation

Dividend Distributions

One Tier Corporate Taxation System

Effective from January 1, 2008, Singapore tax resident companies can issue one-tier tax exempt dividends. This means shareholders will not be taxed on this dividend income. However, dividends received from shares in co-operatives are taxable.

Withholding Taxes

Singapore currently does not impose withholding tax on dividends paid to resident or non-resident shareholders.

Goods and Services Tax

The Goods and Services Tax, or GST, in Singapore is a broad-based consumption tax that is levied on import of goods into Singapore, as well as nearly all supplies of goods and services in Singapore at the prevailing rate of 9%. Certain supplies are exempt from GST. Broadly, these include the provision of certain financial services, and the sale and lease of residential properties. The provision of international services and the export of goods are generally zero-rated (i.e. subject to GST at a rate of 0%).

Material U.S. Federal Income Tax Consequences

The following brief discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by a U.S. Holder (as defined below) that acquires our Ordinary Shares in this offering and holds our Ordinary Shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This brief summary discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (IRS), with respect to any U.S. federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, Medicare, and alternative minimum tax considerations, any withholding or information reporting requirements, or any state, local and non-U.S. tax considerations relating to the ownership or disposition of our Ordinary Shares. The following does not address all aspects of U.S. federal income taxation that may be important to particular investor or to persons in special tax situations such as:

●	banks and other financial institutions;

●	insurance companies;

●	pension plans;

●	cooperatives;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	traders that elect to use a market-to-market method of accounting;

●	certain former U.S. citizens or long-term residents;

●	governments or agencies or instrumentalities thereof;

●	tax-exempt entities (including private foundations);

●	holders who acquired our Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation;

●	investors that will hold our Ordinary Shares as part of a straddle, hedging, conversion or other integrated transaction for U.S. federal income tax purposes;

●	persons holding their Ordinary Shares in connection with a trade or business outside the United States;

●	persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our Ordinary Shares);

●	investors required to accelerate the recognition of any item of gross income with respect to their Ordinary Shares as a result of such income being recognized on an applicable financial statement;

●	investors that have a functional currency other than the U.S. dollar;

●	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding Ordinary Shares through such entities, all of whom may be subject to tax rules that differ significantly from those discussed below.

The discussion set forth below is addressed only to U.S. Holders that purchase Ordinary Shares in this offering. Prospective purchasers are urged to consult with their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Ordinary Shares.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Ordinary Shares and you are, for U.S. federal income tax purposes,

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entities treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our Ordinary Shares are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

An individual is considered a resident of the U.S. for federal income tax purposes if he or she meets either the “Green Card Test” or the “Substantial Presence Test” described as follows:

The Green Card Test: You are a lawful permanent resident of the United States, at any time, if you have been given the privilege, according to the immigration laws of the United States, of residing permanently in the United States as an immigrant. You generally have this status if the U.S. Citizenship and Immigration Services issued you an alien registration card, Form I-551, also known as a “green card.”

The Substantial Presence Test: If an alien is present in the United States on at least 31 days of the current calendar year, he or she will (absent an applicable exception) be classified as a resident alien if the sum of the following equals 183 days or more (See §7701(b)(3)(A) of the Internal Revenue Code and related Treasury Regulations):

1.	The actual days in the United States in the current year; plus

2.	One-third of his or her days in the United States in the immediately preceding year; plus

3.	One-sixth of his or her days in the United States in the second preceding year.

Passive Foreign Investment Company (“PFIC”) Consequences

A non-U.S. corporation, such as our Company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year if, applying applicable look-through rules, either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income (the “asset test”). For this purpose, cash and assets readily convertible into cash are categorized as passive assets and the company’s goodwill and other unbooked intangibles not reflected on its balance sheet are taken into account. Passive income generally includes, among other things, dividends, interest, income equivalent to interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, 25% or more (by value) of the stock.

Based upon our current and projected income and assets, including the proceeds we received from our initial public offering and the value of our Ordinary Shares, we do not expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or will become a PFIC for any taxable year is a factual determination made annually that will depend, in part, upon the composition and classification of our income and assets. In particular, the treatment of our digital asset holdings for purposes of the PFIC asset test is uncertain, and digital assets could potentially be characterized as passive assets depending on the facts and circumstances. As of December 31, 2025, our digital asset holdings represented a significant portion of our total assets, and depending on the classification of such holdings, we may be at elevated risk of being classified as a PFIC. Furthermore, fluctuations in the market price of our Ordinary Shares may cause us to be classified as a PFIC for the current or future taxable years because the value of our assets for purposes of the asset test, including the value of our goodwill and other unbooked intangibles, may be determined by reference to the market price of our Ordinary Shares from time to time (which may be volatile). In addition, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in our initial public offering. Under circumstances where our revenue from activities that produce passive income significantly increases relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming classified as a PFIC may substantially increase.

If we are a PFIC for your taxable year(s) during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares;

●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election under Section 1296 of the US Internal Revenue Code for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of such taxable year over your adjusted basis in such Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. Such ordinary loss, however, is allowable only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed below under “- Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including Nasdaq. If the Ordinary Shares are regularly traded on Nasdaq and if you are a holder of Ordinary shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election under Section 1295(b) of the US Internal Revenue Code with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. The qualified electing fund election, however, is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Ordinary Shares, including regarding distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Ordinary Shares for tax purposes.

IRC Section 1014(a) provides for a step-up in basis to the fair market value for our Ordinary Shares when inherited from a decedent that was previously a holder of our Ordinary Shares. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Ordinary Shares, or a mark-to-market election and ownership of those Ordinary Shares are inherited, a special provision in IRC Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our Ordinary Shares from a U.S. Holder to not get a step-up in basis under Section 1014 and instead will receive a carryover basis in those Ordinary Shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the PFIC rules discussed above, the gross amount of distributions made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is not income tax treaty between the United States and the Cayman Islands, clause (1) above can be satisfied only if the Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on certain exchanges, which presently include the NYSE and the Nasdaq Stock Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed above, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

Information Reporting and Backup Withholding

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding under Section 3406 of the US Internal Revenue Code with at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. Transactions effected through certain brokers or other intermediaries, however, may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares.

Plan of Distribution

Each Selling Shareholder (the “Selling Shareholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Shareholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Ordinary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Ordinary Shares by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

We are being represented by Dickinson Wright PLLC with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Ordinary Shares offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman, our counsel as to Cayman Islands law. Certain legal matters as to PRC law will be passed upon for us by Guangdong Duojia Law Firm.

EXPERTS

The consolidated financial statements for the fiscal years ended December 31, 2025, 2024 and 2023, included in this prospectus have been so included in reliance on the report of Audit Alliance LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Audit Alliance LLP is located in Singapore.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Offered Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Offered Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

We are subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a website that contains reports, proxy statements, and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to another document filed by us with the SEC. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus the documents listed below and any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering, and any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into this prospectus (including any exhibits thereto), in each case on or after the date on which this registration statement is first filed with the SEC and until the termination or completion of the offering under this prospectus:

(i)	our annual report on Form 20-F for the fiscal year ended December 31, 2025 filed with the SEC on May 11, 2026;

(ii)	Reports on Form 6-K filed on each of July 6, 2026, May 28, 2026, April 27, 2026, December 19, 2025, November 12, 2025, October 17, 2025, September 18, 2025, August 25, 2025 and August 5, 2025; and

(iii)	the description of our Ordinary Shares contained in Exhibit 2.1 of our Annual Report on Form 20-F filed with the SEC on May 11, 2026.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

BTC Digital Ltd.

61 Robinson Road Level 6 & 7

#738, Singapore 068893

Telephone: +65 6022 2515

E-mail: ir@btct.us

BTC Digital Ltd.

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors

BTC Digital Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of BTC Digital Ltd. (the “Company”) and its subsidiaries (the “Group”) as of December 31, 2025 and 2024, the related consolidated statements of operations and comprehensive loss, changes in shareholders’ equity, and cash flows for the years ended December 31,2025, 2024 and 2023, and the related notes (collectively, the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Group as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years ended December 31, 2025,2024 and 2023, in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Material Uncertainty Related to Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Group will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Group had net loss of $9.1 million as of December 31,2025, net cash outflow from operating activities amounting to $5.3million for the year ended December 31, 2025 and the accumulated deficit of $197.65 million as of December 31, 2025, that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified in respect of this matter.

Basis for Opinion

These consolidated financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on the Group’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (‘‘PCAOB’’) and are required to be independent with respect to the Group in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters-Revenue Recognition of Digital Asset Mining

The critical audit matters communicated below are matters arising from the current-period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing a separate opinion on the critical audit matters or on the accounts or disclosures to which they relate.

Recognition of revenue generated from the Digital Asset Mining

Description of the Matter

The Group generates revenue from digital asset mining operations by participating in third-party mining pools and contributing computing power to such mining pools with the mining significant volume. The Group does not independently mine blocks on chain. Mining rewards are allocated by the mining pool operators based on the Group’s contributed computing power and are credited to the Group’s institutional account maintained with a third-party digital asset platform. Revenue from digital asset mining is recognized when the Group obtains control of the digital asset rewards, measured at the fair value of the digital assets received at the time of receipt.

We identified revenue recognition from digital asset mining as a critical audit matter because auditing such revenue involved especially challenging and complex auditor judgment and procedures. The complexity and judgment principally arose from the need to evaluate whether the mining rewards allocated by third-party mining pool operators were complete, accurate, earned by the Group based on its contributed computing power, credited to the Group’s institutional digital asset platform account, recorded in the appropriate reporting period, and measured using appropriate quoted market prices at the time of receipt.

The Group’s mining revenue depends on information from multiple sources, including mining pool settlement records, mining machine operating data, institutional digital asset platform account records, and quoted market prices of digital assets. Significant auditor judgment and effort were required to reconcile these data sources, assess the reliability and completeness of third-party records, evaluate the timing at which the Group obtained control of the digital asset rewards, and test the fair value measurement of the digital assets recognized as revenue, including the need for us to involve IT specialists to assist with the performance of certain audit procedures, including the need for us to involve IT specialists to assist with the performance of certain audit procedures.

How We Addressed the Matter in Our Audit

The procedures we performed to address this critical audit matter included the following:

●	We obtained an understanding of internal controls relevant to mining revenue recognition, including mining pool settlement, reward recording, reconciliation to the Group’s institutional digital asset platform account, and price capture.

●	We performed site visits at the Company’s facilities where the mining hardware is located, which included observations of the physical controls and mining equipment inventory.

●

We identified the Group’s relevant systems used to process the revenue transactions related to the digital asset mining and tested the general IT controls systems and the information technology application control (“ITAC”), including, user access controls, change management controls, and IT operations controls, with the assistance of our IT specialists;

●	We tested the completeness and accuracy of the process for recording the volume of mining. We also further tested samples of transactions related to the revenue generated from the digital asset mining with the assistance of our IT specialists;

●	We tested mining revenue by comparing mining pool settlement records with the Group’s mining machine operating data and institutional digital asset platform account records to evaluate the completeness, occurrence and accuracy of mining rewards allocated to the Group.

●	We confirmed or otherwise verified the year-end digital asset balances held in the Group’s institutional digital asset platform account.

/s/ Audit Alliance LLP

We have served as the Company’s auditor since 2021.

Singapore

May 11, 2026

FINANCIAL INFORMATION

BTC DIGITAL LTD.

CONSOLIDATED BALANCE SHEETS

(In thousands of US$, except share data and per share data, or otherwise noted)

		As of December 31,
	Note	2024	2025
		US$’000	US$’000

ASSETS
Current assets
Cash and cash equivalents		14,900	350
Accounts receivable	5	5,477	6,223
Prepayments and other current assets	6	2,891	4,512
Amounts due from related parties		200	638
Digital assets	7	1,085	7,573

Total current assets		24,553	19,296

Non-current assets
Equity method investments	8	4,023	4,314
Right-of-use asset		384	343
Property and equipment, net	9	12,170	15,972
Total non-current assets		16,577	20,629

Total assets		41,130	39,925

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable		115	-
Short term loans	11	484	2,166
Contract liabilities		124	-
Current lease liability		49	49
Accrued expenses and other payables		121	261
Total current liabilities		893	2,476

Non-current liability
Lease liability		320	286
Total non-current liability		320	286

Total liabilities		1,213	2,762

BTC DIGITAL LTD.

CONSOLIDATED BALANCE SHEETS (Continued)

(In thousands of US$, except share data and per share data, or otherwise noted)

		As of December 31,
	Note	2024	2025
		US$’000	US$’000

Shareholders’ equity
Ordinary shares (US$0.06 par value; 200,000,000 shares authorized; 6,434,040 and 9,516,975 shares issued outstanding as of December 31, 2024 and December 31, 2025)	14	368	553
Additional paid-in capital		228,137	234,259
Accumulated deficit		(188,588)	(197,649)

Total shareholders’ equity		39,917	37,163

Total liabilities and shareholders’ equity		41,130	39,925

BTC DIGITAL LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS LOSS

(In thousands of US$, except share data and per share data, or otherwise noted)

		For the Years Ended December 31,
	Note	2023	2024	2025
		US$’000	US$’000	US$’000

Revenues		9,073	11,675	14,041
Cost of revenues		(10,208)	(11,560)	(17,200)
Gross profit /(loss)		(1,135)	115	(3,159)
Operating expenses:
Selling and marketing expenses		(225)	(355)	(585)
General and administrative expenses		(1,121)	(2,438)	(5,065)
Loss from operations		(2,481)	(2,678)	(8,809)
Other income (expenses):
Realized gain/(loss) on exchange of digital assets		34	713	(418)
Interest income		1	-	191
Interest expenses		(63)	(48)	(62)
Equity in income on equity method investments		12	75	91
Other expenses, net		(327)	(51)	(54)
Loss before income tax		(2,824)	(1,989)	(9,061)
Income tax expense	10	-	-	-
Net Loss		(2,824)	(1,989)	(9,061)
Net Loss		(2,824)	(1,989)	(9,061)

Net loss per share-Basic	12	(1.89)	(0.66)	(1.10)
Net loss per share- Diluted		(1.89)	(0.66)	(1.10)
Weighted average shares used in calculating net loss per share
- Basic		1,494,333	3,023,327	8,222,890
- Diluted		1,494,333	3,023,327	8,222,890

BTC DIGITAL LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(In thousands of US$, except share data and per share data, or otherwise noted)

		Ordinary shares		Additional paid-in capital	Accumulated deficit	Total equity attributable to shareholders of the Company	Non-controlling interests	Total shareholders’ equity
	Note	Number of shares*	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000
Balances as of December 31, 2022		1,044,009	63	202,992	(183,775)	19,280	-	19,280
Net loss for the year		-	-	-	(2,824)	(2,824)	-	(2,824)
Issuance of ordinary shares		1,053,526	58	2,790	-	2,848	-	2,848
Share-based compensation		-	-	138	-	138	-	138
Balances as of December 31, 2023		2,097,535	121	205,920	(186,599)	19,442	-	19,442
Net loss for the year					(1,989)	(1,989)		(1,989)
Issuance of ordinary shares		4,336,505	247	21,646	-	21,893	-	21,893
Share-based compensation		-	-	571	-	571	-	571
Balances as of December 31, 2024		6,434,040	368	228,137	(188,588)	39,917	-	39,917
Net loss for the year					(9,061)	(9,061)	-	(9,061)
Issuance of ordinary shares		2,439,935	146	4,295	-	4,441	-	4,441
Share-based compensation		643,000	39	1,827	-	1,866	-	1,866
Balances as of December 31, 2025		9,516,975	553	234,259	(197,649)	37,163	-	37,163

*	Retrospectively restated due to thirty for one reverse stock split, see Note 14

BTC DIGITAL LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of US$, except share data and per share data, or otherwise noted)

		For the Years Ended December 31,
	Note	2023	2024	2025
		US$’000	US$’000	US$’000
Cash flows from operating activities:
Net loss		(2,824)	(1,989)	(9,061)
Adjustments to reconcile net loss to net cash generated from operating activities:
Depreciation		3,151	3,671	4,141
Realized loss/(gain) on exchange of digital assets		(34)	(713)	418
Equity income on equity method investments		(12)	(75)	(91)
Share-based compensation expenses	13	138	571	1,827
Loss on write-off of property and equipment		-	45	35
Loss on disposal of property and equipment		357	-	-
Amortization of operating lease right-of-use asset		-	10	41
Increase/(decrease) in accounts receivable		3,417	8	(746)
Increase in right-of-use asset		-	(394)	-
(Increase)/decrease in prepayments and other current assets		3,003	8	(780)
Change of Digital assets		(311)	64	(909)
Increase/(decrease) in accounts payable		(3,327)	(13)	(115)
(Increase)/decrease in deferred revenue		250	(126)	(124)
Increase/(decrease) in accrued expenses and other payables		-	121	140
Increase in operating lease liability		-	49	-
Increase/(decrease) of lease liability-non-current		-	320	(34)
Net cash flow generated from/(used in) operating activities		3,808	1,557	(5,258)
Cash flows from investing activities:
Purchases of property and equipment		(2,501)	(2,744)	(8,519)
Payment for investment in associate		-	-	(200)
Repayment of advances from related parties		-	-	(475)
Purchases of digital assets		-	-	(5,997)
Proceeds from disposal of property and equipment		564	-	-
Advances to related parties		(2,683)	(4,697)	37
Advance to third party				(300)
Repayment of advances to related parties		-	441	-
Net cash used in investing activities		(4,620)	(7,000)	(15,454)
Cash flows from financing activities:
Proceeds from short term loans		182	810	7,823
Repayment of short term loans		(927)	(451)	(6,141)
Proceeds from issuance of ordinary shares, net of issuance costs		1,552	19,941	4,480
Net cash generated from financing activities		807	20,300	6,162
Net increase/(decrease) in cash and cash equivalents		(5)	14,857	(14,550)
Cash and cash equivalents at the beginning of the year		48	43	14,900
Cash and cash equivalents at the end of the year		43	14,900	350
Supplemental disclosure of cash flow information:
Interest paid		63	21	62
Supplemental disclosure of non-cash flow information:
Lease liability arising from obtaining right-of-use asset		-	394	-
Non-cash issuance of common shares for the purchase of equity in a joint venture		-	1,051	-
Non-cash issuance of common shares for the payment of mining facility acquisition		-	360	-
Issuance of ordinary shares for previously received cash proceeds			542	-

BTC DIGITAL LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of RMB, except share data and per share data, or otherwise noted)

1.	Organization and Principal Activities

(a)	Principal activities

Meten EdtechX Education Group Ltd (the “Company”) was incorporated on September 27, 2019 under the law of Cayman Islands as an exempted company with limited liability. Meten EdtechX Education Group Ltd changed its name to “Meten Holding Group Ltd.” on August 11, 2021. On August 11, 2023, the Company changed its name to “BTC Digital Ltd.” The Company and its subsidiaries (the “Group”) are primarily engaged in the bitcoin mining business, and also generates revenue through mining machines resale and rental business operations.

As of December 31, 2025, the details of the Company’s subsidiaries were as follows:

Entity	Date of incorporation	Place of incorporation	Percentage of direct or indirect economic ownership	Principal activities
Major subsidiaries:
Meten International Education Group	July 10, 2018	Cayman Islands	100%	Investment holding
Meten Education Investment Limited (“Meten BVI”)	July 18, 2018	British Virgin Islands (“BVI”)	100%	Investment holding
Meta Path investing holding company	December 3, 2021	Cayman Islands	100%	Investment holding
Met Chain investing holding company Ltd	January 5, 2022	BVI	100%	Investment holding
METEN BLOCK CHAIN LLC	March 8, 2022	United States	100%	Investment holding
Meten Service USA Corp.	March 3, 2016	United States	100%	Investment holding
BTC DIGITAL SINGAPORE PTE. LTD.	March 14, 2024	Singapore	100%	Investment holding
QUENCH DATA LLC	January 3, 2024	United States	100%	Leasing of property for Group use only

(b)	History of the Group and reorganization

Organization and General

The Company is authorized to issue 500,000,000 ordinary shares with a par value of $0.06 per share. On September 27, 2019, the Company issued one ordinary share to its sole director Richard Fear for a purchase price of $0.0001. On the same day, the one ordinary share owned by Richard Fear was transferred to Guo Yupeng.

Reverse recapitalization

On December 12, 2019, the Company entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) by and among the Company, EdtechX Holdings Acquisition Corp., a Delaware corporation (“EdtechX”), Meten Education Inc., a Delaware corporation and wholly owned subsidiary of the Company (“EdtechX Merger Sub”), Meten Education Group Ltd.(“Meten International”), a Cayman Islands exempted company which incorporated on July 10, 2018 and wholly owned subsidiary of the Company (“Meten Merger Sub”, and together with EdtechX Merger Sub, the “Merger Subs”). EdtechX was a blank check company incorporated in Delaware on May 15, 2018 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities.

On March 30, 2020, the Company consummated its acquisition of Meten International and EdtechX, pursuant to the Merger Agreement, where the Company acquired 100% of the issued and outstanding ordinary shares of Meten International and EdtechX, i.e., 318,601,222 ordinary shares of Meten International and 1,971,505 ordinary shares of EdtechX for 1,613,054 and 65,717 ordinary shares of the Company, respectively (the “SPAC Transaction”).

Meten International was determined to be the accounting acquirer given the controller of Meten International effectively controlled the combined entity Meten EdtechX Education Group Ltd after the SPAC Transaction.

The transaction is not a business combination because EdtechX was not a business. The transaction is accounted for as a reverse recapitalization, which is equivalent to the issuance of shares by Meten International for the net monetary assets of EdtechX, accompanied by a recapitalization. Meten International is determined as the predecessor and the historical financial statements of Meten International became the Company’s historical financial statements, with retrospective adjustments to give effect of the reverse recapitalization. The equity is restated using the exchange ratio of 0.1519 established in the reverse recapitalization transaction, which is 48,391,607 divided by 318,601,222, to reflect the equity structure of the Company. Loss (income) per share is retrospectively restated using the historical weighted-average number of ordinary shares outstanding multiplied by the exchange ratio. The share and per share data is retrospectively restated using the exchange ratio in the share-based compensation footnote, see Note 13.

Immediately prior to the merger transaction, Azimut Enterprises Holdings S.r.l. invested $20,000 in EdtechX to purchase 2,000,000 units of EdtechX, which were converted into same number of units of the Company upon closing of the merger transaction.

In connection with merger transaction, on February 28, 2020, March 19, 2020 and March 26, 2020, three unrelated investors agreed to invest USD 6,000, USD 4,000 and USD 6,000 to purchase shares of the Company. The financing of the USD 12,000 was completed on March 30, 2020, and the USD 4,000 financing was terminated on April 14, 2020 as the investor failed to pay the purchase price by the agreed deadline.

Reorganization of Meten International

Prior to the SPAC Transaction, Meten International undertook a series of steps to restructure its business.

Meten International’s history began in April 2006 with the commencement of operations of Shenzhen Meten International Education Co., Ltd. (“Shenzhen Meten”), a limited liability company incorporated in the PRC by Mr. Jishuang Zhao, Mr. Siguang Peng and Mr. Yupeng Guo (collectively, the “Founders”). On December 18, 2017, Shenzhen Meten was converted into a joint stock limited liability company and 30,000,000 shares of RMB1 each were issued.

From March 2012 to August 2018, Mr. Yun Feng, Shenzhen Daoge Growth No.3 Investment Fund Partnership (Limited Partnership), Shenzhen Daoge Growth No.5 Investment Fund Partnership (Limited Partnership), Shenzhen Daoge Growth No.6 Investment Fund Partnership (Limited Partnership), Shenzhen Daoge Growth No.11 Investment Fund Partnership (Limited Partnership), Shenzhen Daoge Growth No.21 Investment Fund Partnership (Limited Partnership), Zhihan (Shanghai) Investment Center (Limited Partnership), Hangzhou Muhua Equity Investment Fund Partnership (Limited Partnership) (collectively known as the “Pre-listing Investors”) each acquired certain equity interests in Shenzhen Meten.

In preparation of the listing in capital markets of Shenzhen Meten’s general adult English training, overseas training services, online English training and other English language-related services businesses (the “Business”), Shenzhen Meten underwent a series of reorganization transactions (“Reorganization”) in 2018. The main purpose of the Reorganization is to establish a Cayman Islands holding company for the Business in preparation for its overseas listing.

The Reorganization was executed in the following steps:

1)	Meten International was incorporated as an exempted company with limited liability in the Cayman Islands on September 27, 2019 and as offshore holding company of the Group. In July and August 2018, the Founders and Pre-listing Investors subscribed for ordinary shares of Meten International at par value, all in the same proportions as the percentage of the then equity interest they held in Shenzhen Meten. Upon the issuance of ordinary shares to the Founders and Pre-listing Investors, the equity structure of the Meten International is identical to that of Shenzhen Meten.

2)	In July 2018, Meten International further established two wholly-owned subsidiaries in the British Virgin Islands, Meten BVI and Likeshuo BVI.

3)	In August 2018, Meten BVI and Likeshuo BVI established two wholly-owned subsidiaries in Hong Kong, Meten HK and Likeshuo HK, respectively.

4)	In September 2018, Meten HK and Likeshuo HK established two wholly-owned subsidiaries in China, named Zhuhai Meizhilian Education Technology Co., Ltd.(“Zhuhai Meizhilian”) and Zhuhai Likeshuo Education Technology Co., Ltd. (“Zhuhai Likeshuo”), respectively.

5)	In October 2018, Shenzhen Meten was split into three separate legal entities, namely Shenzhen Meten, Shenzhen Likeshuo Education Co., Ltd. (“Shenzhen Likeshuo”) and Shenzhen Yilian Education Investment Co. Ltd. (“Shenzhen Yilian Investment”).

6)	In November 2018, Zhuhai Meten and Zhuhai Likeshuo (collectively the “WFOEs”) entered into a series of contractual arrangements, including a business cooperation agreement, exclusive technical service and management consultancy agreement, exclusive call option agreement, equity pledge agreement and shareholders’ rights entrustment agreement (collectively referred to as the “Contractual Arrangements” as further described below) with Shenzhen Meten, Shenzhen Likeshuo and their shareholders, respectively. Consequently, Shenzhen Meten and Shenzhen Likeshuo became consolidated VIEs of Meten International upon the completion of the relevant reorganization steps.

7)	As part of the Reorganization, Shenzhen Meten transferred its equity interests in certain operations that are not a part of the Business to Shenzhen Yilian Investment and made a net cash distribution of approximately RMB148,270. Such net payment is recorded as distributions in connection with Reorganization in the accompanying consolidated statements of changes in shareholders’ deficit for the year ended December 31, 2018.

The Reorganization involved the restructuring of the legal structure of the Business, which was under common control and did not result in any changes in the economic substance of the ownership and the Business. The accompanying consolidated financial statements have been prepared as if the VIE structure had been in existence throughout the periods presented and prior to the VIE structure was unwound.

Upon completion of the Reorganization, Meten International’s shares and per share information including the basic and diluted income/(loss) per share have been presented retrospectively as if the number of ordinary shares outstanding immediately after the completion of the Reorganization had been outstanding from the beginning of the earliest period presented, except for the ordinary shares issued in connection with the exchange of Redeemable Owner’s Investment held by the Pre-listing investors during the Reorganization have been weighted for the portion of the period that they were outstanding.

(c)	Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with GAAP’.

The consolidated financial statements are presented in dollars (“US$”), rounded to the nearest thousands except share data and per share data, or otherwise noted.

(d)	Principles of consolidation

The consolidated financial statements of the Group include the financial statements of the Company, its subsidiaries, and the VIEs before the VIE structure was unwound, in which it had a controlling financial interest. The results of the subsidiaries and the VIEs are consolidated from the date on which the Group obtained control and continue to be consolidated until the date that such control ceases. A controlling financial interest is typically determined when a company holds a majority of the voting equity interest in an entity. All significant intercompany balances and transactions among the Company, its subsidiaries and the VIEs have been eliminated on consolidation.

2.	Going concern

The accompanying consolidated financial statements have been prepared assuming that the Group will continue as a going concern. The going concern basis assumes that assets are realized and liabilities are settled in the ordinary course of business.

For the year ended December 31, 2025, the Group incurred a net loss of approximately US$9.1 million and had net cash used in operating activities of approximately US$5.3 million. As of December 31, 2025, the Group had cash and cash equivalents of approximately US$0.4 million. These conditions raised substantial doubt about the Group’s ability to continue as a going concern.

Management has evaluated these conditions and has developed plans to mitigate the substantial doubt. These plans include, but are not limited to, generating cash flows from the Group’s mining, mining machine resale, rental and hosting businesses, collecting outstanding receivables, including certain receivables collected subsequent to year-end, controlling operating expenses and capital expenditures, liquidating digital assets when necessary, and seeking additional financing through equity or debt financing. As of December 31, 2025, the Group held digital assets of approximately US$7.6 million, which may be liquidated as needed to support the Group’s working capital requirements.

Management believes that the above plans, if successfully implemented, will enable the Group to meet its anticipated working capital requirements and capital expenditure needs for at least the next twelve months from the issuance date of the consolidated financial statements. However, there can be no assurance that the Group will be able to generate sufficient cash flows from operations, liquidate digital assets at favorable prices, or obtain additional financing on acceptable terms, or at all.

The Group has prepared the consolidated financial statements on a going concern basis and do not include any adjustments that might result from the outcome of this uncertainty.

3.	Summary of significant accounting policies

(a)	Use of estimates

The preparation of consolidated financial statements in conformity with the U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates, and such differences may be material to the consolidated financial statements. Changes in facts and circumstances may cause the Group to revise its estimates. In accordance with ASC 250, the changes in estimates will be recognized in the same period of changes in facts and circumstances. Significant accounting estimates reflected in the Group’s consolidated financial statements include revenue recognition, including the determination of whether revenue recognition criteria have been met and the fair value measurement of digital assets received from mining activities; the useful lives and recoverability of property and equipment and other long-lived assets; the fair value measurement of digital assets; the allowance for credit losses on accounts receivable and other receivables; the valuation and recoverability of equity method investments; the realization of deferred tax assets; the fair value of share-based compensation awards; lease liabilities and right-of-use assets; and the fair value of identifiable assets acquired, liabilities assumed and non-controlling interests in business combinations. The Group bases its estimates on historical experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities.

(b)	Functional currency

The Group use United States dollar (“US$”) as its reporting currency. The functional currency of the Company and its subsidiaries incorporated outside of the PRC is United States dollar (“US$”).

(c)	Cash and cash equivalents

Cash and cash equivalents represent cash on hand and cash at bank, which have original maturities of three months or less when purchased and which are unrestricted as to withdrawal and use. In addition, highly liquid investments which have original maturities of three months or less when purchased are classified as cash and cash equivalents.

(d)	Accounts receivable

Accounts receivable are presented net of allowance for credit losses. The Group estimates expected credit losses on accounts receivable in accordance with ASC 326, Financial Instruments — Credit Losses, based on historical collection experience, the aging of accounts receivable, current economic conditions, customer-specific facts and circumstances, subsequent collection status, and reasonable and supportable forecasts that affect collectability.

Given the limited number of accounts receivable customers and the specific facts and circumstances associated with each receivable, the Group generally evaluates accounts receivable for expected credit losses on an individual basis. The Group records allowance for credit losses when facts and circumstances indicate that the receivable may not be fully collectible, including, but not limited to, significant financial difficulty of the customer, disputes with customers, deterioration in payment patterns, aging status, or other information indicating increased collection risk.

If receivables with similar risk characteristics are identified in the future, the Group will estimate expected credit losses for such receivables on a collective basis. Accounts receivable are written off against the allowance for credit losses when they are deemed uncollectible after all reasonable collection efforts have been exhausted and the likelihood of recovery is remote.

(e)	Digital assets

Digital asset (including bitcoin) is included in current assets in the accompanying consolidated balance sheets. Digital assets purchased are recorded at cost and digital assets awarded to the Group through its mining activities are accounted for in connection with the Group’s revenue recognition policy disclosed below.

Digital assets held are accounted for as intangible assets with indefinite useful lives. An intangible asset with an indefinite useful life is not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired. Impairment exists when the carrying amount exceeds its fair value, which is measured using the quoted price of the digital assets at the time its fair value is being measured. In testing for impairment, the Group has the option to first perform a qualitative assessment to determine whether it is more likely than not that an impairment exists. If it is determined that it is not more likely than not that an impairment exists, a quantitative impairment test is not necessary. If the Group concludes otherwise, it is required to perform a quantitative impairment test. To the extent an impairment loss is recognized, the loss establishes the new cost basis of the asset. Subsequent reversal of impairment losses is not permitted.

Purchases of digital assets by the Group, if any, will be included within investing activities in the accompanying consolidated statements of cash flows, while digital assets awarded to the Group through its mining activities are included within operating activities on the accompanying consolidated statements of cash flows. The sales of digital assets are included within investing activities in the accompanying consolidated statements of cash flows and any realized gains or losses from such sales are included in “realized gain (loss) on exchange of digital assets” in the Consolidated Statements of Operations and Comprehensive Loss. The Group accounts for its gains or losses in accordance with the first-in first-out method of accounting.

(f)	Equity method investments

Investee companies over which the Group has the ability to exercise significant influence, but does not have a controlling interest through investment in common shares or in-substance common shares, are accounted for using the equity method. Significant influence is generally considered to exist when the Group has an ownership interest in the voting stock of the investee between 20% and 50%, and other factors, such as representation on the investee’s board of directors, voting rights and the impact of commercial arrangements, are also considered in determining whether the equity method of accounting is appropriate.

Under the equity method, the Group initially records its investment at cost and subsequently recognizes the Group’s proportionate share of each equity investee’s net income or loss after the date of investment into earnings and accordingly adjusts the carrying amount of the investment. The Group reviews its equity method investments for impairment whenever an event or circumstance indicates that an other-than-temporary impairment has occurred. The Group considers available quantitative and qualitative evidence in evaluating potential impairment of its equity method investments. An impairment charge is recorded when the carrying amount of the investment exceeds its fair value and this condition is determined to be other-than-temporary.

(g)	Property and equipment, net

Property and equipment, net are stated at cost less accumulated depreciation and impairment, if any, and depreciated on a straight-line basis over the estimated useful lives of the assets. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its intended use. Depreciation expenses are included in general and administrative expenses.

Estimated useful lives are as follows:

Miners	5 years
Mining Infrastructure	10 years
Land	Indefinite

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of operations and comprehensive loss.

(h)	Impairment of long-lived assets

Long-lived assets, such as property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group be tested for possible impairment, the Group first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying amount. If the carrying amount of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying amount exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary. No impairment losses were recorded for the years December 31, 2023, 2024 and 2025.

(i)	Operating leases

The Group adopted Accounting Standards Update (“ASU”) 2016-02, Leases (FASB ASC Topic 842). The adoption of Topic 842 resulted in the recognition of operating lease right-of-use (“ROU”) assets and operating lease liabilities on the consolidated balance sheets.

The Group has elected the package of practical expedients, which allows the Group not to reassess whether any expired or existing contracts are or contain leases, the lease classification for any expired or existing leases, and initial direct costs for any expired or existing leases. The Group has also elected the short-term lease exemption for all contracts with lease terms of 12 months or less.

At inception of a contract, the Group assesses whether a contract is, or contains, a lease. A contract is or contains a lease if it conveys the right to control the use of an identified asset for a period of time in exchange for consideration. To assess whether a contract is or contains a lease, the Group assesses whether the contract involves the use of an identified asset, whether it has the right to obtain substantially all of the economic benefits from the use of the asset, and whether it has the right to direct the use of the asset.

The ROU assets and related lease liabilities are recognized at the lease commencement date. The Group recognizes operating lease expenses on a straight-line basis over the lease term.

The Group recognizes ROU assets at the commencement date of the lease, which is the date the underlying asset is available for use. ROU assets are measured at cost, less accumulated amortization and impairment losses, and adjusted for any remeasurement of lease liabilities. The cost of ROU assets includes the amount of lease liabilities recognized, initial direct costs incurred, and lease payments made at or before the commencement date, less any lease incentives received.

Lease liabilities are initially measured at the present value of the outstanding lease payments at the commencement date, discounted using the Group’s incremental borrowing rate, unless the rate implicit in the lease is readily determinable. Lease payments included in the measurement of lease liabilities comprise fixed lease payments, variable lease payments that depend on an index or a rate, amounts expected to be payable under a residual value guarantee, and the exercise price of a purchase option if the Group is reasonably certain to exercise that option.

Lease liabilities are measured at amortized cost using the effective interest method and are remeasured when there is a change in future lease payments, a change in the estimate of amounts expected to be payable under a residual value guarantee, or a change in the Group’s assessment of purchase options, renewal options or termination options.

The Group reviews ROU assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Impairment losses, if any, are recognized in the consolidated statements of operations.

For arrangements in which the Group acts as a lessor, the Group evaluates the lease classification at lease commencement. The Group’s mining machine arrangements are accounted for as operating leases when the arrangements do not transfer substantially all of the risks and rewards incidental to ownership of the underlying mining machines to the lessee. Lease income from operating leases is recognized on a straight-line basis over the lease term, unless another systematic basis is more representative of the pattern in which benefit is derived from the use of the underlying assets.

(j)	Revenue recognition

The Group adopted ASC 606, “Revenue from Contracts with Customers” for all periods presented. Consistent with the criteria of ASC 606, the Group follows five steps for its revenue recognition: (i) identify the contract(s) with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract, and (v) recognize revenue when (or as) the entity satisfies a performance obligation.

The primary sources of the Group’s revenue is as follows:

(1)	Digital asset mining

The Group has entered into digital asset mining pools by executing contracts with the mining pool operators to provide computing power to the mining pool. The contracts are terminable at any time by either party and the Group’s enforceable right to compensation only begins when the Group provides computing power to the mining pool operator. In exchange for providing computing power, the Group is entitled to a fractional share of the fixed digital assets award the mining pool operator receives, for successfully adding a block to the blockchain. The Group’s fractional share is based on the proportion of computing power the Group contributed to the mining pool operator to the total computing power contributed by all mining pool participants in solving the current algorithm.

Providing computing power in digital asset transaction verification services is an output of the Group’s ordinary activities. The provision of such computing power is the only performance obligation in the Group’s contracts with mining pool operators. The transaction consideration the Group receives, if any, is noncash consideration, which the Group measures at fair value on the date received, which is not materially different than the fair value at contract inception or the time the Group has earned the award from the pools. The consideration is all variable. Because it is not probable that a significant reversal of cumulative revenue will not occur, the consideration is constrained until the mining pool operator successfully places a block (by being the first to solve an algorithm) and the Group receives confirmation of the consideration it will receive, at which time revenue is recognized. There is no significant financing component in these transactions.

Fair value of the digital assets award received is determined using the quoted price of the related digital assets at the time of receipt. There is currently no specific definitive guidance under GAAP or alternative accounting framework for the accounting for digital assets recognized as revenue or held, and management has exercised significant judgment in determining the appropriate accounting treatment. In the event authoritative guidance is enacted by the FASB, the Group may be required to change its policies, which could have an effect on the Group’s consolidated financial position and results from operations.

(k)	Income taxes

Income taxes are accounted for under the asset and liability method. Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, as well as operating loss and tax credit carryforwards, if any. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates or tax laws is recognized in the consolidated statements of comprehensive income in the period the change in tax rates or tax laws is enacted.

The Group reduces the carrying amounts of deferred tax assets by a valuation allowance, if based on the available evidence, it is “more-likely-than-not’’ that such assets will not be realized. Accordingly, the need to establish valuation allowances for deferred tax assets is assessed at each reporting period based on a “more-likely-than-not’’ realization threshold. This assessment considers, among other matters, the nature, frequency and severity of current and cumulative losses, forecasts of future profitability, the duration of statutory carryforward periods, and the Group’s experience with operating loss and tax credit carryforwards, if any, not expiring.

The Group recognizes in its financial statements the impact of a tax position if that position is “more-likely-than-not’’ to prevail based on the facts and technical merits of the position. Tax positions that meet the “more-likely-than-not’’ recognition threshold are measured at the largest amount of tax benefit that has a greater than fifty percent likelihood of being realized upon settlement. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. Interest and penalties recognized related to unrecognized tax benefits are classified as income tax expense in the consolidated statements of comprehensive income.

(l)	Share based compensation

The Group accounts for share-based compensation in accordance with ASC 718, Compensation — Stock Compensation. Share-based awards granted to employees, directors and consultants are measured at the grant-date fair value of the awards and recognized as compensation expense over the requisite service period, with a corresponding credit to additional paid-in capital. For awards that do not require future service or other vesting conditions, the Group recognizes the related compensation expense on the grant date.

The grant-date fair value of share-based awards is determined based on the terms of the awards and available market information. When applicable, the Group uses the closing market price of the Company’s ordinary shares on the grant date as the basis for measuring the fair value of the awards. Forfeitures are accounted for when they occur.

(m)	Contingencies

In the normal course of business, the Group is subject to loss contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters, including, among others, government investigations, shareholder lawsuits, and non-income tax matters. An accrual for a loss contingency is recognized when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. If a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, is disclosed.

(ac)	Fair value measurements

The Group applies ASC 820, Fair Value measurements and Disclosures, for fair value measurements financial assets and financial liabilities and for fair value measurements of non-financial items that are recognized or disclosed at fair value in the financial statements on a recurring and non-recurring basis. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Group considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability. ASC 820 also establishes a framework for measuring fair value and expands disclosures about fair value measurements.

ASC 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes three levels of inputs that may be used to measure fair value.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

●	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Group has the ability to access at the measurement date.

●	Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

●	Level 3 inputs are unobservable inputs for the asset or liability.

The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety. In situations where there is little, if any, market activity for the asset or liability at the measurement date, the fair value measurement reflects management’s own judgments about the assumptions that market participants would use in pricing the asset or liability. Those judgments are developed by management based on the best information available in the circumstances.

The carrying amounts of cash and cash equivalents, accounts receivable, amounts due from related parties, accounts payable, amounts due to related parties, accrued expenses and other payables as of December 31, 2023, 2024 and 2025 approximate their fair values because of short maturity of these instruments.The carrying amounts of short-term loans approximate their fair values due to their short-term maturities and because the interest rates used to discount the expected cash flows approximate market interest rates.

(ad)	Net income/(loss) per share

Basic net income/(loss) per share is computed by dividing net income/(loss) attributable to shareholders of the Group by the weighted average number of ordinary shares outstanding during the year. Diluted net income/(loss) per share reflects the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised into common shares. Ordinary share equivalents are excluded from the computation of the diluted net income/(loss) per share in years when their effect would be anti-dilutive. The Group has non-vested shares which could potentially dilute basic income/(loss) per share in the future. To calculate the number of shares for diluted net income/(loss) per share, the effect of the non-vested shares is computed using the treasury stock method.

(ae)	Recently issued accounting pronouncements

In September 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The FASB is issuing the amendments to enhance the transparency and decision usefulness of income tax disclosures. Investors currently rely on the rate reconciliation table and other disclosures, including total income taxes paid, to evaluate income tax risks and opportunities. While investors find these disclosures helpful, they suggested possible enhancements to better (1) understand an entity’s exposure to potential changes in jurisdictional tax legislation and the ensuing risks and opportunities, (2) assess income tax information that affects cash flow forecasts and capital allocation decisions, and (3) identify potential opportunities to increase future cash flows. The FASB decided that the amendments should be effective for public business entities for annual periods beginning after December 15, 2024. Early adoption is permitted. The adoption of this guidance did not have a material impact on its financial position, results of operations and cash flows.

In July 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in ASU 2023-07 improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. The amendments in ASU 2023-07 improve financial reporting by requiring disclosure of incremental segment information on an annual and interim basis for all public entities to enable investors to develop more decision-useful financial analyses. The amendments are effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The adoption of this guidance did not have a material impact on its financial position, results of operations and cash flows.

In December 2023, the FASB issued ASU No. 2023-08, Accounting for and Disclosure of Crypto Assets (Subtopic 350-60). This ASU requires certain crypto assets to be measured at fair value separately in the balance sheet and income statement each reporting period. This ASU also enhances the other intangible asset disclosure requirements by requiring the name, cost basis, fair value, and number of units for each significant crypto holding. The ASU is effective for annual periods beginning after December 15, 2024, including interim periods within those fiscal years. Adoption of the ASU requires a cumulative-effect adjustment to the opening balance of retained earnings as of the beginning of the annual reporting period in which an entity adopts the amendments. Early adoption is also permitted, including adoption in an interim period. However, if the ASU is early adopted in an interim period, an entity must adopt the ASU as of the beginning of the fiscal year that includes the interim period. This ASU will result in gains and losses recorded in the consolidated financial statements of operations and additional disclosures when adopted. We are currently evaluating the adoption of this ASU and it will affect the carrying value of our crypto assets held and the gains and losses relating thereto, once adopted.

In March 2024, the FASB issued ASU 2024-01, “Compensation-Stock Compensation (Topic 718): Scope Application of Profits Interest and similar Awards” For public business entities, the amendments in this Update are effective for annual periods beginning after December 15, 2024，and interim periods within those annual periods. For all other entities, the amendments are effective for annual periods beginning after December 15, 2025 and interim periods within those annual periods, Early adoption is permitted for both interim and annual financial statements that have not yet been issued or made available for issuance. if an entity adopts the amendments in an interim period, it should adopt them as of the beginning of the annual period that includes that interim period.

In March 2024, the FASB issued ASU 2024-02, “Codification Improvements — Amendments to Remove References to the Concepts Statements”. This update contains amendments to the Codification that remove references to various FASB Concepts Statements. These changes remove references to various Concepts Statements and the amendments apply to all reporting entities within the scope of the affected accounting guidance. The amendments in this Update are effective for public business entities for fiscal years beginning after December 15, 2024. Early application of the amendments in this Update is permitted for any fiscal year or interim period for which financial statements have not yet been issued (or made available for issuance). The Company believes the future adoption of this ASU is not expected to have a material impact on its financial statements.

In November 2024, the FASB issued ASU 2024-03, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”), and in January 2025, the FASB issued ASU 2025-01, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date (“ASU 2025-01”). ASU 2024-03 requires public business entities to disclose additional information about specific expense categories included in relevant expense captions presented on the face of the income statement, including, among others, purchases of inventory, employee compensation, depreciation, amortization and depletion. ASU 2024-03, as clarified by ASU 2025-01, is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the impact that the adoption of this guidance will have on its consolidated financial statement disclosures.

In January 2025, the FASB issued ASU 2025-01 Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40). The Board issued Update 2024-03 on November 4, 2024. Update 2024-03 states that the amendments are effective for public business entities for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Following the issuance of Update 2024-03, the Board was asked to clarify the initial effective date for entities that do not have an annual reporting period that ends on December 31 (referred to as non-calendar year-end entities). Because of how the effective date guidance was written, a non-calendar year-end entity may have concluded that it would be required to initially adopt the disclosure requirements in Update 2024-03 in an interim reporting period, rather than in an annual reporting period. The Board’s intent in the basis for conclusions of Update 2024-03 is clear that all public business entities should initially adopt the disclosure requirements in the first annual reporting period beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027. However, the Board acknowledges that there was ambiguity between the intent in the basis for conclusions in Update 2024-03 and the transition guidance that was included in the Codification when Update 2024-03 was issued.

In February 2025, the FASB issued ASU 2025-02, Liabilities (Topic 405): Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 122 (“ASU 2025-02”), which amends the Accounting Standards Codification to remove the text of SEC Staff Accounting Bulletin No. 121, Accounting for Obligations to Safeguard Crypto-Assets an Entity Holds for Its Platform Users, following the issuance of SEC Staff Accounting Bulletin No. 122. ASU 2025-02 is effective immediately. The Company currently does not hold crypto-assets for platform users or provide crypto-asset safeguarding services to platform users. Accordingly, the adoption of ASU 2025-02 is not expected to have a material impact on the Company’s consolidated financial statements.

In July 2025, the FASB issued ASU 2025-05, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets (“ASU 2025-05”). The amendments provide a practical expedient for all entities, and an accounting policy election for entities other than public business entities, when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under Topic 606. ASU 2025-05 is effective for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. Early adoption is permitted. The Company is currently evaluating the impact that the adoption of this guidance will have on its consolidated financial statements and related disclosures, and does not expect the adoption to have a material impact.

In December 2025, the FASB issued ASU 2025-11, Interim Reporting (Topic 270): Narrow-Scope Improvements, which clarifies the scope, form and content, and disclosure requirements for interim financial statements prepared in accordance with U.S. GAAP. The amendments clarify that ASC 270 applies to all entities that provide interim financial statements and notes in accordance with U.S. GAAP, provide a comprehensive list of interim disclosures currently required by U.S. GAAP, and introduce a disclosure principle requiring entities to disclose events occurring since the end of the most recent annual reporting period that have a material impact on the entity. The amendments are effective for interim reporting periods within annual reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the impact that the adoption of this ASU will have on its interim financial statement disclosures.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Group does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows or disclosures.

4.	Risks and Concentration

Credit and concentration risk

Assets that potentially subject the Group to significant concentration of credit risk primarily consist of cash and cash equivalents. As of December 31, 2025, substantially all of the Group’s cash and cash equivalents were deposited in financial institutions located in the United States, Singapore, and Hong Kong, which management believes are of high credit quality.

5.	Accounts receivables

	As of December 31,	As of December 31,
	2024	2025
	US$’000	US$’000
Accounts receivable	5,477	6,223

6.	Prepayments and other current assets

The prepayments and other current assets consist of the following:

	As of December 31,	As of December 31,
	2024	2025
	US$’000	US$’000
Prepayments and other current assets
Prepayment for equipment	1,895	260
Deposits*	1,181	3,394
Others**	295	1,338
Less: Allowance for credit loss	(480)	(480)
Total	2,891	4,512

*	A March 2024 US$0.5 million deposit paid for a terminated Bitcoin mining facility acquisition remains partially unrecovered, with US$0.48 million outstanding due to counterparty default. A full impairment loss was recognized based on assessed credit risks.

**	The others mainly include prepaid consulting service fees and other sundry receivables.

7.	Digital assets

	As of December 31,	As of December 31,
	2024	2025
	US$’000	US$’000
BTC	1,085	2,462
DOGE	-	157
ETH	-	4,921
LTC	-	33
Total	1,085	7,573

Additional information about digital assets:

For the year ended December 31, 2025, the Company generated digital assets through mining services, including bitcoin, Dogecoin and Litecoin, and also acquired digital assets through purchases, including Ethereum. The following table presents additional information about digital assets for the years ended December 31, 2025 and 2024, respectively:

	As of December 31,	As of December 31,
	2024	2025
	US$’000	US$’000
Opening balance	436	1,085
Receipt of digital assets from mining services	1,190	1,790
Receipt of digital assets from hosting services	-	450
Purchases of digital assets	-	7,001
Conversions among digital assets and stablecoins	(662)	(2,641)
Borrowed from third party / repaid to a third party	121	(130)
Others	-	18
Ending balance	1,085	7,573

For the years ended December 31, 2023, 2024 and 2025, the Group recognized impairment losses of nil against bitcoins.

8.	Equity method investments

In December 2021, the Group had entered into an agreement with industry experts to establish a joint venture, Met Chain Co Limited under the laws of Hong Kong (the “2021 Joint Venture”), specializing in the research and development (“R&D”), production, and sales of cryptocurrency mining equipment. Upon the formation of the 2021 joint venture, the Group held 21% of the equity interests in the 2021 joint venture, with the option to acquire the equity interests held by the other parties to the Joint Venture Agreement under certain conditions as set forth in the Joint Venture Agreement. In November 2022, the Group had entered into an equity transfer agreement with each of the four other equity holders of Met Chain Co Limited to acquire a total of 3.3% of the equity interests in Met Chain Co Limited from the four equity holders, in consideration for such number of ordinary shares of the Company, par value $0.06 per share, valued at RMB7,120,478. In September 2024, the Group had entered into an equity transfer agreement with each of the four other equity holders of Met Chain Co Limited to acquire a total of 5.23% of the equity interests in Met Chain Co Limited from the four equity holders, in consideration for such number of ordinary shares of the Company, par value $0.06 per share, valued at US$ 1,050,400. As of December 31, 2024 and December 31, 2025, the Group held 29.53% and 29.53% of the equity interests in Met Chain Co Limited, respectively.

The Group recognized gain on equity method investments of $12,000, $75,000 and $91,000 for the year ended December 31, 2023, 2024 and 2025, respectively.

9.	Property and equipment, net

Property and equipment consists of the following:

	As of December 31,	As of December 31,
	2024	2025
	US$’000	US$’000
Cost:
Digital asset mining facilities and machines	20,321	25,068
Land(1)	-	1,882
Construction in progress		1,318
Total cost	20,321	28,268

Less: Accumulated depreciation	8,151	12,296

Property and equipment, net	12,170	15,972

(1)	In February 2025, the Company, through its subsidiary, signed a purchase agreement to purchase certain real property located in Dooly County, Georgia, United States.

Depreciation expense recognized for the years ended December 31, 2023, 2024 and 2025 were US$3,151, and US$3,671, and US$4,141, respectively.

10.	Income tax

(a)	Cayman Islands

Under the current tax laws of Cayman Islands, the Company is not subject to tax on income, corporation or capital gain, and no withholding tax is imposed upon the payment of dividends to shareholders.

(b)	BVI

Under the current tax laws of the BVI, the Company’s BVI subsidiaries are not subject to any income taxes in the BVI.

(c)	Hong Kong Profits Tax

Under the current Hong Kong Inland Revenue Ordinance, the Group’s Hong Kong subsidiaries are subject to Hong Kong profits tax on its taxable income generated from the operations in Hong Kong. A Two-tiered Profits Tax rates regime was introduced since year 2018 where the first HK$2,000 of assessable profits earned by a company will be taxed at half the current tax rate (8.25%) whilst the remaining profits will continue to be taxed at 16.5%. There is an anti-fragmentation measure where each group will have to nominate only one company in the group to benefit from the progressive rates. Payments of dividends by the subsidiaries to the Company are not subject to withholding tax in Hong Kong.

11.	Short term loans

In 2023, the Group used BTC as collateral on Binance and applied for a collateralized loan of 181,500 USDT. These loans have no fixed term and can be repaid at any time. As of December 31, 2023, the Group had 4.09 BTC pledged as collateral, with an outstanding loan balance of 125,000 USDT. As of December 31, 2024, the Group had 11.62 BTC pledged as collateral, with an outstanding loan balance of 499,000 USDT. As of December 31, 2025, the Group had 13.18 BTC and 1,480.27 ETH pledged as collateral, with an outstanding loan balance of 2,166,422 USDT.

12.	Loss per share

Basic and diluted net loss per share for each of the years presented are calculated as follow:

	For the Years Ended December 31,
	2023	2024	2025
	(in thousands of US$,except share data and per share data)
Losses per share—basic
Numerator:
Net loss available to shareholders of the Company - basic and diluted	(2,824)	(1,989)	(9,061)
Denominator
Weighted average number of ordinary shares - basic	1,494,333	3,023,327	8,222,890
Effect of dilutive securities	-	-	-
Dilutive effect of non-vested shares	1,494,333	3,023,327	8,222,890
Denominator for diluted net loss per share
Losses per share — basic	(1.89)	(0.66)	(1.10)
Losses per share — diluted	(1.89)	(0.66)	(1.10)

13.	Share-based compensation

The Group adopted the 2020 employee equity incentive plan (“2020 Plan”) for the granting of share-based awards to executive management, key employees and directors of the Group in exchange for their services.

According to the term of the 2020 Plan, the awarded share units would be contingently redeemable upon the occurrence of certain events. The repurchase price is determined based on a number of factors, including but not limited to the original subscription price of the share units and the business performance of the Group. The Group has made an assessment of the cash settlement feature in the award and the probability of the contingent event’s occurrence. Based on the assessment, the Group concluded that the cash settlement feature could be exercised only on the occurrence of a contingent event that is outside the employee’s control, and is not probable of occurring. Accordingly, the Group classified the award as equity.

The Group accounts for the compensation cost based on the fair value of the awarded share units on the grant-date, on which all criteria for establishing the grant dates are satisfied. The grant-date fair value of the awarded share units is recognized as compensation expense, net of estimated forfeitures, over the period during which an employee is required to provide service in exchange for the award, which is generally the vesting period.

The Company recorded share-based compensation expenses of $138,000, $571,000 and $1,827,000 for the years ended December 31, 2023, 2024 and 2025, respectively, which were charged to general and administrative expenses. As of December 31, 2025, there was no unrecognized compensation expense related to non-vested share-based compensation arrangements.

14.	Equity

Ordinary shares

On September 27, 2019, the Company was authorized to issue 500,000,000 ordinary shares with a par value of $0.0001 per share. Holder of the Company’s ordinary shares are entitled to one vote for each share.

On July 10, 2018, Meten International was incorporated as limited liability company with authorized share capital of 380,000 Hong Kong dollar (“HK$”) divided into 38,000,000 shares with par value HK $0.01 each. After the incorporation of Meten International, the Founder and Pre-listing Investors subscribed 47,035 ordinary shares of Meten International at par value of HK $0.01.

In December 2018, Meten International increased its authorized share capital by creation of 500,000,000 shares with par value of US$0.0001 and issued 318,601,222 ordinary shares of US$0.0001 each, and repurchased the 47,035 existing issued ordinary shares of HK $0.01 par value each and decreased the authorized share capital by cancellation of all unissued shares of HK$0.01 each.

On March 30, 2020, the Company consummated its acquisition of Meten International and EdtechX, pursuant to the Merger Agreement. A total of 318,601,222 ordinary shares of Meten International were converted to 48,391,607 ordinary shares of the Company. A total of 1,971,505 ordinary share of EdtechX were converted to the equal shares of the Company.

Immediately prior to the Business Combination, Azimut Enterprises Holdings S.r.l. invested $20,000 in EdtechX to purchase 2,000,000 units of EdtechX, which were converted into same number of units of the Company upon closing of the Business Combination.

In connection with the Business Combination, on February 28, 2020, March 19, 2020 and March 26, 2020, three unrelated investors agreed to invest US$6,000, US$4,000 and US$6,000, respectively, to purchase shares of the Company. The two $6,000 financings were completed on March 30, 2020, and the US$4,000 financing was terminated on April 14, 2020 as the investor failed to pay the purchase price by the agreed deadline.

In connection with the Business Combination, the Company adopted a new incentive plan to replace the 2018 Plan. The Company rolled over awards granted under the 2013 Plan and 2018 Plan with the same amount and terms. As a result, options to purchase 3,050,701 of the Company’s ordinary shares were issued and outstanding on March 30, 2020. Additionally, the Company reserved for issuance pursuant to the plan one percent (1%) of the total issued and outstanding ordinary shares on the closing date (being 531,005 ordinary shares), and will reserve an additional 1% of then-outstanding shares each year for a period of four years following the first anniversary of the closing date of the Business Combination.

On January 4, 2021, the Company issued 1,327,514 Ordinary Shares under the Company’s 2020 share incentive plan to Pan Yanqiong, the Chief Marketing Officer of Likshuo.

The Company offered 40,000,000 ordinary shares, par value US$0.0001 per share, pursuant to the prospectus supplement and the accompanying prospectus, at a purchase price of US$1.00 per share on May 21, 2021.

On September 1, 2021, the Company offered 22,500,000 ordinary shares, par value US$0.0001 per share at a purchase price of US$0.30 per share.

On November 9, 2021, the Company entered into a securities purchase agreement with certain investors, to sell an aggregate of 33,333,334 ordinary shares, par value $0.0001 per share, of the Company, at an offering price of $0.60 per share.

On May 4, 2022, the Company completed a thirty for one reverse stock split (the “Reverse Split”) of its issued and outstanding ordinary shares, par value $0.003 per share.

On June 29, 2022, the Company approved the proposal to increase their authorized share capital from US$50,000 divided into 16,666,667 ordinary shares of par value of US$0.003 each to US$1,500,000 divided into 500,000,000 ordinary shares of par value of US$0.003 each.

On August 4, 2022, the Company offered 1,470,475 ordinary shares, par value US$0.0001 per share at a purchase price of US$0.30 per share.

On November 10, 2022, the Company issued 3,532,841 ordinary shares of the Company, par value $0.003 per share, valued at RMB7,120,478, to the four equity holders to acquire 3.3% of the equity interests in the Joint Venture.

On June 7, 2023 and July 10, 2023, the Company has entered into an asset purchase agreement with two unaffiliated third parties to acquire 200 units of Antminer S19j Pro (110 TH/s), Bitcoin mining machines, and has issued to the sellers 227,456 ordinary shares of the Company.

On August 1, 2023, the Company has entered into subscription agreements with two foreign investors, including an institutional investor, Future Satoshi Ltd, and an individual investor, for the issue and sale of 200,000 ordinary shares of the Company, with a par value of $0.06 per share, for total gross proceeds of $1,000,000, or $5 per share.

On August 23, 2023, the Company completed a twenty for one share consolidation (the “2023 Share Consolidation”, together with the 2022 Share Consolidation, the “Share Consolidations”) of its issued and outstanding ordinary shares, par value $0.06 per share.

On October 5, 2023, the Company has entered into an asset purchase agreement with two unaffiliated third parties to acquire 220 units of Antminer S19j Pro, Bitcoin mining machines, and has issued to the sellers 276,572 ordinary shares of the Company.

On December 14, 2023, the Company has entered into subscription agreements with three individual investors, for the issue and sale of 303,497 ordinary shares of the Company, par value US$0.06 per share (the “Ordinary Shares”), for total gross proceeds of $1,014,286, or US$3.342 per share.

On January 5, 2024 the Company offered 303,497 ordinary shares, par value US$0.06 per share (the “Ordinary Shares”), under the subscription agreements on December 14, 2023.

On March 19, 2024, the Company issued 209,753 ordinary shares, under the Company’s share incentive plan, par value of $0.06 per share.

On July 23, 2024 the Company offered 166,667 ordinary shares, par value US$0.06 per share (the “Ordinary Shares”), under the acquisition agreement on June 28, 2024.

On September 16, 2024, the Company issued 520,000 ordinary shares of the Company, par value US$0.06 per share, to the four equity holders to acquire 5.23% of the equity interests in the Joint Venture.

On November 13 and 15, 2024, the Company issued 727,425 and 120,372 ordinary shares of the Company, par value US$0.06 per share, in connection with a cashless warrant exercise.

On December 9, 2024, the Company offered 880,000 ordinary shares, par value US$0.06 per share at a purchase price of US$8.0 per share.

In December, 2024, the Company issued 1,408,791 ordinary shares of the Company, par value US$0.06 per share upon the exercise of pre-funded warrants.

On January 17, 2025, the Company offered 439,935 ordinary shares, par value US$0.06 per share. These shares were issued upon the exercise of previously issued pre-funded warrants. Each Pre-Funded Warrant was exercisable for $0.001 per ordinary share.

On April 8, 2025, and May 12, 2025, the Company issued 321,500 ordinary shares each under the Company’s share incentive plan, with a par value of $0.06 per share.

On July 15, 2025, the Company offered 2,000,000 ordinary shares, par value US$0.06 per share at a purchase price of US$3.0 per share.

As of December 31, 2024 and 2025, there were 6,434,040 and 9,516,975 ordinary shares issued and outstanding, respectively.

From the legal perspective, the Reverse Split applied to the issued shares of the Company on the date of the Reverse Split and does not have any retroactive effect on the Company’s shares prior that date. However, for accounting purposes only, references to our ordinary shares in this annual report are stated as having been retroactively adjusted and restated to give effect to the Reverse Split, as if the Reverse Split had occurred by the relevant earlier date.

Warrants

As of December 31, 2020, there were 12,705,000 warrants outstanding. the warrants have been trading on the Nasdaq Market under the symbol “METXW” since May 27, 2020.

On January 8, 2021, the Company successfully completed a tender offer for its warrants to purchase ordinary shares at a reduced exercise price of $1.40. The offer expired at 11:59 p.m. Eastern time on January 5, 2021.

The Company raised $6,192,286.80 in gross proceeds from the cash exercise of 4,423,062 warrants of the Company as part of the tender offer. In addition, 2,629,812 warrants to purchase ordinary shares of the Company were validly tendered for cashless exercise, resulting in the issuance of 1,364,512 ordinary shares of the Company.

The Company offered its existing loyal warrant holders the opportunity to exercise their warrants at $1.40 from the initial warrant exercise price at $11.50. Approximately 55.5% of the Company’s outstanding warrants were exercised in the tender offer.

Net proceeds are anticipated to be approximately $5,730,000 after deducting information agent fees, placement agent fees and other offering expenses and are expected to primarily be used for potential acquisitions and working capital and for general corporate purposes.

On February 19, 2021, 336,001 warrants to purchase ordinary shares were validly tendered for cashless exercise, resulting in the issuance of 336,001 ordinary shares. The exercise price of the warrants was $2.50 per share.

The Company offered 40,000,000 ordinary shares, par value US$0.0001 per share, pursuant to the prospectus supplement and the accompanying prospectus, at a purchase price of US$1.00 per share on May 21, 2021. Since the offering price per share of this offering was $1.00 per share, which was lower than $2.50 per share, the exercise price for outstanding warrants was reduced to $1.00 upon closing of the offering on May 21, 2021.

On September 1, 2021, the Company offered 22,500,000 ordinary shares, par value US$0.0001 per share at a purchase price of US$0.30 per share. The Company also offered 177,500,000 pre-funded warrants to purchase 177,500,000 ordinary shares, exercisable at an exercise price of $0.0001 per share (the “Pre-funded Warrants”, each a “Pre-funded Warrant”), to those purchasers whose purchase of ordinary shares in the offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding ordinary shares immediately following the consummation of the offering. The purchase price of each Pre-funded Warrant is $0.2999, which equals the price per ordinary share being sold to the public in that offering, minus $0.0001. The Pre-funded Warrants became immediately exercisable upon issuance and may be exercised at any time until all of the Pre-funded Warrants are exercised in full.

Upon effectiveness of the Reverse Split, each outstanding warrant of the Company became exercisable for 1/30 ordinary share of the Company, and the exercise price of Company’s outstanding warrants was increased to US$9.00, adjusted from $0.30 prior to the Reverse Split and representing the temporarily reduced price based on the Company’s Tender Offer Statement on Schedule TO, as amended and supplemented, originally filed by the Company with the U.S. Securities and Exchange Commission on December 7, 2020 (the “Tender Offer”). Based on the terms of the Tender Offer, following the date on which the closing price of the Company’s ordinary shares has been equal to or greater than $90.00 per share for at least twenty (20) trading days during the preceding thirty (30) trading day period, the exercise price of the Company’s outstanding warrants would be increased to US$345.00.

On August 4, 2022, the Company offered 22,899,047 ordinary shares, par value US$0.003 per share, consisting of (a) 1,470,475 ordinary shares issuable upon the exercise of pre-funded warrants (the “Pre-Funded Warrants”) and (b) 21,428,572 ordinary shares issuable upon the exercise of investor warrants (the “Investor Warrants”). Each Pre-Funded Warrant is exercisable for $0.001 per ordinary share and may be exercised at any time until all the Pre-Funded Warrants are exercised in full; and each Investor Warrant has an exercise price of $0.70 per share, is exercisable on or after August 8, 2022 and will expire on August 9, 2027.

As a result of the August 2022 offering, the exercise price of the Company’s public warrants was reduced to $0.70 per warrant. The exercise price of the Company’s outstanding warrants will be reset to $345.00 per share on the date following which the closing price of its ordinary shares has been equal to or greater than $90.00 per share for at least twenty (20) trading days during the preceding thirty (30) trading day period, and such exercise price will no longer be subject to the “full-ratchet” anti-dilution protection.

On December 9, 2024, the Company offered 1,620,000 Pre-Funded Warran, $7.999 for each Pre-Funded Warrant, which is equal to the public offering price per Ordinary Share to be sold in the offering minus an exercise price of $0.001 per Pre-Funded Warrant.

15.	Related party transactions

In addition to the related party information disclosed elsewhere in the consolidated financial statements, the Group entered into the following material related party transactions.

Name of party	Relationship
Mr. Zhao Jishuang	A major shareholder of the Company
Mr. Guo Yupeng	A major shareholder of the Company
Mr. Peng Siguang	A major shareholder of the Company
Met Chain Co., Limited	An associate company of the company

(a)	Major transactions with related parties

	For the years Ended December 31,
	2023	2024	2025
	USD’000	USD’000	USD’000

Advances from related parties
- Mr. Zhao Jishuang	-	431	-
- Mr. Peng Siguang	-	10	-
- Mr. Guo Yupeng	-	-	-
Total	-	441	-

	For the years Ended December 31,
	2023	2024	2025
	USD’000	USD’000	USD’000

Repayment of advances from related parties
- Mr. Zhao Jishuang	2,455	2,383	-
- Mr. Peng Siguang	-	10	-
- Mr. Guo Yupeng	-	290	-
- Met Chain Co., Limited	228	1,814	-
Total	2,683	4,497	-

	For the years Ended December 31,
	2023	2024	2025
	USD’000	USD’000	USD’000

Advances to related parties
- Mr. Guo Yupeng	-	12	170
- Met Chain Co., Limited	-	188	43
- Mr. Peng Siguang	-	-	225
Total	-	200	438

(b)	Balances with related parties

	As of December 31,	As of December 31,
	2024	2025
	USD’000	USD’000
Amounts due from related parties
Current
- Mr. Guo Yupeng	12	182
- Met Chain Co., Limited	188	231
- Mr. Peng Siguang	-	225
Total	200	638

(i)	Advances from/to these related parties are unsecured, interest free and repayable on demand.

16.	Restricted net assets

There is no other restriction on use of proceeds generated by the Group’s subsidiaries to satisfy any obligations of the Company.

17.	Commitments and contingencies

Capital commitments

As of December 31, 2025, the Group had capital expenditure commitments totaling approximately $0.36 million, which were primarily related to the remaining unpaid construction costs for the Group’s first-phase 9MW cryptocurrency mining data center in Georgia, United States.

Operating lease receivables

The Group, as lessor, leases certain mining machines to a customer under an operating lease arrangement. For the year ended December 31, 2025, the Group recognized rental income of approximately $0.7 million from its mining machine rental business.

As of December 31, 2025, future minimum lease payments to be received under non-cancellable operating lease arrangements were approximately $0.5 million, all of which are expected to be received within one year.

Contingencies

From time to time, the Group may be subject to legal proceedings, claims and other contingencies arising in the ordinary course of business. As of December 31, 2025 and through the date of issuance of these consolidated financial statements, the Group was not aware of any material pending or threatened legal proceedings, claims or other contingencies that would have a material adverse effect on the Group’s financial position, results of operations or cash flows.

18.	Subsequent events

Subsequent Acquisition of Additional Equity Interest in Met Chain Co., Limited

On December 17, 2025, the Company entered into an Equity Transfer Agreement to acquire an additional 15% equity interest in Met Chain Co., Limited through a directed issuance of the Company’s ordinary shares with an aggregate value of approximately US$3.789 million. The transaction was completed in January 2026. Following the completion of the transaction, the Company’s indirect equity interest in Met Chain Co., Limited increased from 29.53% to 44.53%. This transaction has been treated as a nonrecognized subsequent event and therefore has not been reflected in the consolidated financial statements as of December 31, 2025.

Registration Statements on Form S-8

The Group filed with the U.S. Securities and Exchange Commission Registration Statements on Form S-8 March 14, 2026. This Registration Statement on Form S-8 registers under the Securities Act an aggregate of 475,000 ordinary shares.

The Company has assessed all subsequent events from December 31, 2025, up through May 11, 2026, which is the date that these consolidated financial statements were available to be issued, and has determined that, there are no additional material subsequent events to disclose in these consolidated financial statements other than noted above.

18,421,050 Ordinary Shares

BTC Digital Ltd.

Prospectus dated August 24, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty.

Our articles of association provide that we will indemnify every director, secretary, assistant secretary, or other officer for the time being and from time to time of our Company (but not including our auditors) and the personal representatives of the same and from: (a) all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by such person, other than by reason of such person’s own dishonesty, willful default, or fraud, in or about the conduct of our business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of that person’s duties, powers, authorities, or discretions; and (b) without limitation to paragraph (a) above, all costs, expenses, losses, or liabilities incurred by such person in defending (whether successfully or otherwise) any civil proceedings concerning us or our affairs in any court, whether in the Cayman Islands or elsewhere.

We have agreed to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Item 7. Recent Sales of Unregistered Securities

During the past three years, we have issued the following securities. We believe that each of the following issuances was exempted from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering, or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. The underwriter was not involved in these issuances of securities.

On June 26, 2026, the Company entered into the Purchase Agreement with certain institutional investors (the “Purchasers”), pursuant to which the Company agreed to sell 6,140,350 Common Units (or Pre-Funded Units) for approximately $7,000,000 (the “Offering”). Each Common Unit consists of (i) one (1) ordinary share, par value $0.06 per share (an “Ordinary Share”), or one (1) pre-funded warrant and (ii) two (2) Common Warrants, each exercisable for one (1) Ordinary Share at an exercise price of $1.71 per warrant share. Each Pre-Funded Unit (the "Pre-Funded Units") consists of (i) one (1) Pre-Funded Warrant and (ii) two (2) Common Warrants. The price per Common Unit was $1.14 (or $1.13999 per Pre-Funded Unit, equal to the price per Common Unit less the nominal exercise price of each Pre-Funded Warrant).

Each Pre-Funded Warrant is exercisable for one (1) Ordinary Share at a nominal exercise price of $0.00001 per share, with the aggregate exercise price having been pre-funded to the Company on or prior to the Initial Exercise Date, and is exercisable immediately upon issuance until exercised in full. Alternatively, the Pre-Funded Warrants may be exercised on a cashless basis. For each Pre-Funded Unit sold in the offering, the number of Common Units in the offering will be decreased on a one-for-one basis.

The initial exercise price of each Common Warrant is $1.71 per Ordinary Share. The Common Warrants are exercisable immediately and expire 60 months after the initial issuance date. The number of Ordinary Shares issuable under the Common Warrants are subject to adjustments for stock splits, dividends, and fundamental transactions as further described in the form of Common Warrant filed as an exhibit hereto. Investors should review the form of Common Warrant carefully for a complete description of the adjustment and anti-dilution provisions applicable to the Common Warrants. The Common Warrants may be exercised on a cashless basis if there is no effective registration statement registering the issuance or resale of the warrant shares at the time of exercise. In the event of a cashless exercise, the Company would not receive cash proceeds from such exercise, which could adversely affect the Company's liquidity.

Subject to limited exceptions, a Purchaser may not exercise any portion of its Pre-Funded Warrants or Common Warrants to the extent that, upon such exercise, such Purchaser would own more than 4.99% (or 9.99% at such Purchaser’s election) of the Ordinary Shares then outstanding immediately after such exercise. At such Purchaser’s option, upon notice to the Company, such Purchaser may increase or decrease this beneficial ownership limitation not to exceed 9.99% of the Ordinary Shares then outstanding, provided that any such increase shall become effective upon 61 days’ prior notice to the Company.

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits

See Exhibit Index beginning on page II-4 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

Item 9. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(a)	The undersigned registrant hereby undertakes that:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offerings.

(4)	to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act (15 U.S.C. 77j(a)(3)) need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)	that, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	if the issuer is relying on Rule 430B:

(A)	each prospectus filed by the undersigned issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offerings described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	if the issuer is relying on Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offerings required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offerings prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	the portion of any other free writing prospectus relating to the offerings containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offerings made by the undersigned Registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that:

(1)	for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Description
3.1	Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 1.1 of the Annual Report on Form 20-F (File No. 001-39258) initially filed with the Securities and Exchange Commission on May 11, 2026)

4.1	Specimen Ordinary Shares Certificate, as currently effective (incorporated by reference to Exhibit 2.2 of the Annual Report on Form 20-F (File No. 001-39258) initially filed with the Securities and Exchange Commission on May 11, 2026)

4.2	Description of Share Capital incorporated by reference to Exhibit 2.1 of the Annual Report on Form 20-F (File No. 001-39258) initially filed with the Securities and Exchange Commission on May 11, 2026)

4.3	Form of Pre-Funded Warrants (incorporated by reference to Exhibit 4.1 of the Annual Report on Form 6-K (File No. 001-39258) initially filed with the Securities and Exchange Commission on July 6, 2026)

4.4	Form of Common Warrants (incorporated by reference to the Report on Form 6-K (File No. 001-39258) filed with the Securities and Exchange Commission on July 6, 2026)

5.1*	Opinion of Conyers Dill & Pearman regarding the validity of the Ordinary Shares being registered

10.1	The ESOP Plan(incorporated by reference to Exhibit 4.1 of the Annual Report on Form 20-F (File No. 001-39258) initially filed with the Securities and Exchange Commission on May 11, 2026)

10.2	Form of Indemnification Agreement with our directors and executive officers (incorporated by reference to Exhibit 4.2 of the Annual Report on Form 20-F (File No. 001-39258) initially filed with the Securities and Exchange Commission on May 11, 2026)

10.3	Form of Employment Agreement between the Company and its executive officers (incorporated by reference to Exhibit 4.3 of the Annual Report on Form 20-F (File No. 001-39258) initially filed with the Securities and Exchange Commission on May 11, 2026)

10.4	Joint Venture Agreement between the Company and certain individuals, dated December 20, 2021 (incorporated by reference to Exhibit 4.4 of the Annual Report on Form 20-F (File No. 001-39258) initially filed with the Securities and Exchange Commission on May 11, 2026)

10.5	Strategic Cooperation Agreement between the Company and AGM Group Holdings Inc., dated October 26, 2021 (incorporated by reference to Exhibit 4.5 of the Annual Report on Form 20-F (File No. 001-39258) initially filed with the Securities and Exchange Commission on May 11, 2026)

10.6	Hosting Agreement entered into by and between Exponential Digital, Inc. and Meten Service USA Corp., dated January 11, 2022 (incorporated by reference to Exhibit 4.6 of the Annual Report on Form 20-F (File No. 001-39258) initially filed with the Securities and Exchange Commission on May 11, 2026)

10.7	English Translation of the Mining Machine Rental Agreement entered into by and between Meten Holding Group Ltd. and Lobo Group Limited, dated October 4, 2022 (incorporated by reference to Exhibit 4.7 of the Annual Report on Form 20-F (File No. 001-39258) initially filed with the Securities and Exchange Commission on May 11, 2026)

10.8	Loan and Security Agreement by and between Meten Holding Group Ltd. and JM DIGITAL INC., dated October 1, 2022 (incorporated by reference to Exhibit 4.12 of the Annual Report on Form 20-F (File No. 001-39258) initially filed with the Securities and Exchange Commission on May 11, 2026)

10.9	Sales and Purchase Agreement Between BITMAIN TECHNOLOGIES DELAWARE LIMITED and Meten Block Chain LLC (incorporated by reference to Exhibit 4.9 of the Annual Report on Form 20-F (File No. 001-39258) initially filed with the Securities and Exchange Commission on May 11, 2026)

10.10	English Translation of the Asset Transfer Agreement entered into by and among Meten Holding Group Ltd., Jianyu Guo and Tianying Zheng, dated June 7, 2023 (incorporated by reference to Exhibit 4.10 of the Annual Report on Form 20-F (File No. 001-39258) initially filed with the Securities and Exchange Commission on May 11, 2026)

10.11	English Translation of Amendment No. 1 to the Asset Transfer Agreement entered into by and among Meten Holding Group Ltd., Jianyu Guo and Tianying Zheng, dated July 10, 2023 (incorporated by reference to Exhibit 4.11 of the Annual Report on Form 20-F (File No. 001-39258) initially filed with the Securities and Exchange Commission on May 11, 2026)

10.12	Subscription Agreement entered into by and between the Company and FU Qinyun, dated August 1, 2023 (incorporated by reference to Exhibit 4.12 of the Annual Report on Form 20-F (File No. 001-39258) initially filed with the Securities and Exchange Commission on May 11, 2026)

10.13	Subscription Agreement entered into by and between the Company and Future Satoshi Ltd., dated August 1, 2023 (incorporated by reference to Exhibit 4.13 of the Annual Report on Form 20-F (File No. 001-39258) initially filed with the Securities and Exchange Commission on May 11, 2026)

10.14	Form of Subscription Agreement (incorporated by reference to Exhibit 4.14 of the Annual Report on Form 20-F (File No. 001-39258) initially filed with the Securities and Exchange Commission on May 11, 2026)

10.15	English Translation of Asset Purchase Agreement dated October 5, 2023 (incorporated by reference to Exhibit 4.15 of the Annual Report on Form 20-F (File No. 001-39258) initially filed with the Securities and Exchange Commission on May 11, 2026)

10.16	The Acquisition Agreement among Meten Service USA Corp., BTC Digital Ltd., and Mine Crypto Pro Inc. (incorporated by reference to Exhibit 4.16 of the Annual Report on Form 20-F (File No. 001-39258) initially filed with the Securities and Exchange Commission on May 11, 2026)

10.17	The Asset Purchase Agreement with BITMAIN TECHNOLOGIES DELAWARE LIMITED (incorporated by reference to Exhibit 4.17 of the Annual Report on Form 20-F (File No. 001-39258) initially filed with the Securities and Exchange Commission on May 11, 2026)

10.18	Loan Agreement, dated May 26, 2026, by and between Siguang Peng and BTC Digital Ltd. (incorporated by reference to Exhibit 99.1 to the Form 6-K filed by the Company with the SEC on May 26, 2026)

10.19	Securities Purchase Agreement, dated June 26, 2026, by and among BTC Digital Ltd. and the investors party thereto (incorporated by reference to the Report on Form 6-K (File No. 001-39258) filed with the Securities and Exchange Commission on July 6, 2026)

10.20	Registration Rights Agreement, dated June 26, 2026, by and among BTC Digital Ltd. and the investors party thereto (incorporated by reference to the Report on Form 6-K (File No. 001-39258) filed with the Securities and Exchange Commission on July 6, 2026)

23.1*	Consent of Audit Alliance LLP

23.2*	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

23.3**	Consent of Guangdong Duojia Law Firm

24.1*	Powers of Attorney (included on signature page)

99.1	Code of Ethics of the Registrant (incorporated by reference to Exhibit 14.1 of the Annual Report on Form 20-F (File No. 001-39258) initially filed with the Securities and Exchange Commission on May 11, 2026)

101.INS**	Inline XBRL Instance Document

101.SCH**	Inline XBRL Taxonomy Extension Schema Document.

101.CAL**	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF**	Inline XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB**	Inline XBRL Taxonomy Extension Label Linkbase Document.

101.PRE**	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

107*	Filing Fee Table

*	Previously filed.
**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on August 24, 2026.

BTC Digital Ltd.

By:	/s/ Siguang Peng
Name:	Siguang Peng
Title:	Chief Executive Officer and Director

Power of Attorney

Each person whose signature appears below constitutes and appoints Siguang Peng and Yupeng Guo, and each of them, as attorneys-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorneys and agents may deem necessary or desirable to enable the registrant to comply with the Securities Act, and any rules, regulations, and requirements of the U.S. Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of securities of the registrant, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the U.S. Securities and Exchange Commission with respect to such securities, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Siguang Peng	Chief Executive Officer, and Director	August 24, 2026
Name: Siguang Peng	(Principal Executive Officer)

/s/ Yupeng Guo	Acting Chief Financial Officer	August 24, 2026
Name: Yupeng Guo	(Principal Financial and Accounting Officer)

/s/ Xu Peng	Director and Chairman of the Board of Directors	August 24, 2026
Name: Xu Peng

/s/ Ye Ren	Independent Director	August 24, 2026
Name: Ye Ren	(Director)

/s/ Zhiyi Xie	Independent Director	August 24, 2026
Name: Zhiyi Xie	(Director)

/s/ Yuejun Jiang	Independent Director	August 24, 2026
Name: Yuejun Jiang	(Director)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of BTC Digital Ltd., has signed this registration statement thereto in Newwark, Delaware on August 24, 2026.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director